FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-02

Dated December 6, 2013	JPMBB 2013-C17

Free Writing Prospectus Structural and Collateral Term Sheet
JPMBB 2013-C17
$1,082,126,815 (Approximate Mortgage Pool Balance)

$950,919,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2013-C17

JPMorgan Chase Bank, National Association Barclays Bank PLC General Electric Capital Corporation Redwood Commercial Mortgage Corporation RAIT Funding, LLC Mortgage Loan Sellers
J.P. Morgan Co-Lead Manager and Joint Bookrunner	Barclays Co-Lead Manager and Joint Bookrunner
RBS Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated December 6, 2013	JPMBB 2013-C17

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Barclays Capital Inc. (“Barclays”) and RBS Securities Inc. (“RBS”) (each individually, an “Underwriter” and collectively, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-190246) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever.  The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials.  The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

IRS Circular 230 Notice: THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED IN THIS DOCUMENT. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAA(sf) / AAA(sf)	$62,159,000	30.000%	2.87	1/14-10/18	46.4%	14.7%
A-2	Aaa(sf) / AAA(sf) / AAA(sf)	$67,592,000	30.000%	4.85	10/18-11/18	46.4%	14.7%
A-3	Aaa(sf) / AAA(sf) / AAA(sf)	$210,000,000	30.000%	9.85	9/23-11/23	46.4%	14.7%
A-4	Aaa(sf) / AAA(sf) / AAA(sf)	$319,103,000	30.000%	9.90	11/23-12/23	46.4%	14.7%
A-SB	Aaa(sf) / AAA(sf) / AAA(sf)	$98,635,000	30.000%	7.44	10/18-9/23	46.4%	14.7%
X-A	Aaa(sf) / AAA(sf) / AAA(sf)	$841,354,000(6)	N/A	N/A	N/A	N/A	N/A
X-B	Aa3(sf) / AA-(sf) / AAA(sf)	$62,222,000(6)	N/A	N/A	N/A	N/A	N/A
A-S(7)	Aaa(sf) / AAA(sf) / AAA(sf)	$83,865,000	22.250%	9.96	12/23-12/23	51.5%	13.2%
B(7)	Aa3(sf) / AA-(sf) / AA-(sf)	$62,222,000	16.500%	9.96	12/23-12/23	55.4%	12.3%
C(7)	A3(sf) / A-(sf) / A-(sf)	$47,343,000	12.125%	9.96	12/23-12/23	58.3%	11.7%
EC(8)(9)	A1(sf) / A-(sf) / A-(sf)	$193,430,000	12.125%	9.96	12/23-12/23	58.3%	11.7%

Privately Offered Certificates(10)
Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-C	NR / NR / NR	$82,511,815(6)	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-(sf) / BBB-(sf)	$48,696,000	7.625%	10.00	12/23-1/24	61.2%	11.2%
E	NR / BB(sf) / BB(sf)	$21,642,000	5.625%	10.04	1/24-1/24	62.6%	10.9%
F	NR / B(sf) / B(sf)	$12,174,000	4.500%	10.04	1/24-1/24	63.3%	10.8%
NR	NR / NR / NR	$48,695,815	0.000%	10.04	1/24-1/24	66.3%	10.3%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates in the aggregate.

(3)
Assumes 0% CPR / 0% CDR and a December 30, 2013 closing date. Based on modeling assumptions as described in the Free Writing Prospectus expected to be dated December 6, 2013 (the “Free Writing Prospectus”).

(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated by dividing the aggregate UW NOI Debt Yield for the mortgage loans, by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B and Class X-C Notional Amounts are defined in the Free Writing Prospectus.
(7)
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged for a ratable portion of each class of Exchangeable Certificates.

(8)
Although the Class EC Certificates are listed below the Class C Certificates in the chart, the Class EC Certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C Certificates. For purposes of determining the Approximate Initial Credit Support, Certificate Principal to Value Ratio and Underwritten NOI Debt Yield for Class EC Certificates, the calculation is based on the aggregate initial Certificate Balance of Class A-S, Class B and Class C Certificates as if they were a single class.

(9)
The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. See “Exchangeable Certificates and the Class EC Certificates” below.

(10)	The Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Summary of Transaction Terms

Securities Offered:	$950,919,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Co-Lead Manager and Joint Bookrunner:	J.P. Morgan Securities LLC and Barclays Capital Inc.

Co-Manager:	RBS Securities Inc.

Mortgage Loan Sellers:
JPMorgan Chase Bank, National Association (“JPMCB”) (48.4%), Barclays Bank PLC (28.3%), General Electric Capital Corporation (“GECC”) (10.8%), Redwood Commercial Mortgage Corporation (“RCMC”) (6.9%) and RAIT Funding, LLC (“RAIT”) (5.6%).

Master Servicer:	Wells Fargo Bank, National Association.

Special Servicer:	Situs Holdings, LLC (“Situs”).

Directing Certificateholder:	An affiliated fund of, or an entity controlled by affiliated funds of, Perella Weinberg Partners Asset Based Value Strategy.

Trustee:	Deutsche Bank Trust Company Americas.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency (“KBRA”).

Pricing Date:	On or about December 13, 2013.

Closing Date:	On or about December 30, 2013.

Cut-off Date:
With respect to each mortgage loan, the related due date in December 2013, or with respect to any mortgage loan that has its first due date in January or February 2014, the earlier of the date that would otherwise have been the related due date in December 2013 or the origination date.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in January 2014.

Determination Date:	11th day of each month, or if the 11th day is not a business day, on the next succeeding business day, commencing in January 2014.

Assumed Final Distribution Date:	The Distribution Date in January 2024, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in January 2047.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class EC Certificates will be offered publicly (the “Publicly Offered Certificates”).  The Class X-C, Class D, Class E, Class F, Class NR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to non-U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Optional Termination:	1.0% clean-up call.

Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Structural Overview

■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable Pass-Through Rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-C Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The Pass-Through Rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (a) a fixed rate, (b) the WAC Rate, (c) the lesser of a specified fixed rate and the WAC Rate or (d) the WAC Rate less a specified percentage.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) (the “WAC Rate”) for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date and calculated without giving effect to any exchange of Class A-S Certificates for Class EC Certificates.

The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class B Certificates for that Distribution Date.

The Pass-Through Rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class E, Class F and Class NR Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC Certificates.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

■ Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Structural Overview

▪ Distribution of Principal (continued):
The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates) have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan)) to such Classes on or prior to such date.

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, all principal that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC Certificates.

The Class X-A, Class X-B and Class X-C Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates (determined without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates)), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balance of the Class B Certificates (determined without giving effect to any exchange and conversion of any Class B Certificates for Class EC Certificates)) and the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balances of the Class E, Class F and Class NR Certificates).

▪ Exchangeable Certificates and the Class EC Certificates:
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange and convert such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged and converted for a ratable portion of each Class of Exchangeable Certificates.

The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange and conversion for Class EC Certificates. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. In the event that no Exchangeable Certificates are exchanged and converted for Class EC Certificates, the Class EC Certificate Balance would be equal to zero. Any exchange of (a) a portion of the Exchangeable Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates, and (b) any amount of the Class EC Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each Class of Certificates that are components of the Exchangeable Certificates.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, distributions of principal, Yield Maintenance Charges and reimbursements of Collateral Support Deficits that would be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Structural Overview

▪ Exchangeable Certificates and the Class EC Certificates (continued):	If an exchange and conversion has occurred, the Class EC Certificates received in such exchange and conversion will be allocated the aggregate amount of Collateral Support Deficits, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

▪ Yield Maintenance / Fixed Penalty Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata between two groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A and Class A-S Certificates (calculated without giving effect to any exchange and conversion of Class A-S Certificates for Class EC Certificates), on the one hand (“YM Group A”) and the Class X-B, Class B, Class C and Class D Certificates (calculated without giving effect to any exchange and conversion of Class B and Class C Certificates for Class EC Certificates), on the other hand (“YM Group B”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM	x	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
Charge		Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class X-C, Class E, Class F and Class NR Certificates.  Once the Certificates Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-B Certificates.

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, any Yield Maintenance Charges that otherwise would have been distributable to such converted Exchangeable Certificates had they not been converted will be distributed to the Class EC Certificates.

▪ Realized Losses:
Realized losses on the mortgage loans (exclusive of losses on any related companion loan) will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B and Class X-C Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the Class X-A Certificates’, Class X-B Certificates’ and Class X-C Certificates’ notional amounts, respectively.  Realized losses on each whole loan will be allocated pro rata, between the related mortgage loan and the related pari passu companion loans, if any, based upon their respective Stated Principal Balances.

The Class EC Certificates will be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C Certificates that are converted in an exchange for such Class EC Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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▪ Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust.  Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

▪ Appraisal Reductions:
Upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related Mortgaged Property and calculate the Appraisal Reduction amount.  The “Appraisal Reduction” amount is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related Mortgaged Property, plus the amount of any escrows and letters of credit.

In general, the Appraisal Reduction amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan (defined below) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each whole loan, the Appraisal Reduction amount is notionally allocated pro rata, between the related mortgage loan and the related pari passu companion loans, if any, based upon their respective Stated Principal Balances.

▪ Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

▪ Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then outstanding principal balance of the mortgage loan.

▪ Whole Loans:
Two mortgage loans are evidenced by a note and one additional companion loan (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”) that are each secured by a single mortgage on the related mortgaged property and are subject to an intercreditor agreement.  Neither of these Companion Loans will be part of the trust.

In the case of these two Whole Loans, “The Aire Whole Loan” and the “Jordan Creek Whole Loan”, the related Companion Loan is pari passu with the related mortgage loan (collectively the “Pari Passu Companion Loans”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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▪ Whole Loans (continued):
The Jordan Creek Whole Loan will be serviced under the pooling and servicing agreement for the JPMBB 2013-C17 transaction.  The Aire Whole Loan will be serviced pursuant to another pooling and servicing agreement as described under “Description of the Mortgage Pool – The Aire Whole Loan” in the Free Writing Prospectus.

▪ Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

▪ Sale of Defaulted Mortgage Loans and REO Properties:
The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust (or in the case of any Whole Loan, the trust and the holder of the related Companion Loan, as a collective whole), on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Free Writing Prospectus.

In connection with such sale and fair value determination, within 30 days of a mortgage loan becoming a specially serviced mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt (whether in existence now or permitted in the future) or preferred equity, the mezzanine lenders or preferred equity holder may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

If the Special Servicer does not receive an offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer (taking into account credit-worthiness of the purchaser and certainty of execution) received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person  (each, an “Interested Person”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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▪ Sale of Defaulted Mortgage Loans and REO Properties (continued):
If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the Special Servicer determines, in accordance with the servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders, so long as such lower offer was not made by the Special Servicer or any of its affiliates.

With respect to the Jordan Creek Whole Loan, any such sale of the related defaulted mortgage loan will also include the related Pari Passu Companion Loan, and the price will be adjusted accordingly.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on either REMIC of the trust fund or cause either REMIC of the trust fund to fail to qualify as a REMIC.

With respect to The Aire mortgage loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related Companion Loan as described above, then the applicable special servicer will be required to sell the related Whole Loan, including the mortgage loan in the JPMBB 2013-C17 Trust and the Companion Loan, as a single loan.  In connection with any such sale, the then applicable special servicer will be required to follow procedures substantially similar to those set forth above.

▪ Control Rights:
The Class E, Class F and Class NR Certificates (the “Control Eligible Certificates”) will have certain control rights attached to them. The majority owner or appointed representative of the Class of Control Eligible Certificates that at any time of determination is the Controlling Class (such owner or representative, the “Directing Certificateholder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan.  With respect to any mortgage loan that has, or may in the future have, mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

With respect to The Aire mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder under the applicable pooling and servicing agreement.

With respect to the Jordan Creek mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement.

▪ Directing Certificateholder:	Perella Weinberg Partners Asset Based Value Strategy (or an affiliate), is expected to be appointed the initial directing certificateholder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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▪ Controlling Class:
The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

▪ Control Event:
A “Control Event” will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority holder of the Controlling Class (the “Controlling Class Certificateholder”) and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. The Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

▪ Consultation Termination Event:
A Consultation Termination Event will occur (i) when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) during such time as the Class E Certificates are the most subordinate class among the Control Eligible Certificates that have a then-outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance, and the then Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

▪ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.
▪ Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any date of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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▪ Senior Trust Advisor:
The Senior Trust Advisor will initially be Pentalpha Surveillance LLC.  The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Mortgage Loans.  The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the Specially Serviced Mortgage Loans. The Senior Trust Advisor will have no obligations under the Pooling and Servicing Agreement with respect to The Aire Whole Loan.

The Senior Trust Advisor will be responsible for:

▪  after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each  asset status report prepared by the Special Servicer and recommending proposed alternative courses of action;

▪  after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans.  The annual report will be based on the Senior Trust Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of Specially Serviced Mortgage Loans, including knowledge obtained in connection with the Senior Trust Advisor’s review of each asset status report prepared by the Special Servicer;

▪  prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Senior Trust Advisor after such calculations have been finalized.  The Senior Trust Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations; and

▪  after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer. In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement.  Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Senior Trust Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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▪ Senior Trust Advisor (continued):
In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

▪ Replacement of Senior Trust Advisor:
The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (A) (i) be regularly engaged in the business of advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a rated CMBS transaction, but has not been a special servicer or a senior trust advisor on a transaction that a rating agency has downgraded, qualified or withdrawn its ratings citing servicing concerns with the special servicer or a senior trust advisor as the sole or a material factor in such rating action. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

▪ Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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▪ Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement special servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to the Jordan Creek Whole Loan, the holders of the related Pari Passu Companion Loan, under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the trustee to terminate the special servicer solely with respect to such Whole Loan. A replacement special servicer will be selected by the applicable trustee or, prior to a Control Event, by the applicable Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to The Aire Whole Loan, the JPMBB 2013-C17 trust as holder of the related mortgage loan, has a similar termination right in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which will be exercised by the Directing Certificateholder prior to a Control Event. However, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under the JPMCC 2013-C16 pooling and servicing agreement.

▪ Master Servicer and Special Servicer Compensation:
The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described under “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan and REO Loan (including Specially Serviced mortgage loans) that will accrue at the related servicing fee rate described in the Free Writing Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each Specially Serviced mortgage loan and REO Loan at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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▪ Master Servicer and Special Servicer Compensation (continued):
An “Excess Modification Fee” with respect to any mortgage loan and the Jordan Creek Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or the Jordan Creek Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or the Jordan Creek Whole Loan, if applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or the Jordan Creek Whole Loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (or the Jordan Creek Whole Loan) is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or the Jordan Creek Whole Loan.

A “Workout Fee” will generally be payable with respect to each corrected Mortgage Loan (as more specifically described in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected Mortgage Loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected Mortgage Loan (including the related Companion Loan, if applicable) that would result in the total Workout Fees payable to the Special Servicer in respect of that mortgage loan (or Whole Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected Mortgage Loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO Loan being a corrected Mortgage Loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable at a rate of 1.00% of the liquidation proceeds; provided however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan or REO Loan as additional compensation within the prior 12 months.

Similar fees to those described above will be payable to the applicable special servicer for  The Aire Whole Loan under the applicable pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Structural Overview

▪ Master Servicer and Special Servicer Compensation (continued):
Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement.  In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.
In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a Specially Serviced Mortgage Loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

▪ Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

▪  special notices
▪  summaries of asset status reports
▪  appraisals in connection with Appraisal Reductions plus any second appraisals ordered
▪  an “Investor Q&A Forum”
▪  a voluntary investor registry
▪  SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Collateral Characteristics

	Number of	Number of	Aggregate
Mortgage	Mortgage	Mortgaged	Cut-off Date	% of
Loan Seller	Loans	Properties	Balance	IPB
JPMCB	18	24	$523,468,252	48.4%
Barclays	23	25	305,765,499	28.3
GECC	4	4	117,300,000	10.8
RCMC	8	8	74,929,899	6.9
RAIT	11	11	60,663,165	5.6
	64	72	$1,082,126,815	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$1,082,126,815
Number of Mortgage Loans:	64
Number of Mortgaged Properties:	72
Average Cut-off Date Balance per Mortgage Loan:	$16,908,231
Weighted Average Current Mortgage Rate:	4.90820%
10 Largest Mortgage Loans as % of IPB:	54.5%
Weighted Average Remaining Term to Maturity(1):	115 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.49x
Weighted Average UW NOI Debt Yield(2)(3):	10.3%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(3)(4):	66.3%
Weighted Average Maturity Date LTV(1)(2)(3)(4):	56.3%

Other Statistics
% of Mortgage Loans with Additional Debt:	28.1%
% of Mortgaged Properties with Single Tenants:	10.2%

Amortization
Weighted Average Original Amortization Term(5):	354 months
Weighted Average Remaining Amortization Term(5):	354 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	56.1%
% of Mortgage Loans with Amortizing Balloon(6):	41.5%
% of Mortgage Loans with Interest-Only:	1.5%
% of Mortgage Loans with Amortizing Balloon followed by ARD-Structure:	0.9%

Cash Management(7)
% of Mortgage Loans with In-Place, CMA Lockboxes:	54.2%
% of Mortgage Loans with In-Place, Hard Lockboxes:	19.1%
% of Mortgage Loans with Springing Lockboxes:	15.8%
% of Mortgage Loans with Soft Lockboxes:	8.3%
% of Mortgage Loans with No Lockbox:	2.6%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	85.9%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	38.3%
% of Mortgage Loans Requiring Monthly CapEx Reserves(8):	84.4%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(9):	69.4%

(1)	In the case of the one mortgage loan with an anticipated repayment date, as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)
In the case of two groups of loans, Loan Nos. 10, 11 and 12 and Loan Nos. 36 and 37, the loans are cross-collateralized and cross-defaulted with each other loan in the group. As such, the calculations are based on the aggregate balance of those mortgage loans.

(4)
In the case of Loan Nos. 8 and 24, the Cut-off Date LTV and the Maturity Date LTV are calculated using the appraisal’s “hypothetical market as-is” and “hypothetical as-renovated” appraised values, respectively. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(5)	Excludes one mortgage loan that is interest-only for the entire term.
(6)
With respect to Loan Nos. 1 and 20, the first payment dates for the loans are February 1, 2014. On the Closing Date, the applicable loan seller will deposit sufficient funds to pay the interest associated with the interest due for the January 2014 payment for the related loans. Tables presented in this term sheet reflect the loans’ contractual loan terms.

(7)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(8)	CapEx Reserves include FF&E reserves for hotel properties.
(9)	Calculated only with respect to Cut-off Date Balance for retail, office, industrial, mixed use and parking garage properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Collateral Characteristics

Ten Largest Mortgage Loans or Groups of Cross-Collateralized Loans

		Mortgage	No.	Cut-off					UW NOI	Cut-off	Maturity
		Loan	of	Date	% of	SF/Units/	Property	UW NCF	Debt	Date	Date
No.	Loan Name	Seller	Prop.	Balance	IPB	Rooms	Type	DSCR(1)	Yield(1)	LTV(1)(2)	LTV(1)(2)
1	Jordan Creek Town Center	JPMCB	1	$120,000,000	11.1%	503,034	Retail	1.52x	9.5%	60.1%	48.4%
2	EIP National	JPMCB	7	$93,900,000	8.7%	3,228,734	Industrial	1.38x	9.8%	74.8%	64.6%
3	The Aire(3)	JPMCB	1	$90,000,000	8.3%	310	Multifamily	1.15x	7.3%	61.6%	53.1%
4	Wildwood Center	GECC	1	$73,125,000	6.8%	692,707	Office	1.67x	12.7%	59.5%	51.3%
5	Residence Inn Seattle Bellevue Downtown	Barclays	1	$47,580,000	4.4%	231	Hotel	1.60x	10.3%	65.0%	54.8%
6	Rivertowne Commons	Barclays	1	$46,000,000	4.3%	384,343	Retail	1.62x	11.1%	71.2%	63.0%
7	Chinatown Row	JPMCB	1	$31,000,000	2.9%	47,562	Mixed Use	1.26x	8.5%	60.8%	53.7%
8	Springfield Plaza	JPMCB	1	$30,000,000	2.8%	426,761	Retail	1.42x	10.0%	76.9%	68.1%
9	801 Travis	JPMCB	1	$29,963,062	2.8%	220,382	Office	1.37x	9.6%	69.7%	57.1%
10	Park Central Portfolio Loans(4)	JPMCB	3	$28,250,000	2.6%	664	Multifamily	1.39x	10.3%	56.6%	50.1%

Top 3 Total / Weighted Average	9	$303,900,000	28.1%	1.37x	8.9%	65.1%	54.8%
Top 5 Total / Weighted Average	11	$424,605,000	39.2%	1.45x	9.7%	64.1%	54.2%
Top 10 Total / Weighted Average	18	$589,818,062	54.5%	1.44x	9.8%	65.1%	55.5%
(1)	In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(2)
In the case of Loan No. 8, the Cut-off Date LTV and the Maturity Date LTV is calculated using the appraisal’s “hypothetical market as-is” appraised value. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(3)	SF/Units/Rooms includes 310 residential units and 36,836 square feet of commercial space.
(4)
The Park Central Portfolio Loans consist of Belmont at Park Central loan, Charles Towne at Park Central loan and Manor Row at Park Central loan that are cross-collateralized and cross-defaulted with each other and included in this table as a crossed group. The Belmont at Park Central loan, Charles Towne at Park Central loan and Manor Row at Park Central loan have Cut-off Date Balances of approximately $10,005,000, $9,305,000 and $8,940,000, respectively. All debt service coverage ratios, loan-to-value ratios and debt yield calculations are based on the aggregate balance of the cross-collateralized and cross-defaulted mortgage loans.

Pari Passu Note Loan Summary

			Companion	Total
		Trust	Loan	Mortgage Loan	Controlling
		Cut-off Date	Cut-off Date	Cut-off Date	Pooling & Servicing	Master	Special	Voting
No.	Loan Name	Balance	Balance	Balance	Agreement	Servicer	Servicer	Rights
1	Jordan Creek Town Center	$120,000,000	$100,000,000	$220,000,000	JPMBB 2013-C17	Wells Fargo	Situs	JPMBB 2013-C17
3	The Aire(1)	$90,000,000	$135,000,000	$225,000,000	JPMCC 2013-C16	Wells Fargo	Midland	JPMCC 2013-C16
(1)	The Aire Total Mortgage Loan Cut-off Date Balance does not include the $25,000,000 mezzanine loan.

Existing Mezzanine Debt

			Subordinate	Total	Trust	Total	Trust	Total Debt	Trust	Total
		Trust	Debt	Debt	UW	Debt	Cut-off	Cut-off	UW NOI	Debt
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR(1)	DSCR	LTV(1)	LTV	Yield(1)	Debt Yield
2	EIP National	$93,900,000	$16,100,000	$110,000,000	1.38x	1.04x	74.8%	87.6%	9.8%	8.4%
3	The Aire	$90,000,000	$25,000,000	$250,000,000	1.15x	1.03x	61.6%	68.5%	7.3%	6.6%
(1)	In the case of Loan No. 3, the UW NCF DSCR, UW NOI Debt Yield, and Cut-off Date LTV calculations include the related Pari Passu Companion Loan, but exclude the mezzanine loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Collateral Characteristics

Previous Securitization History(1)

			Property	Previous
No.	Loan Name	Location	Type	Securitization
1	Jordan Creek Town Center	West Des Moines, IA	Retail	JPMCC 2005-LDP5
6	Rivertowne Commons	Oxon Hill, MD	Retail	WBCMT 2003-C8
14	The Shoppes at English Village	North Wales, PA	Retail	JPMCC 2004-C2
16	Dedham Executive Center	Dedham, MA	Office	CSFB 2001-FL2
17	Wilsontown Shopping Center	Wyoming, MI	Retail	BAFU 2001-3
18	Concord Mills Marketplace	Concord, NC	Retail	CSFB 2004-C5
23	Newport Apartments	Tampa, FL	Multifamily	CSFB 2005-C2
32	Deville Plaza	Jackson, MS	Retail	GMACC 2003-C1
36	Timber Creek Apartments	Mt. Pleasant, MI	Multifamily	JPMCC 2003-CB7
37	Park Place Apartments	Mt. Pleasant, MI	Multifamily	GCCFC 2002-C1
42	Kenwood Galleria	Cincinnati, OH	Retail	LBUBS 2002-C4
43	Meadowbrook	Humble, TX	Multifamily	DLJCM 2000-CF1
47	Breezy Acres MHC	Fairless Hills, PA	Manufactured Housing	WBCMT 2003-C7
49	Cypress Springs Apartments	Las Vegas, NV	Multifamily	WBCMT 2003-C5
51	170 5th Avenue	New York, NY	Retail	LBUBS 2001-C7
52	Parkside Apartments	Houston, TX	Multifamily	DLJCM 2000-CF1
53	Park Place at 24th Street Apartments	Austin, TX	Multifamily	BSCMS 2004-TOP14
55	Self Storage Zone	Port Saint Lucie, FL	Self Storage	BACM 2004-3
56	Ashwood Park	Pasadena, TX	Multifamily	DLJCM 2000-CF1
57	Ventana Plaza	Tucson, AZ	Mixed Use	WBCMT 2004-C10
58	Forum Apartments	Mt. Pleasant, MI	Multifamily	JPMCC 2003-CB7
64	Discount Drug Mart Plaza	Westlake, OH	Retail	MLCFC 2007-5
(1)
The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Class A-2(1)

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance(2)	Class(3)	Term(2)	Term(2)	DSCR	Yield	LTV Ratio	LTV Ratio(2)
15	The Palms on Westheimer	Houston, TX	$24,100,000	2.2%	$22,806,029	33.7%	60	58	1.44x	10.0%	70.2%	66.4%
27	111 Pfingsten Road	Deerfield, IL	11,613,861	1.1	10,651,852	15.8	60	59	1.68x	11.6%	74.0%	67.8%
31	Greenway Park	San Antonio, TX	10,182,149	0.9	9,031,421	13.4	60	59	1.44x	11.6%	72.5%	64.3%
43	Meadowbrook	Humble, TX	7,875,000	0.7	7,457,244	11.0	60	59	1.39x	9.9%	74.6%	70.7%
49	Cypress Springs Apartments	Las Vegas, NV	6,890,930	0.6	6,314,862	9.3	60	59	1.37x	8.9%	71.8%	65.8%
52	Parkside Apartments	Houston, TX	5,025,000	0.5	4,758,432	7.0	60	59	1.40x	9.7%	73.1%	69.3%
56	Ashwood Park	Pasadena, TX	4,065,000	0.4	3,849,358	5.7	60	59	1.46x	10.2%	74.7%	70.8%
61	All-Stor Prospect SS	Prospect, KY	2,952,881	0.3	2,722,362	4.0	60	59	1.88x	12.2%	72.9%	67.2%

Total / Weighted Average			$72,704,822	6.7%	$67,591,560	100.0%	60	59	1.48x	10.4%	72.3%	67.2%
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable.  Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.  Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.  See Annex A-1 to the Free Writing Prospectus.

(2)
In the case of Loan No. 31, which has an anticipated repayment date, Maturity/ARD Balance, Original Loan Term, Remaining Loan Term and Maturity Date/ARD LTV Ratio are as of the anticipated repayment date.

(3)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Cut-off Date Principal Balance

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Range of Principal Balances			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)(4)	DY(3)(4)	LTV(3)(4)(5)	LTV(1)(3)(4)(5)
$2,100,000	-	$9,999,999	35	$217,464,069	20.1%	5.14568%	112	1.51x	10.9%	67.9%	57.1%
$10,000,000	-	$19,999,999	16	208,019,685	19.2	5.03011%	113	1.55x	11.0%	66.8%	55.5%
$20,000,000	-	$24,999,999	3	69,700,000	6.4	4.83696%	99	1.49x	10.3%	66.8%	60.0%
$25,000,000	-	$49,999,999	6	209,918,062	19.4	4.91838%	119	1.52x	10.5%	68.0%	59.0%
$50,000,000	-	$99,999,999	3	257,025,000	23.8	4.87276%	119	1.38x	9.7%	65.8%	56.8%
$100,000,000	-	$120,000,000	1	120,000,000	11.1	4.36600%	120	1.52x	9.5%	60.1%	48.4%
Total / Weighted Average:			64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

Mortgage Interest Rates

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Mortgage Interest Rates			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)(4)	DY(3)(4)	LTV(3)(4)(5)	LTV(1)(3)(4)(5)
4.36600%	-	4.40000%	1	$120,000,000	11.1%	4.36600%	120	1.52x	9.5%	60.1%	48.4%
4.40001%	-	4.60000%	2	18,504,791	1.7	4.54326%	59	1.56x	10.6%	73.2%	67.1%
4.60001%	-	4.80000%	3	38,352,905	3.5	4.73522%	103	1.71x	12.9%	67.1%	59.7%
4.80001%	-	5.00000%	25	637,176,145	58.9	4.89726%	115	1.46x	10.0%	66.5%	58.0%
5.00001%	-	5.20000%	16	168,706,960	15.6	5.11181%	120	1.51x	10.9%	69.4%	55.9%
5.20001%	-	5.40000%	7	40,272,943	3.7	5.29308%	119	1.47x	10.5%	69.6%	57.9%
5.40001%	-	5.60000%	7	46,663,481	4.3	5.47700%	119	1.51x	11.7%	62.0%	49.5%
5.60001%	-	5.67000%	3	12,449,590	1.2	5.63342%	117	1.66x	13.8%	61.1%	46.9%
Total / Weighted Average:			64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

Original Term to Maturity/ARD in Months(1)(2)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Term to	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)(4)	DY(3)(4)	LTV(3)(4)(5)	LTV(1)(3)(4)(5)
60	8	$72,704,822	6.7%	4.76770%	59	1.48x	10.4%	72.3%	67.2%
120	56	1,009,421,994	93.3	4.91832%	119	1.49x	10.3%	65.8%	55.5%
Total / Weighted Average:	64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

Remaining Term to Maturity/ARD in Months(1)(2)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Term to			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)(4)	DY(3)(4)	LTV(3)(4)(5)	LTV(1)(3)(4)(5)
58	-	60	8	$72,704,822	6.7%	4.76770%	59	1.48x	10.4%	72.3%	67.2%
61	-	120	56	1,009,421,994	93.3	4.91832%	119	1.49x	10.3%	65.8%	55.5%
Total / Weighted Average:			64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%
(1)
In the case of Loan No. 31, which has an anticipated repayment date, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the anticipated repayment date.

(2)
With respect to Loan Nos. 1 and 20, the first payment dates for the loans are February 1, 2014. On the Closing Date, the applicable loan seller will deposit sufficient funds to pay the interest associated with the interest due for the January 2014 payment for the related loans. Tables presented in this term sheet reflect the loans’ contractual loan terms.

(3)	In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(4)
In the case of two groups of loans, Loan Nos. 10, 11 and 12 and Loan Nos. 36 and 37, the loans are cross collateralized and cross defaulted with each other loan in the group. As such, the calculations are based on the aggregate balance of those mortgage loans.

(5)
In the case of Loan Nos. 8 and 24, the Cut-off Date LTV and the Maturity Date LTV are calculated using the appraisal’s “hypothetical market as-is” and “hypothetical as-renovated” appraised values, respectively. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Original Amortization Term in Months(2)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Amortization	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)(4)	DY(3)(4)	LTV(3)(4)(5)	LTV(1)(3)(4)(5)
Interest Only	1	$16,000,000	1.5%	4.82000%	119	2.33x	12.4%	55.2%	55.2%
240	2	26,654,417	2.5	5.11089%	119	1.34x	11.8%	66.1%	41.9%
300	7	47,615,804	4.4	5.36958%	105	1.61x	13.0%	62.9%	50.0%
360	54	991,856,594	91.7	4.88203%	116	1.48x	10.1%	66.6%	57.0%
Total / Weighted Average:	64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

Remaining Amortization Term in Months(2)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Amortization			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)(4)	DY(3)(4)	LTV(3)(4)(5)	LTV(1)(3)(4)(5)
Interest Only			1	$16,000,000	1.5%	4.82000%	119	2.33x	12.4%	55.2%	55.2%
239	-	299	9	74,270,221	6.9	5.27674%	110	1.51x	12.6%	64.1%	47.1%
300	-	360	54	991,856,594	91.7	4.88203%	116	1.48x	10.1%	66.6%	57.0%
Total / Weighted Average:			64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

Amortization Types(2)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Amortization Types	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)(4)	DY(3)(4)	LTV(3)(4)(5)	LTV(1)(3)(4)(5)
IO-Balloon	23	$606,820,000	56.1%	4.90699%	115	1.45x	10.1%	66.7%	58.4%
Balloon	39	449,124,666	41.5	4.91721%	117	1.51x	10.6%	66.0%	53.4%
Interest Only	1	16,000,000	1.5	4.82000%	119	2.33x	12.4%	55.2%	55.2%
ARD-Balloon	1	10,182,149	0.9	4.72200%	59	1.44x	11.6%	72.5%	64.3%
Total / Weighted Average:	64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

Underwritten Net Cash Flow Debt Service Coverage Ratios(3)(4)

						Weighted Average
Underwritten				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Net Cash Flow			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Debt Service Coverage Ratios			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)(4)	DY(3)(4)	LTV(3)(4)(5)	LTV(1)(3)(4)(5)
1.15x	-	1.30x	5	$149,134,951	13.8%	4.94482%	119	1.20x	7.9%	62.3%	53.8%
1.31x	-	1.40x	17	247,859,422	22.9	4.95759%	114	1.38x	10.0%	70.6%	59.1%
1.41x	-	1.50x	16	195,496,719	18.1	4.99783%	108	1.45x	10.5%	72.0%	62.3%
1.51x	-	1.60x	9	211,999,741	19.6	4.68821%	120	1.54x	10.0%	63.2%	51.8%
1.61x	-	1.75x	11	218,484,188	20.2	4.96700%	116	1.66x	11.9%	63.6%	54.6%
1.76x	-	2.00x	3	35,511,459	3.3	4.80064%	115	1.83x	13.1%	63.3%	56.2%
2.01x	-	2.25x	2	7,640,337	0.7	5.40548%	119	2.20x	15.5%	53.9%	43.3%
2.26x	-	2.33x	1	16,000,000	1.5	4.82000%	119	2.33x	12.4%	55.2%	55.2%
Total / Weighted Average:			64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%
(1)
In the case of Loan No. 31, which has an anticipated repayment date, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the anticipated repayment date.

(2)
With respect to Loan Nos. 1 and 20, the first payment dates for the loans are February 1, 2014. On the Closing Date, the applicable loan seller will deposit sufficient funds to pay the interest associated with the interest due for the January 2014 payment for the related loans. Tables presented in this term sheet reflect the loans’ contractual loan terms.

(3)	In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(4)
In the case of two groups of loans, Loan Nos. 10, 11 and 12 and Loan Nos. 36 and 37, the loans are cross collateralized and cross defaulted with each other loan in the group. As such, the calculations are based on the aggregate balance of those mortgage loans.

(5)
In the case of Loan Nos. 8 and 24, the Cut-off Date LTV and the Maturity Date LTV are calculated using the appraisal’s “hypothetical market as-is” and “hypothetical as-renovated” appraised values, respectively. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

LTV Ratios as of the Cut-off Date(3)(4)(5)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Cut-off Date LTVs			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)(4)	DY(3)(4)	LTV(3)(4)(5)	LTV(1)(3)(4)(5)
51.4%	-	54.9%	1	$3,340,337	0.3%	5.67000%	118	2.25x	16.9%	51.4%	39.5%
55.0%	-	59.9%	11	170,208,262	15.7	5.01390%	119	1.68x	11.9%	58.0%	50.4%
60.0%	-	64.9%	13	340,732,914	31.5	4.74531%	119	1.43x	9.6%	61.4%	51.4%
65.0%	-	69.9%	8	146,697,479	13.6	4.97722%	120	1.48x	10.4%	66.8%	53.5%
70.0%	-	74.9%	25	355,479,211	32.9	4.93752%	107	1.46x	10.3%	73.0%	63.4%
75.0%	-	77.7%	6	65,668,612	6.1	5.12779%	120	1.42x	10.1%	76.1%	65.9%
Total / Weighted Average:			64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

LTV Ratios as of the Maturity Date(1)(3)(4)(5)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity Date/ARD LTVs			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)(4)	DY(3)(4)	LTV(3)(4)(5)	LTV(1)(3)(4)(5)
39.5%	-	44.9%	4	$41,959,488	3.9%	5.28346%	119	1.51x	12.4%	61.9%	41.8%
45.0%	-	49.9%	9	174,297,112	16.1	4.67263%	120	1.54x	10.3%	60.2%	48.4%
50.0%	-	54.9%	12	322,184,330	29.8	4.91700%	119	1.44x	9.9%	61.1%	52.6%
55.0%	-	59.9%	12	161,709,765	14.9	4.92577%	119	1.61x	11.0%	66.7%	57.3%
60.0%	-	64.9%	17	271,378,448	25.1	4.98332%	117	1.45x	10.3%	73.6%	63.0%
65.0%	-	70.8%	10	110,597,672	10.2	4.90143%	85	1.45x	10.1%	74.0%	67.4%
Total / Weighted Average:			64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

Prepayment Protection

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Prepayment Protection	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)(4)	DY(3)(4)	LTV(3)(4)(5)	LTV(1)(3)(4)(5)
Yield Maintenance	18	$543,067,468	50.2%	4.78007%	119	1.41x	9.4%	65.5%	55.8%
Defeasance	45	531,559,347	49.1	5.03710%	112	1.58x	11.3%	66.9%	56.8%
Defeasance/Yield Maintenance	1	7,500,000	0.7	5.05000%	120	1.36x	9.7%	71.4%	58.8%
Total / Weighted Average:	64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

Loan Purpose

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Loan Purpose	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)(4)	DY(3)(4)	LTV(3)(4)(5)	LTV(1)(3)(4)(5)
Refinance	46	$809,314,418	74.8%	4.89840%	118	1.47x	10.2%	64.8%	54.3%
Acquisition	18	272,812,397	25.2	4.93727%	107	1.55x	10.7%	70.6%	62.2%
Total / Weighted Average:	64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%
(1)
In the case of Loan No. 31, which has an anticipated repayment date, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the anticipated repayment date.

(2)
With respect to Loan Nos. 1 and 20, the first payment dates for the loans are February 1, 2014. On the Closing Date, the applicable loan seller will deposit sufficient funds to pay the interest associated with the interest due for the January 2014 payment for the related loans. Tables presented in this term sheet reflect the loans’ contractual loan terms.

(3)	In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(4)
In the case of two groups of loans, Loan Nos. 10, 11 and 12 and Loan Nos. 36 and 37, the loans are cross collateralized and cross defaulted with each other loan in the group. As such, the calculations are based on the aggregate balance of those mortgage loans.

(5)
In the case of Loan Nos. 8 and 24, the Cut-off Date LTV and the Maturity Date LTV are calculated using the appraisal’s “hypothetical market as-is” and “hypothetical as-renovated” appraised values, respectively. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Collateral Characteristics

Mortgaged Properties by Location(1)

	Number	Cut-off Date	%	Weighted Average
	of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
State	Properties	Balance	IPB	Occupancy	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)(4)	LTV(2)(3)(4)(5)
New York	5	$132,108,816	12.2%	86.7%	1.29x	8.6%	62.9%	53.2%
Iowa	1	120,000,000	11.1	94.9%	1.52x	9.5%	60.1%	48.4%
Texas	9	109,594,884	10.1	90.3%	1.40x	10.2%	71.5%	62.9%
Georgia	2	78,718,612	7.3	91.7%	1.66x	12.5%	60.8%	52.2%
Florida	7	70,734,951	6.5	95.6%	1.42x	10.3%	63.1%	54.5%
Ohio	8	66,009,204	6.1	93.0%	1.46x	10.6%	72.5%	60.0%
Maryland	2	55,450,000	5.1	89.8%	1.60x	11.0%	71.6%	62.6%
Massachusetts	2	51,000,000	4.7	87.9%	1.42x	10.0%	74.1%	65.5%
Pennsylvania	3	47,600,000	4.4	93.8%	1.55x	10.5%	65.1%	55.8%
Washington	1	47,580,000	4.4	83.2%	1.60x	10.3%	65.0%	54.8%
Tennessee	4	44,790,337	4.1	86.5%	1.62x	10.9%	66.4%	55.8%
North Carolina	3	43,775,000	4.0	95.3%	1.98x	12.9%	61.4%	57.2%
Illinois	3	43,613,861	4.0	97.2%	1.44x	10.1%	74.6%	65.6%
Michigan	6	40,343,919	3.7	97.9%	1.41x	11.9%	67.7%	49.1%
California	4	35,185,249	3.3	80.1%	1.44x	10.2%	67.8%	54.0%
Washington, D.C.	1	31,000,000	2.9	100.0%	1.26x	8.5%	60.8%	53.7%
Virginia	3	13,108,577	1.2	73.7%	1.71x	11.3%	64.8%	54.9%
Mississippi	1	9,900,000	0.9	94.0%	1.48x	11.1%	75.0%	62.2%
Louisiana	1	8,700,000	0.8	97.4%	1.67x	11.1%	59.6%	55.0%
Missouri	1	8,569,595	0.8	96.4%	1.40x	9.3%	73.7%	60.5%
Idaho	1	7,500,000	0.7	87.2%	1.36x	9.7%	71.4%	58.8%
Nevada	1	6,890,930	0.6	92.4%	1.37x	8.9%	71.8%	65.8%
Arizona	1	3,700,000	0.3	95.3%	1.51x	11.4%	60.2%	50.1%
Indiana	1	3,300,000	0.3	93.0%	1.51x	11.3%	73.3%	61.1%
Kentucky	1	2,952,881	0.3	93.8%	1.88x	12.2%	72.9%	67.2%
Total / Weighted Average:	72	$1,082,126,815	100.0%	91.2%	1.49x	10.3%	66.3%	56.3%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)
In the case of two groups of loans, Loan Nos. 10, 11 and 12 and Loan Nos. 36 and 37, the loans are cross collateralized and cross defaulted with each other loan in the group. As such, the calculations are based on the aggregate balance of those mortgage loans.

(4)
In the case of Loan Nos. 8 and 24, the Cut-off Date LTV and the Maturity Date LTV are calculated using the appraisal’s “hypothetical market as-is” and “hypothetical as-renovated” appraised values, respectively. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(5)	In the case of Loan No. 31, which has an anticipated repayment date, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Collateral Characteristics

Mortgaged Properties by Type(1)

		Number	Cut-off Date	%	Weighted Average
		of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
Property Type	Property Subtype	Properties	Balance	IPB	Occupancy	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)(4)	LTV(2)(3)(4)(5)
Retail	Anchored	8	$150,248,884	13.9%	92.9%	1.60x	11.0%	68.7%	58.7%
	Super Regional Mall	1	120,000,000	11.1	94.9%	1.52x	9.5%	60.1%	48.4%
	Freestanding	3	21,844,082	2.0	100.0%	1.38x	10.0%	67.9%	52.9%
	Unanchored	1	8,200,000	0.8	92.2%	1.60x	11.3%	71.9%	59.5%
	Subtotal	13	$300,292,966	27.8%	94.2%	1.55x	10.4%	65.3%	54.2%

Multifamily	Garden	17	$162,686,131	15.0%	94.4%	1.42x	9.9%	67.5%	59.7%
	High Rise/Retail	1	90,000,000	8.3	91.7%	1.15x	7.3%	61.6%	53.1%
	Student	5	22,937,358	2.1	99.0%	1.44x	11.4%	68.8%	54.9%
	Subtotal	23	$275,623,489	25.5%	93.9%	1.34x	9.2%	65.7%	57.1%

Office	Suburban	7	$163,730,683	15.1%	90.3%	1.62x	12.2%	65.2%	56.8%
	CBD	1	29,963,062	2.8	81.6%	1.37x	9.6%	69.7%	57.1%
	Medical	2	25,300,000	2.3	95.1%	1.43x	10.6%	71.3%	58.6%
	Subtotal	10	$218,993,745	20.2%	89.7%	1.56x	11.6%	66.5%	57.0%

Industrial	Warehouse	7	$93,900,000	8.7%	100.0%	1.38x	9.8%	74.8%	64.6%
	Subtotal	7	$93,900,000	8.7%	100.0%	1.38x	9.8%	74.8%	64.6%

Hotel	Extended Stay	1	$47,580,000	4.4%	83.2%	1.60x	10.3%	65.0%	54.8%
	Limited Service	2	18,383,577	1.7	68.6%	1.80x	11.7%	63.4%	52.2%
	Full Service	2	15,305,071	1.4	55.3%	1.81x	13.5%	54.5%	41.8%
	Select Service	1	11,800,000	1.1	65.8%	1.72x	11.2%	62.1%	51.2%
	Subtotal	6	$93,068,648	8.6%	73.5%	1.69x	11.2%	62.6%	51.7%

Mixed Use	Office/Retail	2	$40,584,838	3.8%	93.2%	1.35x	9.8%	61.5%	52.5%
	Retail/Office	2	11,200,000	1.0	89.9%	1.41x	10.3%	67.7%	55.9%
	Subtotal	4	$51,784,838	4.8%	92.5%	1.36x	9.9%	62.9%	53.2%

Manufactured Housing	Manufactured Housing	2	$21,750,000	2.0%	96.8%	1.59x	10.5%	68.7%	56.6%

Self Storage	Self Storage	6	$19,727,881	1.8%	89.2%	1.70x	11.4%	70.0%	60.5%

Other	Parking Garage	1	$6,985,249	0.6%	0.0%	1.60x	11.2%	64.1%	53.4%

Total/Weighted Average:		72	$1,082,126,815	100.0%	91.2%	1.49x	10.3%	66.3%	56.3%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)
In the case of two groups of loans, Loan Nos. 10, 11 and 12 and Loan Nos. 36 and 37, the loans are cross collateralized and cross defaulted with each other loan in the group. As such, the calculations are based on the aggregate balance of those mortgage loans.

(4)
In the case of Loan Nos. 8 and 24, the Cut-off Date LTV and the Maturity Date LTV are calculated using the appraisal’s “hypothetical market as-is” and “hypothetical as-renovated” appraised values, respectively. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(5)	In the case of Loan No. 31, which has an anticipated repayment date, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Jordan Creek Town Center

Jordan Creek
TOWN CENTER

ALL SPORTS
SCHEELS
ALL SPORTS
Jordan Creek

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Jordan Creek Town Center

Jordan Creek Town Center
101 Jordan Creek Parkway
West Des Moines, IA 50266
Minneapolis
MN
WI
SD
Rochester
Sioux Falls
Mason City
Madison
Sioux City
IOWA
Cedar Rapids
NE
Davenport
Omaha
Des Moines
Lincoln
Peoria
IL
Springfield
KS
MO
Topeka
Kansas City
St. Louis
Ankeny
CAMP DODGE
Beaver Creek Golf Course
Saylorville Lake
Des Moines Area Community College
Hyperion Field Club
Johnston
NW 66TH AVE
NW 62ND AVE
Woodland Hills Golf Course
Urbandale
Merle Hay Mall
DOUGLAS AVE
E EUCLID AVE
Grand View University
HICKMAN RD
Waukee
Clive
Windsor Heights
Glendale Cemetery
Drake University
Mercy Medical Center
Hy-Vee Corporate HQ
Valley West Mall
UNIVERSITY AVE
Waveland Golf Course
Des Moines Golf & CC
Wells Fargo Arena
Iowa Methodist Medical Center
Iowa State Capitol
DOWNTOWN
ASHWORTH RD
GRAND AVE
Science Center of Iowa
Home of the Iowa Cubs
Residence Inn Des Moines West at Jordan Creek Town Center
Valley View Park
Valley View Aquatic Center
Ashworth Park
Water Works Park
West Des Moines
Des Moines
Aviva USA Corporation
Wells Fargo West Des Moines Campus
Glen Oaks Country Club
PARK AVE
Wakonda Country Club
Walnut Woods State Park
Raccoon River
E MCKINLEY AVE
Ewing Park
DES MOINES INTERNATIONAL AIRPORT
ARMY POST RD
Southridge Mall
360TH ST
Willow Creek Golf Course
Fort Des Moines Park
Dale Maffitt Reservoir
Echo Valley Country Club
Norwalk
Cumming
CUMMING AVE
Legacy Golf Club
Countryside Golf Course
MILES
MAP © 2013 CARTIFACT, INC. DATA © BROADMAP

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Jordan Creek Town Center

E.P. TRUE PKWY
JORDAN CREEK PKWY (74TH ST.)
I-80
68TH ST.
SCHEELS
Dillard's
Younkers
CENTURY THEATRES
PF CHANG'S
BRAVO!
JOE'S
ON THE BORDER
Fleming's
Residence Inn Marriott
N
Anchor / Major
Non Anchor
Ground Lease
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Jordan Creek Town Center

Younkers
SEPHORA
SCHEELS
TALBOTS
Dillard's
LUSH
christopher & banks
RAGSTOCK
LOFT
Coldwater Creek
VICTORIA'S SECRET
J.CREW
LEVEL 1

Younkers
SCHEELS
Dillard's
Finish Line
BARNES & NOBLE
Buckle
EXPRESS
ALDO
YANKEE CANDLE
PANDORA
HOT TOPIC
HOLLISTER
GAP
fye
FOREVER 21
wet seal
dELiA*s
The Cheesecake Factory
CENTURY THEATRES
LEVEL 2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Jordan Creek Town Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$120,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$120,000,000	Property Type - Subtype:	Retail - Super Regional Mall
% of Pool by IPB:	11.1%	Net Rentable Area (SF)(2):	503,034
Loan Purpose:	Refinance	Location:	West Des Moines, IA
Borrower:	Jordan Creek Town Center, LLC	Year Built / Renovated:	2004 / N/A
Sponsor:	GGP Real Estate Holding I, Inc.	Occupancy(3):	94.9%
Interest Rate:	4.36600%	Occupancy Date:	9/30/2013
Note Date:	12/2/2013	Number of Tenants:	129
Maturity Date:	1/1/2024	2010 NOI:	$17,857,915
Interest-only Period(4):	1 month	2011 NOI:	$19,135,623
Original Term(4):	121 months	2012 NOI:	$19,813,318
Original Amortization:	360 months	TTM NOI (as of 9/2013):	$20,922,812
Amortization Type(4):	Balloon	UW Economic Occupancy:	93.7%
Call Protection(4):	L(26),Grtr1%orYM(91),O(4)	UW Revenues:	$32,400,383
Lockbox:	CMA	UW Expenses:	$11,493,283
Additional Debt:	Yes	UW NOI:	$20,907,099
Additional Debt Balance:	$100,000,000	UW NCF:	$20,007,397
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$366,000,000 / $728
		Appraisal Date:	11/15/2013

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$437
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$352
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.1%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	48.4%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.52x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$220,000,000	100.0%	Payoff Existing Debt	$166,616,107	75.7%
			Return of Equity	52,215,592	23.7
			Closing Costs	1,168,301	0.5
Total Sources	$220,000,000	100.0%	Total Uses	$220,000,000	100.0%
(1)
Jordan Creek Town Center is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $220.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $220.0 million Jordan Creek Town Center Whole Loan.

(2)
Net Rentable Area excludes six ground leased outparcels totaling 133,370 and Scheels All Sports totaling 122,025 square feet. Each of the seven tenants owns its own improvements and ground leases the land from the borrower.

(3)	Occupancy includes one tenant, Lush Fresh Handmade Cosmetics, occupying 803 square feet, which has executed a lease but is not yet in occupancy. The tenant is expected to take occupancy by May 2014.
(4)
The first payment date for the loan according to the mortgage loan document is February 1, 2014. At securitization, funds sufficient to pay the interest associated with the loan on the Distribution Date in January 2014 will be deposited into the trust. Consequently, the mortgage loan term has been adjusted to reflect the additional payment of interest that the trust will receive on behalf of the mortgage loan.

(5)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.

The Loan. The Jordan Creek Town Center loan is secured by a first mortgage lien on 503,034 square feet of a super regional mall totaling approximately 1.1 million square feet located in West Des Moines, Iowa. The whole loan has an outstanding principal balance of $220.0 million (the “Jordan Creek Town Center Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $120.0 million and is being contributed to the JPMBB 2013-C17 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $100.0 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The holder of Note A-1 (the “Jordan Creek Town Center Controlling Noteholder”) will be the Trustee of the JPMBB 2013-C17 Trust (or, prior to the occurrence and continuance of a control event, the Directing Certificateholder) and will be entitled to exercise all of the rights of the Jordan Creek Town Center Controlling Noteholder with respect to the Jordan Creek Town Center Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Jordan Creek Town Center

The Jordan Creek Town Center Whole Loan has a 10-year term and amortizes on a 30-year schedule. The previously existing debt was originated by Eurohypo and was securitized in the JPMCC 2005-LDP5 transaction. The collateral for the previously existing debt also included the 260,000 square foot Village at Jordan Creek which is not included in the collateral for the Jordan Creek Town Center Whole Loan.

The Borrower. The borrowing entity for the Jordan Creek Town Center Whole Loan is Jordan Creek Town Center, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is GGP Real Estate Holding I, Inc., an affiliate of General Growth Properties, Inc. (“GGP”). GGP (NYSE: GGP) is a publicly traded, self-managed and self-administered real estate investment trust focused on owning, managing, leasing and redeveloping regional malls throughout the United States. GGP as of the Cut-off Date owns, or has an interest in, 123 regional shopping malls comprising approximately 128 million square feet of gross leasable area. GGP is headquartered in Chicago, Illinois. The related borrower is a subsidiary of General Growth Properties, Inc., which filed for Chapter 11 bankruptcy in 2009, together with approximately 160 property level borrowers. See “Description of the Mortgage Pool Mortgaged Property Considerations-Litigation Considerations; Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus for additional information.

The Property.  Jordan Creek Town Center is an approximately 1.1 million square foot enclosed super regional mall, of which 503,034 square feet serves as collateral for the whole loan. Jordan Creek Town Center is considered the dominant retail property serving the greater Des Moines market. The property is part of a three element shopping and entertainment complex that consists of the mall, a three-acre Lake District and an approximately 260,000 square foot lifestyle center. The main retail component is an enclosed mall consisting of 974,819 square feet, of which 503,034 square feet are collateral for the whole loan. The Lake District, which is also collateral for the loan, provides an outdoor component comprised of a three-acre lake surrounded by bike trails and an amphitheater that complement the five restaurants that are along the lake and a Residence Inn totaling 133,370 square feet. The restaurants and hotel are each on a ground lease. The third component of the development is an approximately 260,000 square foot lifestyle center, Village at Jordan Creek, anchored by Costco, Lowe’s and Dick’s Sporting Goods, that is not included in the collateral for the Jordan Creek Town Center Whole Loan. The entire development was constructed in phases between 2004 and 2005 by the sponsor. The property is anchored by Dillard’s (197,760 square feet), Younkers, a subsidiary of The Bon-Ton, (152,000 square feet) and Scheels All Sports (122,025 square feet). Scheels All Sports, based in North Dakota, currently operates 24 stores across the Midwest, carries a diverse lineup including an extensive outdoor sports department. Dillard’s and Younkers each owns its own land and improvements while Scheels All Sports owns its own improvements and ground leases the land from the borrower. The Dillard’s and Younker’s sites are excluded from the collateral for the Jordan Creek Town Center Whole Loan. There are 6,568 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 5.93 spaces per 1,000 square feet of net rentable area.

The property is situated on approximately 142 acres in West Des Moines, Iowa, approximately two miles from both Interstate 35 and Interstate 80, which serve as major north/south and east/west thoroughfares, respectively. As of September 30, 2013, the property was approximately 94.9% occupied by 129 tenants. The property’s tenancy caters to a mid- to upper-price point customer, with tenants that include Apple, Banana Republic, Brooks Brothers, The Cheesecake Factory and J. Crew. The Apple store at the property serves as the only one of its kind in the state of Iowa. Gross mall sales for all tenants that reported as of the trailing twelve-month period ending September 30, 2013 were approximately $300.3 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $553, $595 and $571 in 2011, 2012 and the trailing twelve-month period ending September 30, 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 10.9%, 10.8% and 11.5%, respectively.

The property is located in West Des Moines, the capital of Iowa, approximately 10 miles west of the Des Moines central business district. The boundaries of the local area are provided by Interstate 80 to the north and Interstate 35 to the east, both of which are located approximately two miles from the property. The property is located less than one mile from the Wells Fargo Home Mortgage and Home Equity campus, which is home to approximately 13,000 employees and is currently undergoing an approximately $100.0 million expansion. Additionally, Microsoft operates a 100,000 square foot data center located approximately two miles south of the property, and according to the appraisal is constructing a 710,000 square foot expansion that is scheduled to open in 2015. According to the appraisal, the property has a primary trade area consisting of a seven-mile radius that contains approximately 151,750 people, with an average household income of $89,954 as of 2013. The secondary trade area, defined as being within a 15-mile radius of the property, contains approximately 442,980 people with an average household income as of 2013 of $73,265. The appraisal concluded per square foot market rents of $72.00 for spaces up to 1,000 square feet, $46.00 for spaces between 1,001 and 2,500 square feet, $35.00 for spaces between 2,501 and 5,000 square feet and $25.00 for spaces between 5,001 and 10,000. According to the appraisal, the property’s primary competition consists of the three properties that are detailed in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Jordan Creek Town Center

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Valley West Mall	1975 / 2003	980,000	$425	95.0%	3 miles	JCPenney, Von Maur, Younkers
Merle Hay Mall	1959 / 2008	1,152,887	$250	70.0%	7 miles	Kohl’s, Target, Sears, Younkers
Southridge Mall	1975 / 2012	880,853	$200	70.0%	11 miles	Des Moines Community College, Hy-Vee, Target, Younkers
Total / Weighted Average		3,013,740	$292	78.1%
(1)	Per the appraisal.

Historical and Current Occupancy(1)
2008(2)	2009(2)	2010	2011	2012	TTM(3)
96.7%	96.3%	96.1%	95.0%	93.6%	94.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	2008 and 2009 occupancies include temporary tenants.
(3)	TTM Occupancy is as of September 30, 2013.

In-line Sales and Occupancy Costs
	2010	2011	2012	TTM(1)(2)
In-line Sales PSF(3)(4)	$506	$553	$595	$571
Occupancy Costs(3)(5)	11.6%	10.9%	10.8%	11.5%
(1)	TTM In-line Sales PSF and Occupancy Costs represent the trailing twelve-months ending September 30, 2013.
(2)
TTM Occupancy includes one tenant, Lush Fresh Handmade Cosmetics, occupying 803 square feet, which has executed a lease but is not yet in occupancy. The tenant is expected to take occupancy by May 2014.

(3)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.
(4)	In-line Sales PSF excluding Apple were $429, $459, $490 and $470 for 2010, 2011, 2012 and TTM, respectively.
(5)	Occupancy Costs excluding Apple were 13.6%, 13.1%, 13.1% and 13.9% for 2010, 2011, 2012 and TTM, respectively.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchors
Dillard’s(4)	Ba3 / BB+ / BBB-	197,760	N/A	N/A	N/A	N/A	N/A
Younkers(4)	Caa2 / B- / NA	152,000	N/A	N/A	N/A	N/A	N/A
Scheels All Sports(5)	NA / NA / NA	122,025	N/A	$2.89	$506	1.0%	7/31/2029
Total:		471,785

Top 10 Collateral Tenants
Century Theatres(6)	NA / NA / NA	69,914	13.9%	$20.90	$538,645	15.7%	8/4/2019
Barnes & Noble	NA / NA / NA	29,969	6.0%	$10.84	$188	5.8%	1/31/2015
Pottery Barn(7)	NA / NA / NA	11,677	2.3%	$35.04	$350	10.0%	1/31/2017
The Cheesecake Factory	NA / NA / NA	11,141	2.2%	$35.00	$740	7.5%	1/31/2025
Gap/Gap Body	Baa3 / BBB- / BBB-	10,402	2.1%	$30.00	$292	19.1%	1/31/2016
Champps Americana	NA / NA / NA	10,143	2.0%	$35.49	$284	13.0%	8/31/2019
Finish Line	NA / NA / NA	8,559	1.7%	$34.00	$387	17.5%	2/28/2015
Pottery Barn Kids	NA / NA / NA	8,144	1.6%	$22.17	$222	10.1%	1/31/2017
Express	NA / BB / NA	8,090	1.6%	$26.00	$501	10.3%	1/31/2015
Victoria’s Secret	Ba2 / BB+ / BB+	7,947	1.6%	$26.00	$930	8.1%	1/31/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending September 30, 2013 for all tenants.
(4)	Each tenant owns its own land and improvements and is excluded from the collateral for the Jordan Creek Town Center Whole Loan.
(5)
Scheels All Sports owns its own improvements but ground leases the land from the borrower. Base Rent PSF and Sales PSF are based on the square footage of the tenant owned improvements, and Lease Expiration Date represents the ground lease expiration date.

(6)	Sales PSF reflects sales per screen for Century Theaters. Sales per screen is based on a total of 20 screens.
(7)	Pottery Barn pays rent of 10% of gross sales in lieu of base rent. Base Rent PSF represents percentage rent based on trailing twelve month sales as of September 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Jordan Creek Town Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring(2)	Net Rentable Area Expiring(2)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	25,601	5.1%	NAP	NAP	25,601	5.1%	NAP	NAP
2013 & MTM	0	0	0.0	$0	0.0%	25,601	5.1%	$0	0.0%
2014	8	14,174	2.8	715,067	4.3	39,775	7.9%	$715,067	4.3%
2015	57	200,628	39.9	6,557,009	39.6	240,403	47.8%	$7,272,076	43.9%
2016	19	61,152	12.2	2,069,597	12.5	301,555	59.9%	$9,341,673	56.4%
2017	9	37,352	7.4	1,273,990	7.7	338,907	67.4%	$10,615,664	64.1%
2018	5	16,263	3.2	521,870	3.2	355,170	70.6%	$11,137,533	67.3%
2019	4	81,480	16.2	1,992,266	12.0	436,650	86.8%	$13,129,799	79.3%
2020	6	14,943	3.0	594,159	3.6	451,593	89.8%	$13,723,958	82.9%
2021	1	875	0.2	78,313	0.5	452,468	89.9%	$13,802,270	83.4%
2022	6	14,178	2.8	526,544	3.2	466,646	92.8%	$14,328,814	86.5%
2023	5	12,302	2.4	643,309	3.9	478,948	95.2%	$14,972,124	90.4%
2024 & Beyond	9	24,086	4.8	1,584,729	9.6	503,034	100.0%	$16,556,853	100.0%
Total	129	503,034	100.0%	$16,556,853	100.0%
(1)	Based on the underwritten rent roll.
(2)	Number of leases expiring includes seven tenants with ground leases but excludes the 255,395 square feet of net rentable area leased by such tenants.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$15,461,953	$15,870,605	$15,903,104	$16,221,071	$16,556,853	$32.91	52.8%
Vacant Income	0	0	0	0	1,122,435	2.23	3.6
Gross Potential Rent	$15,461,953	$15,870,605	$15,903,104	$16,221,071	$17,679,288	$35.15	56.3%
Total Reimbursements	10,465,026	11,379,491	12,060,574	12,746,151	13,705,288	27.25	43.7
Net Rental Income	$25,926,979	$27,250,096	$27,963,678	$28,967,222	$31,384,576	$62.39	100.0%
(Vacancy/Credit Loss)	14,689	(30,124)	63,417	939	(1,977,496)	(3.93)	(6.3)
Other Income(4)	2,503,979	2,674,083	2,913,392	2,993,303	2,993,303	5.95	9.5
Effective Gross Income	$28,445,647	$29,894,055	$30,940,487	$31,961,464	$32,400,383	$64.41	103.2%

Total Expenses	$10,587,732	$10,758,432	$11,127,169	$11,038,652	$11,493,283	$22.85	35.5%

Net Operating Income	$17,857,915	$19,135,623	$19,813,318	$20,922,812	$20,907,099	$41.56	64.5%

Total TI/LC, Capex/RR	0	0	0	0	899,702	1.79	2.8
Net Cash Flow	$17,857,915	$19,135,623	$19,813,318	$20,922,812	$20,007,397	$39.77	61.8%
Average Annual Rent PSF(5)	$33.49	$34.19	$34.79	$35.60
(1)	TTM column represents the trailing twelve-month period ending September 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents In Place includes one tenant, Lush Fresh Handmade Cosmetics, occupying 803 square feet, which has executed a lease but is not yet in occupancy. The tenant is expected to take occupancy by May 2014.

(4)	Other Income is primarily attributable to temporary tenants, storage, gift card income and trash pad rental.
(5)	Average Annual Rent PSF is based on historical financial statements and leased square footage. Dillard’s, Younkers and vacant space are excluded from the calculation.

Property Management. The property is managed by an affiliate of the sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no Lockbox Event exists.

A “Lockbox Event” means: (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the property manager not dismissed within 90 days or (iii) the DSCR as calculated in the loan documents based on the trailing twelve-month period falls below 1.20x.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Lockbox Event exists. In addition, the borrower is not required to make deposits for insurance premiums so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Jordan Creek Town Center

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no Lockbox Event exists. Following the occurrence and during the continuance of a Lockbox Event, the borrower is required to deposit $9,998 per month ($0.24 per square foot annually) for replacement reserves. The reserve is subject to a cap of $119,971 ($0.24 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no Lockbox Event exists. Following the occurrence and during the continuance of a Lockbox Event, the borrower is required to deposit $64,975 per month ($1.55 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $779,703 ($1.55 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Lockbox Event. During a Lockbox Event, all funds on deposit in the lockbox account are swept daily to a segregated cash management account under control of the lender. The lender will have a first priority security interest in the cash management account.

Future Additional Debt. A mezzanine loan may be obtained by the borrower’s affiliates, provided certain terms and conditions are satisfied, including, but not limited to, the following: (i) no event of default exists, (ii) the aggregate LTV of the mortgage and mezzanine loans does not exceed 54.1% based on a recent appraisal, (iii) the DSCR (taking into account the mezzanine loan) as calculated in the loan documents is not less than 1.6398x, (iv) the debt yield (taking into account the mezzanine loan) is not less than 9.3679%; (v) the maturity date of the mezzanine loan will be the same as the final maturity date of the mortgage loan or is freely prepayable from and after the maturity date of the mortgage loan and (vi) after securitization, the borrower is required to deliver a confirmation from the rating agencies that such mezzanine loan will not result in the downgrade, qualification or withdrawal of the current ratings of the certificates as a result of the mezzanine loan. Additionally, the sponsor and certain of its affiliates are permitted to pledge their direct or indirect equity interests in the borrower as part of a corporate financing.  In connection with this financing, the loan documents require, among other things, that the net asset value of the pledgor (together with any other co-borrowers or guarantors) be at least $600 million, and that there be no change in the property management or the property will be managed by a qualified manager, as provided in the loan documents, as a result of the pledge or the exercise of any remedies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CANADA
MONTANA
NORTH DAKOTA
MINNESOTA
SOUTH DAKOTA
Minneapolis
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WYOMING
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1
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MAP © 2013 CARTIFACT, INC. LOS ANGELES, CA

EIP National

	Property	City	State	Zip
1	2695 Plainfield Road	Joliet	Illinois	60435
2	10701 Central Port Drive	Orlando	Florida	32824
3	1 Geoffrey Drive	Fairless Hills	Pennsylvania	19030
4	1506 Geoffrey Trail	Youngstown	Ohio	44509
5	9647 West Wingfoot Road	Houston	Texas	77041
6	375 Distribution Circle	Fairfield	Ohio	45014
7	7900 North Haggerty Road	Canton	Michigan	48187

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$93,900,000	Title:	Various
Cut-off Date Principal Balance:	$93,900,000	Property Type - Subtype:	Industrial - Warehouse
% of Pool by IPB:	8.7%	Net Rentable Area (SF):	3,228,734
Loan Purpose:	Refinance	Location:	Various
Borrowers:	Equity Industrial II LLC and Equity Industrial IV LLC	Year Built / Renovated:	Various / Various
		Occupancy:	100.0%
Sponsors(1):	Various	Occupancy Date:	10/1/2013
Interest Rate:	4.91270%	Number of Tenants:	9
Note Date:	10/28/2013	2010 NOI:	$8,518,346
Maturity Date:	11/1/2023	2011 NOI:	$7,661,803
Interest-only Period:	24 months	2012 NOI:	$7,878,397
Original Term:	120 months	TTM NOI (as of 8/2013)(2):	$8,381,552
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$11,398,705
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$2,183,684
Lockbox:	Hard	UW NOI(2):	$9,215,021
Additional Debt:	Yes	UW NCF:	$8,248,611
Additional Debt Balance:	$16,100,000	Appraised Value / Per SF:	$125,500,000 / $39
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	September / November 2013

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:		$29
Taxes:	$592,685	$72,438	N/A	Maturity Date Loan / SF:		$25
Insurance:	$0	Springing	N/A	Cut-off Date LTV:		74.8%
Replacement Reserves:	$26,906	$26,906	N/A	Maturity Date LTV:		64.6%
TI/LC:	$54,167	$54,167	$1,300,000	UW NCF DSCR:		1.38x
Other:	$323,599	$0	N/A	UW NOI Debt Yield:		9.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$93,900,000		85.1%	Payoff Existing Debt	$107,056,885	97.0%
Mezzanine Loan	16,100,000		14.6	Closing Costs	2,275,804	2.1
	330,047		0.3	Upfront Reserves	997,357	0.9
Total Sources	$110,330,047		100.0%	Total Uses	$110,330,047	100.0%
(1)	For a full description of the sponsors, please refer to “The Sponsors” below.
(2)	UW NOI is higher than TTM NOI due to new leases with Plastipak Packaging, Inc. and Commonwealth, Inc., totaling 466,760 square feet that account for approximately $1.0 million of annual rent.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The EIP National loan has an outstanding principal balance of $93.9 million and is secured by a first mortgage lien on seven industrial properties totaling approximately 3.2 million square feet that are located in Illinois, Florida, Ohio, Pennsylvania, Texas and Michigan. The loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. The previously existing debt was a balance sheet loan originated by UBS Realty Investors.

The Borrowers. The borrowing entities for the loan are Equity Industrial II LLC and Equity Industrial IV LLC, each a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Neal Shalom, Lewis Heafitz and Donald Levine. The guarantors are each principals and co-founders of Equity Industrial Partners (“EIP”). Founded in 1994, EIP is a developer and operator of industrial warehouse and distribution facilities throughout the United States. Since inception, EIP has acquired, developed and sold over 50 million square feet of industrial property and as of November 2013, EIP’s portfolio includes over 30 properties totaling over 10 million square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Properties. The seven property EIP National portfolio consists of five single tenant properties and two multi-tenant properties. The properties are located in Illinois, Florida, Ohio, Pennsylvania, Texas and Michigan and total approximately 3.2 million square feet. The properties were constructed between 1980 and 1994 with uses consisting of warehouse, distribution and office. The properties were 100.0% leased by nine tenants as of October 2013. The sponsors acquired the properties between 1999 and 2000 as part of a larger sale lease back transactions with Toys “R” Us and have a total cost basis of approximately $113.9 million inclusive of total acquisition costs of $93.4 million and $20.5 million of capital that has been invested since acquisition. At acquisition, Toys “R” Us executed leases with initial terms of three years and have subsequently renewed its leases several times at the 2695 Plainfield Road and 1506 Geoffrey Trail properties.

Portfolio Summary
Address	Location	Net Rentable Area (SF)	Year Built / Renovated	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
2695 Plainfield Road	Joliet, IL	671,040	1991	$22,250,000	23.7%	$32,200,000	$1,882,154
10701 Central Port Drive	Orlando, FL	555,000	1994	20,450,000	21.8	26,200,000	1,741,392
1 Geoffrey Drive	Fairless Hills, PA	415,000	1983 / 1987	15,900,000	16.9	20,800,000	1,352,674
1506 Geoffrey Trail	Youngstown, OH	442,162	1992	12,000,000	12.8	14,300,000	1,076,135
9647 West Wingfoot Road	Houston, TX	439,591	1980 / 2011	10,600,000	11.3	16,700,000	894,739
375 Distribution Circle	Fairfield, OH	322,941	1986	6,650,000	7.1	8,100,000	684,306
7900 North Haggerty Road	Canton, MI	383,000	1988	6,050,000	6.4	7,200,000	617,211
Total		3,228,734		$93,900,000	100.0%	$125,500,000	$8,248,611

Historical and Current Occupancy(1)
Property	Single Tenant (Yes / No)	2009	2010	2011	2012	Current(2)
2695 Plainfield Road	Yes	100.0%	100.0%	100.0%	100.0%	100.0%
10701 Central Port Drive	Yes	100.0%	100.0%	100.0%	100.0%	100.0%
1 Geoffrey Drive	Yes	100.0%	100.0%	100.0%	100.0%	100.0%
1506 Geoffrey Trail	Yes	100.0%	100.0%	100.0%	100.0%	100.0%
9647 West Wingfoot Road	No	100.0%	100.0%	100.0%	100.0%	100.0%
375 Distribution Circle(3)	No	55.5%	74.0%	74.0%	74.0%	100.0%
7900 North Haggerty Road(4)	Yes	100.0%	68.9%	38.0%	38.0%	100.0%
Weighted Average		95.5%	93.7%	90.0%	90.0%	100.0%
(1)	Historical Occupancies represent average occupancy for each respective year.
(2)	Current Occupancy is as of October 1, 2013.
(3)
The 375 Distribution Circle property was 100.0% leased prior to 2009 to Toys “R” Us. In 2008 Toys “R” Us vacated the property. In April 2009, International Paper Company signed a lease for 74.1% of the net rentable area and in November 2013, Commonwealth, Inc. signed a lease for the remaining 25.9% of the net rentable area.

(4)
The 7900 North Haggerty Road property was previously 100.0% leased to Bay Logistics with 38.0% of its space subleased to Metro Metals. Bay Logistics began vacating the property in 2010 in phases with Metro Metals remaining in occupancy. Plastipak Packaging, Inc. signed a new lease for 100.0% of the space in March 2013 and Metro Metals continues to sublease approximately 30.0% of the net rentable area.

Property Summary
Property	Building Type / Subtype	# of Buildings	Clear Heights	# of Dock Doors	% Office	Largest Tenant	Largest Tenant Expiration	Largest Tenant % of NRA
2695 Plainfield Road	Ind – Warehouse	1	49’-56’	114	5%	Toys “R” Us	1/31/2019	100.0%
10701 Central Port Drive	Ind – Warehouse	4	40’-45’	96	4%	Staples Contract & Commercial, Inc.	3/31/2016	100.0%
1 Geoffrey Drive	Ind – Warehouse	1	23’-30’	133	3%	Rite Aid Corporation	1/14/2017	100.0%
1506 Geoffrey Trail	Ind – Warehouse	1	29’-56’	89	4%	Toys “R” Us	1/31/2019	100.0%
9647 West Wingfoot Road	Ind – Warehouse	1	22’-30’	99	7%	HEB Grocery Company, LP	10/31/2017	67.1%
375 Distribution Circle	Ind – Warehouse	1	30’	85	5%	International Paper Company	3/31/2019	74.1%
7900 North Haggerty Road	Ind – Warehouse	1	35’	91	4%	Plastipak Packaging, Inc.	3/31/2023	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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2695 Plainfield Road. Located in Joliet, Illinois, the 671,040 square foot property was constructed in 1991 on a 54.1 acre parcel and is 100% leased to a single tenant, Toys “R” Us. The Toys “R” Us’ lease expires in January 2019 after signing a nine-year renewal in 2010. The property is used as Toys “R” Us’ regional warehouse and distribution center and has improvements that include 114 loading docks, one of which is a drive-in dock and 49 to 56 foot clear heights. Of the total property square footage, approximately 5.0% of the net rentable area is used as office space. The property was acquired in May 2000 for approximately $19.2 million. Toys “R” Us is one of the world’s largest toy retailers. The property is located approximately one mile east of Interstate 55 which serves as a north-south artery that provides direct access to Chicago, 39 miles to the north, and 8 miles north of Interstate 80 which serves as a major east-west Interstate that spans the United States. According to the appraisal, the property is located in the SW/I-55 Corridor submarket which reported an industrial vacancy rate of 8.2% and asking rents of $4.61 per square foot as of the second quarter of 2013.

10701 Central Port Drive. Located in Orlando, Florida, the 555,000 square foot property was constructed in 1994 on an approximately 44.0 acre parcel and is 100% leased to a single tenant, Staples Contract & Commercial, Inc. (“Staples”). The property is leased to Staples for a 10-year term through March 2016 with three five-year renewal options remaining. The property consists of four individual buildings comprised of a 555,000 square foot warehouse building, a storage building, an equipment building and a guard house. Staples uses the property primarily as a distribution warehouse facility and has improvements that include 96 dock-high doors and 40 to 45 foot clear heights. Of the total property square footage, approximately 4.0% of the net rentable area is used as office space.  The property was acquired in June 1999 for approximately $16.3 million. Staples is a leader in office products offering office supplies, technology products and services, facilities and breakroom supplies, furniture and copy and print services that are available both in-store and online. The property is located within approximately six miles of Interstate 4, Florida’s Turnpike, State Route 528 (Martin Anderson Beachline Expressway) and State Route 417 (Central Florida Greenway). According to the appraisal, the property is located in the Southeast Orange County submarket of Orlando which reported a vacancy rate of 11.0% and asking rents of $5.25 per square foot as of the second quarter of 2013.

1 Geoffrey Drive. Located in Fairless Hills, Pennsylvania, the 415,000 square foot property was constructed in 1983 and expanded in 1987 on a 36.7 acre parcel and is 100% leased to a single tenant, Rite Aid Corporation (“Rite Aid”). The property is leased to Rite Aid for a 15-year term through January 2017 with two five-year renewal options and one three-year renewal option. The property is primarily used for distribution, and has improvements that include 133 loading docks, rail access and 23 to 30 foot clear heights. Of the total property square footage, approximately 3.4% of the net rentable area is used as office space. The property was acquired in July 1999 for approximately $13.2 million. Rite Aid is one of the largest U.S. drugstore chains with approximately 4,600 stores in 31 states and the District of Columbia. The property is located within approximately four miles of Interstate 95 and Interstate 276 (the Pennsylvania Turnpike) both of which are heavily trafficked truck routes. According to the appraisal, the property is located in the Bucks County Industrial submarket of Philadelphia which reported a vacancy rate of 5.6% and asking rents of $4.22 per square foot as of the second quarter of 2013.

1506 Geoffrey Trail. Located in Youngstown, Ohio, the 442,162 square foot property was constructed in 1992 on a 43.9 acre parcel and is 100% leased to a single tenant, Toys “R” Us. Toys “R” Us leases the property on a 19-year lease that expires in January 2019. The property is primarily used as a warehouse and distribution facility and has improvements that include 89 loading docks, rail access and 29 to 56 foot clear heights. Of the total property square footage, approximately 4.0% is used as office space. The property was acquired in May 2000 for approximately $10.7 million. According to the appraisal, the property is located in the Northeast Ohio market which reported a vacancy rate of 8.0% and asking rents of $3.21 per square foot as of the second quarter of 2013.

9647 West Wingfoot Road. Located in Houston, Texas, the property was constructed in 1980 on a 36.9 acre parcel and expanded in 1985 and 1992. The 439,591 square foot property was renovated in 2011 and is 100% leased by two tenants. The property is primarily used as a distribution center and has improvements that include 99 loading docks, 96 of which are dock-high and 22 to 30 foot clear heights. Of the total property square footage, approximately 7.0% is used as office space. The property was acquired in May 2000 for approximately $12.2 million. The largest tenant at the property, HEB Grocery Company, LP, leases approximately 67.1% of the net rentable area on a lease through October 2017 with one five-year extension option. HEB Grocery Company, LP is a privately owned supermarket chain with approximately 340 stores located throughout Texas and Mexico. The second largest tenant at the property, International Paper Company, leases approximately 32.9% of the net rentable area on a lease through March 2022 with three, five-year extension options. According to the appraisal, the property is located in the Northwest Inner Loop submarket of Houston which reported a vacancy rate of 4.5% and asking rents of $6.31 per square foot as of the third quarter of 2013.

375 Distribution Circle. Located in Fairfield, Ohio, the 322,941 square foot property was constructed in 1986 on a 24.3 acre parcel and is 100% leased by two tenants. The property is primarily used as a distribution center and has improvements that include 85 loading docks, 74 of which are dock-high, and 30 foot clear heights. Of the total property square footage, approximately 5.0% is used as office space. The property was acquired in May 2000 for approximately $8.0 million. The largest tenant at the property, International Paper Company, leases approximately 74.1% of the net rentable area on a lease through March 2019. International Paper Company is a publicly traded packaging, pulp and paper company with operations in North America, Europe, Latin America, Russia, Asia and North Africa. The second largest tenant at the property, Commonwealth, Inc., leases approximately 25.9% of the net rentable area on a lease through October 2016. Commonwealth is a third party logistics company based in Cincinnati, Ohio, specializing in providing public warehousing and contract warehousing solutions. According to the appraisal, the property is located in the Northwest Cincinnati submarket, which reported a vacancy rate of 7.6% and asking rents of $3.41 per square foot as of the second quarter of 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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7900 North Haggerty Road. Located in Canton, Michigan, the 383,000 square foot property was constructed in 1988 on a 26.8 acre parcel and is 100% leased by a single tenant, Plastipak Packaging, Inc. (“Plastipak”). The property is leased to Plastipak through March 2023 with one five-year renewal option. The property is primarily used as a distribution center and has improvements that include 91 loading docks, 86 of which are dock-high, and 35 foot clear heights. Of the total property square footage, approximately 4.0% is used as office space. The property was acquired in June 1999 for approximately $13.8 million. Plastipak, which is headquartered approximately 1.5 miles from the property, manufactures plastic packaging for a variety of industries including food and beverage, consumer cleaning, automotive and personal care. Plastipak currently subleases approximately 30.0% of the net rentable area to Metro Metals on a month to month basis. According to the appraisal, the property’s submarket north and west of Detroit reported a vacancy rate of 11.0% and asking rents of $4.04 per square foot as of the year end 2012.

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Toys “R” Us(3)	Various	Caa1 / B / B-	1,113,202	34.5%	$3.12	1/31/2019
Staples	10701 Central Port Drive	Baa2 / BBB / BBB	555,000	17.2%	$3.73	3/31/2016
Rite Aid	1 Geoffrey Drive	Caa2 / B / CCC+	415,000	12.9%	$3.81	1/14/2017
International Paper Company(4)(5)	Various	Baa3 / BBB / NA	383,602	11.9%	$2.76	3/31/2019
Plastipak(6)	7900 North Haggerty Road	Caa1 / BB- / NA	383,000	11.9%	$2.15	3/31/2023
HEB Grocery Company, LP	9647 West Wingfoot Road	NA / NA / NA	295,170	9.1%	$2.76	10/31/2017
Commonwealth, Inc.(7)	375 Distribution Circle	NA / NA / NA	83,760	2.6%	$1.85	10/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Toys “R” Us leases 671,040 square feet at 2695 Plainfield Road at a rate of $3.28 per square foot through January 2019 and 442,162 square feet at 1506 Geoffrey Trail at a rate of $2.88 per square foot through January 2019.

(4)
International Paper Company leases 239,181 square feet at 375 Distribution Circle at a rate of $2.90 per square foot through March 2019 and 144,421 square feet at 9647 West Wingfoot Road at a rate of $2.53 per square foot through March 2022.

(5)
International Paper Company has the right to terminate its lease at 375 Distribution Circle on March 31, 2014 with 12 months’ notice and payment of a termination fee. International Paper Company also has the right to terminate its lease at 9647 West Wingfoot Road on March 31, 2017 with 12 months’ notice and payment of a termination fee.

(6)
Plastipak has the right to terminate its lease on February 28, 2018 with six months’ notice and has the option to purchase the property anytime after February 28, 2018 for $10,000,000 with six months’ notice.

(7)	Commonwealth, Inc. has the right to terminate its lease on October 31, 2015 with six months’ notice and payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2013 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2014	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	2	638,760	19.8	2,226,898	22.3	638,760	19.8%	$2,226,898	22.3%
2017	2	710,170	22.0	2,395,819	24.0	1,348,930	41.8%	$4,622,717	46.3%
2018	0	0	0.0	0	0.0	1,348,930	41.8%	$4,622,717	46.3%
2019	3	1,352,383	41.9	4,168,063	41.8	2,701,313	83.7%	$8,790,780	88.1%
2020	0	0	0.0	0	0.0	2,701,313	83.7%	$8,790,780	88.1%
2021	0	0	0.0	0	0.0	2,701,313	83.7%	$8,790,780	88.1%
2022	1	144,421	4.5	365,674	3.7	2,845,734	88.1%	$9,156,454	91.7%
2023	1	383,000	11.9	823,450	8.3	3,228,734	100.0%	$9,979,904	100.0%
2024 & Beyond	0	0	0.0	0	0.0	3,228,734	100.0%	$9,979,904	100.0%
Total	9	3,228,734	100.0%	$9,979,904	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)

Rents in Place(3)	$9,035,758	$8,459,758	$8,554,891	$9,153,247	$9,979,904	$3.09	83.2%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$9,035,758	$8,459,758	$8,554,891	$9,153,247	$9,979,904	$3.09	83.2%
Total Reimbursements	1,374,401	1,263,049	1,377,536	1,328,240	2,012,421	0.62	16.8
Net Rental Income	$10,410,159	$9,722,807	$9,932,427	$10,481,486	$11,992,325	$3.71	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(593,620)	(0.18)	(5.0)
Other Income	0	0	12,571	25	0	0.00	0.0
Effective Gross Income	$10,410,159	$9,722,807	$9,944,998	$10,481,511	$11,398,705	$3.53	95.1%

Total Expenses	$1,891,813	$2,061,004	$2,066,601	$2,099,959	$2,183,684	$0.68	19.2%

Net Operating Income	$8,518,346	$7,661,803	$7,878,397	$8,381,552	$9,215,021	$2.85	80.8%

Total TI/LC, Capex/RR	0	0	0	0	966,409	0.30	8.5
Net Cash Flow	$8,518,346	$7,661,803	$7,878,397	$8,381,552	$8,248,611	$2.55	72.4%
(1)	TTM column represents the trailing twelve month period ending in August 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place is higher than historical years primarily due to new leases with Plastipak Packaging, Inc. and Commonwealth, Inc. totaling 466,760 square feet that account for approximately $1.0 million of annual rent.

Ground Lease. The borrowers have a leasehold interest in a portion of the 9647 West Wingfoot Road property. The ground lease commenced in 2011 and has a final expiration on July 31, 2061. Ground rent due under the ground lease is $56,162 annually through August 2031, after which the annual rent is reset to fair market value as determined by the ground lessor and the borrowers.

Property Management. The portfolio is managed by an affiliate of the sponsors, Equity Industrial Partners Corp., which manages in excess of 17.5 million square feet of real estate nationwide.

Escrows and Reserves. At origination, the borrowers deposited into escrow $592,685 for real estate taxes, $200,000 for outstanding tenant improvements and leasing commissions associated with Commonwealth, Inc., $67,985 for required repairs, $54,167 for rollover reserves, $38,739 for free rent associated with Commonwealth, Inc., $26,906 for replacement reserves and $16,875 for environmental obligations.

Tax Escrows - The borrowers are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $72,438.

Insurance Escrows - The requirement for the borrowers to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and (i) the borrowers provide the lender with evidence that the properties are insured pursuant to an acceptable blanket insurance policy or, (ii) for an individual property, the borrowers provide the lender with evidence that such individual property is insured by a tenant in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $26,906 (approximately $0.10 per square foot annually) for replacement reserves. Unless the Plastipak Purchase Option (defined below) has been exercised, the borrowers will be required to escrow an additional $13,381 starting on March 1, 2018 until the earlier of the release of the 7900 North Haggerty Road property or March 1, 2019.

“Plastipak Purchase Option” means the option of Plastipak to purchase the 7900 North Haggerty Road property at any time after March 1, 2018 with six months’ notice and payment of a $10.0 million purchase price. The proceeds from the sale are required to be used to pay the release premium for the mortgage and mezzanine loans, which total $8,460,000 and $1,540,000, respectively, as of the Cut-off Date. No funds resulting from the sale of the property will be returned to the borrower.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $54,167 (approximately $0.20 per square foot annually) into the TI/LC escrow.  In the event that Toys “R” Us extends both of its leases for terms that extend at least two years beyond the maturity date, or replacement leases for such spaces are entered into for terms that extend two years beyond the maturity date, the reserve is subject to a cap of $1.3 million (approximately $0.40 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

EIP National

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrowers were required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) the DSCR, including the mezzanine loan,  based on the trailing three-month period falls below 1.05x, (ii) there is an event of default under the loan documents, (iii) the borrowers or property manager becomes the subject of a bankruptcy, insolvency or similar action, (iv) there is a bankruptcy action by any current tenant or any current tenant vacates the property or (v) Toys “R” Us fails to renew either of its leases on or before January 31, 2017, then all excess cash flow after payment of debt service, required reserves and operating expenses will be deposited into the cash management account and will be held as additional collateral for the loan.

Release of Property. The borrowers may release the 383,000 square foot 7900 North Haggerty Road property from the collateral for the loan in connection with the exercise of the Plastipak Purchase Option provided that, among other things, (i) no event of default exists, (ii) payment of the $8,460,000 mortgage loan release amount and $1,540,000 of the mezzanine loan release amount, (iii) the DSCR as calculated in the loan documents (including the mezzanine loan) for the properties then remaining subject to the lien of the mortgage after giving effect to such release is equal to or greater than the greater of (a) 1.04x and (b) the DSCR as calculated in the loan documents immediately preceding the release of the individual property and (iv) after giving effect to the release for the applicable individual property, (a) the LTV for the properties then remaining is equal to or less than the lesser of 88.0% and (b) the LTV of the properties immediately preceding the release of the individual property.

Additional Debt. A mezzanine loan of $16.1 million secured by the equity interests in the borrowers were provided by JPMCB and has been sold to a third party investor. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 12.00000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 87.6%, the UW NCF DSCR is 1.04x and the UW NOI Debt Yield is 8.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

The Aire

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

The Aire

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

The Aire

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$90,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$90,000,000	Property Type - Subtype:	Multifamily - High Rise/Retail
% of Pool by IPB:	8.3%	Net Rentable Area (Units / SF)(2):	310 Units / 292,270 SF
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	150 Amsterdam Avenue Holdings LLC	Year Built / Renovated:	2010 / N/A
Sponsors(3):	Various	Occupancy(4)(5):	91.7%
Interest Rate:	4.83334%	Occupancy Date:	10/17/2013
Note Date:	10/31/2013	Number of Tenants(6):	3
Maturity Date:	11/1/2023	2010 NOI:	N/A
Interest-only Period:	24 months	2011 NOI:	$9,951,047
Original Term:	120 months	2012 NOI:	$15,183,039
Original Amortization:	360 months	TTM NOI (as of 9/2013):	$15,255,913
Amortization Type:	IO-Balloon	UW Economic Occupancy(4)(5):	90.7%
Call Protection:	L(24),Grtr1%orYM(90),O(6)	UW Revenues(4)(5):	$21,541,381
Lockbox:	Soft	UW Expenses:	$5,060,180
Additional Debt:	Yes	UW NOI:	$16,481,201
Additional Debt Balance:	$135,000,000 / $25,000,000	UW NCF:	$16,419,201
Additional Debt Type:	Pari Passu / Mezzanine	Appraised Value / Per Unit(7):	$365,000,000 / $1,177,419
Appraisal Date:	9/10/2013

Escrows and Reserves(8)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit(7):	$725,806
Taxes:	$402,838	$168,735	N/A	Maturity Date Loan / Unit(7):	$625,337
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.6%
Replacement Reserves:	$5,167	$5,167	N/A	Maturity Date LTV:	53.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR(4):	1.15x
Other:	$1,163,056	$100,000	N/A	UW NOI Debt Yield:	7.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$225,000,000	80.2%	Payoff Existing Debt	$277,027,566	98.8%
Mezzanine Loan	25,000,000	8.9	Closing Costs	1,786,300	0.6
Sponsor Equity	30,384,926	10.8	Upfront Reserves	1,571,060	0.6
Total Sources	$280,384,926	100.0%	Total Uses	$280,384,926	100.0%
(1)
The Aire is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $225.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $225.0 million The Aire whole loan.

(2)	The Net Rentable Area of 292,270 square feet represents 255,434 square feet of multifamily space (310 units) and 36,836 square feet of commercial space.
(3)	For a full description of the sponsors, please refer to “The Sponsors” below.
(4)
Occupancy, UW Economic Occupancy and UW Revenues excludes two master leases provided by the sponsors. Please refer to “Master Lease” below. Including the master leases the Occupancy, UW Economic Occupancy and UW NCF DSCR are 92.3%, 95.5% and 1.23x, respectively.

(5)
Occupancy, UW Economic Occupancy and UW Revenues include a 9,174 square foot lease to Flywheel Sports, Inc. and a 8,202 square foot lease to Winthrop University Hospital, which have been executed, but the tenants have not yet taken occupancy. The tenants are expected to take occupancy in December 2013 and February 2014, respectively.

(6)	Number of tenants reflects commercial tenants only and does not include the master lease for 4,460 square feet from the sponsors. Please refer to “Master Lease” below.
(7)
Appraised Value / Per Unit, Cut-off Date Loan / Unit and Maturity Date Loan / Unit are each calculated based on 310 multifamily units; however, an additional 10.9% of the underwritten net rental income is attributable to the commercial and parking components of the property.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

The Aire

The Loan. The loan is secured by a first mortgage lien on a 310-unit multifamily property with 36,836 square feet of commercial space and a 115-space underground parking garage located in New York, New York. The loan has an outstanding principal balance of $225.0 million (“The Aire Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, which has an outstanding principal balance as of the Cut-off Date of $90.0 million, is being contributed to the JPMBB 2013-C17 Trust. The holder of the Note A-1 (the “Aire Controlling Noteholder”), which has an outstanding principal balance as of the Cut-off Date of $135.0 million, is the trustee of the JPMCC 2013-C16 Trust. The Trustee of the JPMCC 2013-C16 Trust (or, prior to the occurrence and continuance of a control event under the JPMCC 2013-C16 pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the controlling noteholder with respect to the The Aire Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Aire Whole Loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. The previously existing debt was construction financing provided by affiliates of Wells Fargo.

The Borrower. The borrowing entity for the loan is 150 Amsterdam Avenue Holdings LLC, a New York limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Albert Kalimian, Edna Kalimian Amirian and Rita Kalimian Sakhaie. The loan’s sponsors are affiliated with The Kalimian Organization, which is a privately held New York based real estate investment, development and management firm focusing on new developments and restoration of historical and underutilized properties. The Kalimian Organization currently owns 12 properties located in New York City with a total net rentable area of approximately 1.4 million square feet.

The Property. The Aire is a Class A multifamily apartment building that was constructed in 2010 for approximately $356.2 million by the sponsors. The property is located at the intersection of West 67th Street and Amsterdam Avenue on the Upper West Side of Manhattan. The property was built on a 1.15 acre site and consists of a 42-story luxury apartment tower with 310 multifamily units, an adjacent three-story building with 36,836 square feet of primarily retail space located along Amsterdam Avenue and a 115-space underground parking garage located below the apartment tower that is leased to an affiliate of Icon Parking.

The property is located on Manhattan’s Upper West Side, generally known as the area bounded by Central Park on the east, the Hudson River on the west, West 59th Street on the south and 110th Street on the north. The property is within a two block walk of the Lincoln Center for the Performing Arts, the Metropolitan Opera House, the Juilliard School, Central Park and Riverside Park. Residents have transportation access to the rest of Manhattan by way of the 1 subway line one block to the east and the West Side Highway two blocks to the west.

The multifamily portion of the property consists of 310 units including studio, one-bedroom, two-bedroom and three-bedroom layouts that were 92.3% leased as of October 17, 2013. Amenities at the property include a 24-hour attended lobby, fitness center, yoga studio, indoor and outdoor children’s play areas, soundproof music rehearsal rooms, library, 25,000 square foot landscaped private park with reflecting pool and an outdoor terrace with a kitchen and wet bar. Unit features include General Electric Profile stainless steel appliances, quartz stone countertops, mahogany wood floors, ceramic tile flooring in the kitchen and bathrooms and washers and dryers in the two and three bedroom units.  According to REIS, the overall New York market reported a multifamily vacancy rate of 2.0% with average asking rents of $3,071 per unit as of the second quarter of 2013. The Upper West Side submarket reported a vacancy rate of 2.0% with average asking rents of $4,402 per unit, which is up from $4,333 in the second quarter of 2012. The appraisal identified 15 competitive properties ranging from 136 units to 542 units that were constructed between 1925 and 2011. The competitive set reported an average annual rent per square foot of $76.77 for studios, $67.65 for one-bedrooms, $80.13 for two-bedrooms and $88.76 for three-bedrooms.

Due to a 421-a tax abatement currently benefiting the property (please refer to “421-a Tax Abatement” below for additional details), all of the multifamily units are considered “rent stabilized” and are governed by New York City housing laws until the tax abatement expires in June 2022. Of the 287 occupied multifamily units at the property, 247 units are currently renting at a rate that is below their maximum legal rent as calculated by the Rent Guidelines Board. On average, those units have in-place rents 16.1% below their maximum legal rent level for the 2013/2014 year. Upon lease expiration or renewal for these 247 units the sponsor may increase the annual rent by any amount up to the maximum legal level for the current year. The remaining 40 occupied units are currently renting at a level equal to the maximum legal rent for the 2013/2014 year and future rent increases, if any, are subject to an annual amount set by the Rent Guidelines Board. Since 1988, annual increases for units at their maximum legal rent have ranged from 2.0% to 6.0% with an average of 3.4%. When a tenant vacates one of the units that was renting at its maximum legal rent and the unit is re-leased, the increase over the previous rent is also subject to levels set by the Rent Guidelines Board. Over the past 15 years, rent increases for re-leased units have ranged from 16.0% to 18.0% and have averaged 17.3%. The Rent Guidelines Board recently announced the rent increase for the 2013/2014 year. For leases that are executed after October 1, 2013 on units that are at their maximum legal rent, the one year rent increase is 4.0% for renewals and 16.3% for new leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

The Aire

As of October 17, 2013, the 36,836 square feet of commercial space was 87.9% leased by three tenants. These tenants include the Mandell School, Winthrop University Hospital (“Winthrop”) and Flywheel Sports, Inc., (“Flywheel Sports”). The largest commercial tenant, Mandell School leases 40.7% of the commercial net rentable area on a lease through July 2027. It occupies the entire second floor of the commercial building and uses the space for one of its three pre-schools within Manhattan. The second largest tenant, Flywheel Sports, leases 24.9% of the commercial net rentable area on a lease through May 2023. Flywheel Sports is expected to take occupancy in December 2013 and will occupy street level and below grade space for a cycle studio and its New York corporate offices. The third largest retail tenant, Winthrop, executed a lease in October 2013 for 22.3% of the commercial net rentable area through July 2028. Winthrop is expected to take occupancy by February 2014 and will occupy street and below grade space. Winthrop will operate a CyberKnife cancer treatment facility at this site and according to the sponsors is reportedly investing approximately $10.0 million in its space. The two vacant spaces totaling approximately 4,460 square feet are at street level with frontage on Amsterdam Avenue and West 66th Street. The sponsors are expected to start marketing the spaces for lease in December once Flywheel Sports has opened for business. At closing the sponsors entered into a master lease for the vacant commercial space, however the income from the master lease has not been included in the underwritten income.

The property also includes a 115-space underground parking garage located below the apartment tower. The garage is leased to and operated by an affiliate of Icon Parking. The 10-year lease runs through June 2021 and has a current rental rate of approximately $649,000 per year.

Historical and Current Occupancy(1)
Property Component	2010(2)	2011	2012	TTM(3)	Current(4)(5)(6)
Residential	34.7%	88.7%	96.5%	95.7%	92.3%
Commercial	0.0%	0.0%	30.5%	55.0%	87.9%
Total / Wtd. Avg.(7)	30.3%	77.6%	88.1%	90.6%	91.7%
(1)	Historical Occupancies are the average for each respective year.
(2)	Construction on the property was completed in 2010 and leasing began in June of 2010.
(3)	TTM Occupancy is as of October 17, 2013.
(4)	Current Residential Occupancy is based on the October 17, 2013 underwritten rent roll.
(5)
Current Commercial Occupancy includes a 9,174 square foot lease to Flywheel Sports and an 8,202 square foot lease to Winthrop University Hospital, which have been executed, but the tenants have not yet taken occupancy. The tenants are expected to take occupancy in December 2013 and February 2014, respectively.

(6)	Current Commercial Occupancy excludes 4,460 square feet master leased by an affiliate of the sponsor. Please refer to “Master Lease” below.
(7)	Total / Wtd. Avg. Occupancy is based on total square feet. The 310 multifamily units account for 255,434 square feet of the property’s 292,270 square feet of net rentable area.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy(2)	In-Place Rents	% of Total	Average Monthly Rents Per Unit(3)	Average Unit SF	Average Annual Rent PSF(3)
Studio	70	22.6%	67	95.5%	$2,281,261	12.8%	$2,837	459	$74.43
1 Bedroom	160	51.6	145	90.4%	7,484,787	42.0	$4,302	742	$69.78
2 Bedroom	35	11.3	32	89.5%	2,807,695	15.8	$7,312	1,110	$80.75
3 Bedroom	45	14.5	43	95.7%	5,246,392	29.4	$10,167	1,463	$83.30
Total / Wtd. Avg.	310	100.0%	287	92.3%	$17,820,134	100.0%	$5,174	824	$75.61
(1)	Multifamily Unit Mix is based on the underwritten rent roll.
(2)	Occupancy based on occupied square footage.
(3)	Average Monthly Rents Per Unit and Average Annual Rent PSF are based on occupied units only.

Commercial Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Annual Rent	Lease Expiration Date
Mandell School(2)	NA / NA / NA	15,000	40.7%	$61.53	$922,983	7/31/2027
Flywheel Sports(3)	NA / NA / NA	9,174	24.9	$47.27	433,661	5/13/2023
Winthrop University Hospital(4)	NA / NA / NA	8,202	22.3	$71.32	585,000	7/31/2028
Vacant / Master Lease(5)	NA / NA / NA	4,460	12.1	N/A	0	11/1/2023
Total		36,836	100.0%		$1,941,644
(1)	Based on the underwritten rent roll.
(2)	Mandell School has two, five-year extension options remaining.
(3)	Flywheel Sports has one, five-year extension option remaining.
(4)
Winthrop University Hospital has the right to terminate its lease as of the last day of the 10th year with 12 months notice and payment of a termination fee. In addition, Winthrop University Hospital has one five-year extension option remaining.

(5)	Please refer to “Master Lease” below for additional details. The sponsors are paying $727,500 per year in base rent, however this income has been excluded from the underwritten rents in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

The Aire

Commercial Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	4,460	12.1%	NAP	NAP	4,460	12.1%	NAP	NAP
2013 & MTM	0	0	0.0	$0	0.0%	4,460	12.1%	$0	0.0%
2014	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2015	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2016	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2017	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2018	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2019	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2020	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2021	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2022	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2023	1	9,174	24.9	433,661	22.3	13,634	37.0%	$433,661	22.3%
2024 & Beyond	2	23,202	63.0	1,507,983	77.7	36,836	100.0%	$1,941,644	100.0%
Total	3	36,836	100.0%	$1,941,644	100.0%
(1)	Based on the underwritten rent roll.
(2)	Please refer to “Master Lease” below for additional details. The sponsors are paying $727,500 per year in base rent, however this income has been excluded from the underwritten rents in place.

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Unit(2)	%(3)
Multifamily Rents in Place(4)	$15,085,284	$18,141,650	$17,920,945	$17,820,134	$57,484	75.1%
Commercial Rents in Place(4)(5)	0	609,000	883,050	1,941,644	6,263	8.2
Multifamily Vacant Income	0	0	0	1,452,468	4,685	6.1
Commercial Vacant Income	0	0	0	727,500	2,347	3.1
Gross Potential Rent	$15,085,284	$18,750,650	$18,803,995	$21,941,746	$70,780	92.5%
Commercial Reimbursement	0	0	99,602	168,045	542	0.7
Other Multifamily Income	137,203	282,016	317,074	317,074	1,023	1.3
421-a Income(6)	0	49,297	325,415	653,218	2,107	2.8
Parking Income	325,002	649,500	648,996	649,000	2,094	2.7
Net Rental Income	$15,547,489	$19,731,463	$20,195,082	$23,729,083	$76,545	100.0%
(Vacancy/Credit Loss)	0	0	0	(2,197,188)	(7,088)	(9.3)
Other Income	(31,563)	(31,503)	9,486	9,486	31	0.0
Effective Gross Income	$15,515,926	$19,699,960	$20,204,568	$21,541,381	$69,488	90.8%

Total Expenses	$5,564,879	$4,516,921	$4,948,655	$5,060,180	16,323	23.5%

Net Operating Income	$9,951,047	$15,183,039	$15,255,913	$16,481,201	$53,165	76.5%

Total TI/LC, Capex/RR	0	0	0	62,000	200	0.3
Net Cash Flow	$9,951,047	$15,183,039	$15,255,913	$16,419,201	$52,965	76.2%

Rent Per Unit(7)	$4,055 / $0.00	$4,877 / $16.53	$4,817 / $23.97	$4,790 / $52.71
(1)	TTM represents the trailing twelve month period ending September 30, 2013.
(2)	Per Unit is based on 310 multifamily units. The collateral for the loan also includes 36,836 square feet of commercial space and a 115-space underground parking garage.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)
Underwritten Multifamily Rents In Place and Commercial Rents in Place exclude $1,289,304 of additional rent from two master leases which were entered into by the sponsors at closing. Please refer to “Master Lease” below.

(5)
Underwritten Commercial Rents in Place includes a 9,174 square foot lease to Flywheel Sports and a 8,202 square foot lease to Winthrop University Hospital, which have been executed, but the tenants have not yet taken occupancy. The tenants are expected to take occupancy in December 2013 and February 2014, respectively.

(6)	Underwritten 421-a Income based on the underwritten rent roll. Please refer to “421-a Tax Abatement” below for additional details.
(7)
Rent Per Unit reflects the average monthly rent per unit for all multifamily units and the average annual rent per square foot for all commercial square footage for each respective period. 2010 Rent Per Unit was $577 for the multifamily units and $0.00 for the commercial space and reflects partial year financials.

Property Management. The property is managed by Rose Associates, Inc., a New York City based real estate firm founded in 1928 that currently manages a portfolio of approximately 27,000 residential units. Rose Associates, Inc. services include residential and commercial management, leasing and development.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

The Aire

Master Lease. At closing, the sponsors entered into two master leases covering a portion of the commercial space and a portion of the multifamily space at the property. The total monthly master lease payment (which is not included in the underwritten income) is $107,442 which consists of $60,625 for the commercial component and $46,817 for the multifamily component. The sponsors entered into a master lease for two vacant commercial spaces totaling 4,460 square feet at an average rent of $163.12 per square foot. Portions of the commercial master lease will be terminated when the borrower executes one or more leases for the individual vacant spaces with aggregate base rental income of at least $320,000 ($110.35 per square foot) for the 2,900 square foot space and $150,000 ($96.15 per square foot) for the 1,560 square foot space for lease terms of at least five years. The multifamily master lease will remain in place until the borrower provides a monthly rent roll with total collections of $1,586,263. Occupancy including the master leased commercial space is 92.3% and the UW NCF DSCR including the cash flow from the master leases for The Aire Whole Loan is 1.23x and 1.11x for The Aire Whole Loan and related mezzanine loan, respectively.

421-a Tax Abatement. The property currently benefits from a New York City Department of Housing Preservation and Development 421-a property tax exemption, which ends in June 2022. The exemption allows for the property’s increase in assessed value resulting from the construction of new multifamily housing to be 100% exempt until the 2014/2015 tax year and phased in by 20% every two years beginning in that year. Full taxes are not incurred until the 2022/2023 tax year. The underwritten real estate taxes of $1.1 million reflect current taxes for the 2013/2014 tax year. Property taxes are projected to increase to approximately $6.4 million when the 421-a exemption is fully phased out in June 2022.

In addition to the tax exemption, the 421-a program allows a landlord to charge an additional fee to tenants that can be increased annually during the tax exemption period to help offset the declining tax savings that results from the phasing out of the abatement.  These fees are typically 2.2% of the rental amount when the property first comes online. These fees can be increased by an additional 2.2% annually up to a maximum fee equal to 19.8% of a unit’s initial rental rate.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $599,636 for outstanding rent abatements associated with two commercial tenants, $563,420 for outstanding tenant improvement and leasing commissions for commercial tenants, $402,838 for real estate taxes and $5,167 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $168,735.

Insurance Escrows - The requirement that the borrower make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $5,167 for replacement reserves.

Master Lease Reserve - During the first three months of 2014, the borrower is required to escrow $100,000 monthly to be held as a reserve for as long as the multifamily master lease is outstanding.

Lockbox / Cash Management. The loan is structured with a soft lockbox with respect to the residential units and a hard lockbox with respect to the commercial units and in-place cash management. The borrower and property manager are required to deposit all rents from residential units into a lockbox account. Additionally, the borrower and property manager were required to send tenant direction letters to commercial tenants requiring them to pay all rents directly to the lockbox account. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR as calculated under the loan documents based on the trailing six-month period falls below 1.05x (including the mezzanine loan), (ii) there is an event of default under the loan documents or (iii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

Additional Debt. A mezzanine loan of $25.0 million secured by the equity interests in the borrower was provided by JPMCB and has been sold to a third party investor. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 6.50000% coupon. Including the mezzanine loan, the Cut-off date LTV is 68.5%, the UW NCF DSCR is 1.03x and the UW NOI Debt Yield is 6.6%.

Additionally, an upstream owner of the borrower has incurred two unsecured loans from affiliates of the sponsors. There is no current payment obligation for the loans, and the loans are due to mature in 2030. The holders of the unsecured loans have signed a subordination and standstill agreement.

Current Litigation. A trust which formerly owned indirect equity interests in the sole member of the mezzanine borrower (the “Company”) has filed a lawsuit against the Company and one of the sponsors and guarantors of the mortgage loan in his individual capacity. The lawsuit alleges, among other claims, that certain capital calls required by the Company were defective under the Company’s operating agreement and that the plaintiff’s equity interests in the Company were inappropriately diluted to 0% as a result of such capital calls. The lawsuit also alleges that the defendant sponsor and guarantor breached his fiduciary duty and engaged in self-dealing in connection with the Company’s business. See “Description of the Mortgage Pool – Mortgaged Property Considerations - Litigation Considerations; Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 118

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Wildwood Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Wildwood Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Wildwood Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Wildwood Center

Mortgage Loan Information				Property Information
	Mortgage Loan Seller:	GECC		Single Asset / Portfolio:	Single Asset
	Original Principal Balance:	$73,125,000		Title:	Fee
	Cut-off Date Principal Balance:	$73,125,000		Property Type - Subtype:	Office - Suburban
	% of Pool by IPB:	6.8%		Net Rentable Area (SF):	692,707
	Loan Purpose(1):	Refinance		Location:	Atlanta, GA
	Borrower:	2300 Windy Ridge LLC		Year Built / Renovated:	1987 / N/A
	Sponsor:	Dennis Troesh		Occupancy:	91.1%
	Interest Rate:	4.87000%		Occupancy Date:	10/31/2013
	Note Date:	11/22/2013		Number of Tenants:	24
	Maturity Date:	12/1/2023		2011 NOI:	$8,976,130
	Interest-only Period:	24 months		2012 NOI:	$8,677,572
	Original Term:	120 months		TTM NOI (as of 10/2013):	$9,067,045
	Original Amortization:	360 months		UW Economic Occupancy:	90.2%
	Amortization Type:	IO-Balloon		UW Revenues:	$14,647,798
	Call Protection:	L(24),Def(93),O(3)		UW Expenses:	$5,352,828
	Lockbox:	Hard		UW NOI:	$9,294,970
	Additional Debt:	N/A		UW NCF:	$7,745,044
	Additional Debt Balance:	N/A		Appraised Value / Per SF:	$123,000,000 / $178
	Additional Debt Type:	N/A		Appraisal Date:	10/15/2013

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$106
Taxes:	$351,943	$117,314	N/A	Maturity Date Loan / SF:	$91
Insurance:	$73,472	$12,245	N/A	Cut-off Date LTV:	59.5%
Replacement Reserves:	$0	$11,545	N/A	Maturity Date LTV:	51.3%
TI/LC:	$0	$115,451	N/A	UW NCF DSCR:	1.67x
Other:	$1,195,811	Springing	N/A	UW NOI Debt Yield:	12.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$73,125,000	100.0%	Return of Equity	$41,216,279	56.4%
			Payoff of Existing Debt	30,079,251	41.1
			Upfront Reserves	1,621,225	2.2
			Closing Costs	208,245	0.3
Total Sources	$73,125,000	100.0%	Total Uses	$73,125,000	100.0%
(1)	The Borrower acquired the property July 2013 for a purchase price of $97.5 million.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Wildwood Center loan has an outstanding principal balance of approximately $73.1 million and is secured by a first mortgage lien on a 692,707 square foot, 11-story high-rise office building, located in Atlanta, Georgia. The loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule.

The Borrower.  The borrowing entity for the loan is 2300 Windy Ridge LLC, a Georgia limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse guarantor is Dennis Troesh.  Dennis Troesh is the managing member of the borrower and controls and manages 15 commercial properties comprising approximately 3.1 million square feet of office, warehouse and self-storage in Georgia, California, North Carolina, Nevada and Washington and 11 multifamily properties comprising 2,715 units in California and Arizona.  Dennis Troesh is also the loan sponsor of the Carmel Crossing loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Wildwood Center

The Property. Wildwood Center is an 11-story, Class A, Energy Star-rated office building totaling approximately 692,707 square feet located approximately two miles north of the IH-75 and IH-285 intersection.  The collateral also includes a nine-story parking garage containing approximately 1,941 spaces, resulting in a parking ratio of 2.8 spaces per 1,000 square feet of net rentable area.  Building amenities include the Wildwood Athletic Club and a conference center.  The property is within the Wildwood mixed-use development, developed by Cousins Properties, an approximately 300 acre site that includes eight office buildings totaling 2.4 million square feet, a Hilton Garden Inn, a luxury residential community, restaurants, retailers and miles of walking trails.  The overall development is adjacent to the 1,700-acre Chattahoochee River National Recreational Area.

As of October 31, 2013, the property was 91.1% leased by 24 tenants and has averaged 88.6% occupancy over the last five years.  Manhattan Associates is the largest tenant, occupying 27.6% of the net rentable area through September 2018 and has occupied space at the property since 1997.  Manhattan Associates, which is headquartered at the property, was founded in 1990 and develops, sells, deploys, services and maintains supply chain commerce software solutions for retailers, wholesalers, manufacturers, governments and other organizations.  GE Capital Corporation is the second largest tenant, occupying 13.4% of the net rentable area through May 2018.  The third largest tenant at the property, Financial Services Corporation, occupying 8.9% of the net rentable area, is headquartered at the property.  It is wholly-owned by American International Group, Inc and is a broker-dealer serving a network of independent advisors.  No other tenant at the property accounts for more than 6.1% of the net rentable area.

The property is located within the Cumberland/Galleria submarket approximately 15 miles northwest of the Atlanta central business district.  As of the third quarter of 2013, the Cumberland/Galleria office market was comprised of approximately 30 million square feet of total office space, of which 16.5 million square feet is considered Class A.  The Class A office vacancy rate was 12.7% with average asking rent of $22.00 per square foot.  The appraiser identified seven comparable office properties that were built between 1982 and 1997 and range in size from approximately 138,068 square feet to 706,307 square feet.  The competitive set reported a weighted average occupancy of approximately 90.9% with recent initial rents ranging from $20.75 per square foot to $25.25 per square foot.

Historical and Current Occupancy(1)
2011	2012	Current(2)
91.1%	89.0%	91.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of October 31, 2013.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Manhattan Associates	NA / NA / NA	190,986	27.6%	$24.51	9/30/2018
GE Capital Corporation(3)	Aa3 / AA+ / NA	93,041	13.4%	$27.87	5/31/2018
Financial Services Corporation	Baa1 / A- / BBB+	61,938	8.9%	$16.99	12/31/2017
Life Office Management	NA / NA / NA	41,984	6.1%	$23.50	10/31/2015
Scientific Research Corporation(4)	NA / NA / NA	41,222	6.0%	$23.50	12/31/2016
PTC	NA / NA / NA	27,698	4.0%	$17.91	7/31/2015
Federal Home Loan Mortgage	Aaa / AA+ / AAA	22,569	3.3%	$23.52	2/28/2017
Morgan Stanley Smith Barney	Baa2 / A- / A	18,391	2.7%	$25.73	6/30/2014
Stanley D. Lindsey & Assoc.(5)	NA / NA / NA	14,075	2.0%	$24.00	6/30/2019
Summit Midstream Partners	NA / NA / NA	11,880	1.7%	$25.24	11/30/2019
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
GE Capital Corporation has the right to terminate its lease on June 1, 2015 with 12 months’ notice and payment of a termination fee and the right to downsize 20% of its net rentable area on June 1, 2015 with nine months’ notice and payment of a contraction fee.

(4)
Scientific Research Corporation has the right to terminate its lease on December 31, 2015 with 12 months’ notice and payment of a termination fee.  In addition, Scientific Research Corporation’s rent is abated for 4.32 months beginning December 1, 2013.  A reserve of $399,350 was collected at closing for the abated rent.

(5)	Stanley D. Lindsey & Assoc. has the right to terminate its lease on January 1, 2015 with 12 months’ notice and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Wildwood Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	61,639	8.9%	NAP	NAP	61,639	8.9%	NAP	NAP
2013 & MTM	2	1,203	0.2	$3,600	0.0%	62,842	9.1%	$3,600	0.0%
2014	3	24,722	3.6	635,591	4.8	87,564	12.6%	$639,191	4.8%
2015	3	73,155	10.6	1,565,617	11.7	160,719	23.2%	$2,204,808	16.5%
2016	2	42,878	6.2	1,009,653	7.6	203,597	29.4%	$3,214,462	24.1%
2017	3	95,155	13.7	1,847,752	13.8	298,752	43.1%	$5,062,214	37.9%
2018	5	289,858	41.8	7,387,641	55.3	588,610	85.0%	$12,449,855	93.2%
2019	5	39,829	5.7	861,319	6.4	628,439	90.7%	$13,311,174	99.7%
2020	0	0	0.0	0	0.0	628,439	90.7%	$13,311,174	99.7%
2021	0	0	0.0	0	0.0	628,439	90.7%	$13,311,174	99.7%
2022	1	1,793	0.3	45,022	0.3	630,232	91.0%	$13,356,196	100.0%
2023	0	0	0.0	0	0.0	630,232	91.0%	$13,356,196	100.0%
2024 & Beyond(2)	NAP	62,475	9.0	NAP	0.0	692,707	100.0%	$13,356,196	100.0%
Total	24	692,707	100.0%	$13,356,196	100.0%
(1)	Based on the underwritten rent roll.
(2)
Includes building amenities comprising 32,390 square foot athletic club, 11,015 square foot management office and 2,279 square foot executive lounge.  Additionally, a building remeasurement increased the net rentable area by 16,791 square feet.  No rent is underwritten for the amenities or building remeasurement.

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$12,992,166	$12,983,014	$13,345,402	$13,356,196	$19.28	83.4%
Vacant Income	0	0	0	1,454,804	2.10	9.1
Gross Potential Rent	$12,992,166	$12,983,014	$13,345,402	$14,811,000	$21.38	92.4%
Total Reimbursements	1,292,775	1,372,032	1,405,603	1,212,126	1.75	7.6
Net Rental Income	$14,284,941	$14,355,046	$14,751,006	$16,023,126	$23.13	100.0%
(Vacancy/Credit Loss)	(273,058)	(566,655)	(549,852)	(1,454,804)	(2.10)	(9.1)
Other Income	111,136	130,675	124,106	79,476	0.11	0.5
Effective Gross Income(3)	$14,123,019	$13,919,066	$14,325,259	$14,647,798	$21.15	91.4%

Total Expenses	$5,146,889	$5,241,494	$5,258,214	$5,352,828	$7.73	36.5%

Net Operating Income	$8,976,130	$8,677,572	$9,067,045	$9,294,970	$13.42	63.5%

Total TI/LC, Capex/RR	0	0	0	1,549,926	2.24	10.6
Net Cash Flow	$8,976,130	$8,677,572	$9,067,045	$7,745,044	$11.18	52.9%
(1)	TTM represents the trailing twelve-month period ending October 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Effective Gross Income is higher than historical years primarily due to burning off of tenant rent abatements.

Property Management. The property is managed by CBRE, Inc., a Delaware corporation.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $676,208 for outstanding tenant improvement obligations for four tenants, $519,603 for outstanding free rent obligations for three tenants, $351,943 for real estate taxes and $73,472 for insurance.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $117,314.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $12,245.

Replacement Reserves - On a monthly basis, the borrower is required to deposit $11,545 (approximately $0.20 per square foot annually) into the replacement reserves escrow.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $115,451 (approximately $2.00 per square foot annually) into the TI/LC escrow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Wildwood Center

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent (i) there is an event of default under the loan documents, lender may apply funds deposited into the lockbox account in its sole discretion, or (ii) upon the occurrence and during the continuance of a Major Lease Trigger Event until an applicable cure or 12 payment dates after a Major Lease Trigger Event and provided there is no event of default, lender will apply the monthly rent otherwise payable under the related lease from excess funds to the Major Lease Trigger Event escrow fund as determined in the loan documents, or (iii) upon the occurrence and during the continuance of a Termination Option Trigger Event until an applicable cure and provided there is no event of default, lender will apply excess funds to the Termination Option Trigger Event escrow fund as determined in the loan documents.

A “Major Lease Trigger Event” will occur if Manhattan Associates or GE Capital Corporation (i) commences any bankruptcy proceeding or insolvency proceeding, (ii) provides notice to vacate, (iii) ceases doing business at the property or (iv) has not renewed its lease at least one year prior to the current expiration date.

A “Termination Option Trigger Event” will occur if GE Capital Corporation, Scientific Research Corporation, Stanley D. Lindsey & Assoc. or GMT Capital Corporation provide notice of its intent to exercise any termination option under its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 118

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Residence Inn Seattle Bellevue Downtown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Residence Inn Seattle Bellevue Downtown

VUECREST
CITY CENTER NORTH
ASHWOOD
CONVENTION CENTER
DOWNTOWN
OLD BELLEVUE
CITY CENTER SOUTH
EAST MAIN
SURREY DOWNS
MEYDENBAUER
BELLEVUE
Bellevue Post Office
Bellevue North Shopping Center
Verona Apartments
Global Scholar HQ
Overlake Hospital Medical Center
Belgate Plaza
Belcarra Apartment Homes
Ashton
Ten20
Bellevue Regional Library
Avalon Bellevue
Puget Sound Blood Center
Columbia
NE 10TH ST
Ashwood Urban Market
Wendys
Washington Square
Metropolitan
QFC
University Bookstore
Avalon Towers Bellevue Pier 1
Hyatt Regency
Bartell's Drugstore
McAusland Building
SAP
Valve Corp.
Chase
Estate Interiors
US Bank Plaza
Plaza Center
Courtyard Marriot
Whole Foods
NE 8TH ST
100TH AVE NE
BELLEVUE WAY NE
108TH AVE NE
NE 110TH AVE
116TH AVE NE
Bank of America Paccar Building
Symetra
Bradford Center
Bravern Two
Bravern One
Lincoln Square
Barnes & Noble
Bellevue Square Mall
Mars Hill Church
Key Center
Bellevue Corporate Plaza & Building
Meydenbauer Convention Center
Coast Hotel
Westin
Bellevue Transit Center
FUTURE TRANSIT CENTER STATION
NE 6TH ST
NE 5TH ST
Bellevue Art Museum
Galleria Mall
City Center Bellevue
City Center Plaza
Eastside Family Chiropractic
Chevrolet
Volvo
Safeway
Bellevue City Hall
Bellevue Towers
One Bellevue Center
Washington Federal Center
Skyline Tower
NE 4TH ST
Safeway 1600
Chipotle
Expedia Inc
Bellevue Wellness
Puget Sound Energy Offices
The Learning Center
Metro 112
Bellevue Downtown Park
NE 105TH AVE
NE 106TH AVE
112TH AVE NE
Park Row
Civica Office Commons
Pinnacle Bell Center
NE 2ND PL
Melting Pot
NE 1ST ST
NE 2ND ST
Chase
Bellevue Pacific Center
Pacific Plaza
Toys "R" Us
110 Atrium
Star Plaza
Azteca
Mid-Lakes Post Office
LAKE WASHINGTON BLVD NE
Kaufman's Tall & Big
Bellevue Plaza
Office Depot
Sheraton Bellevue
Rudy's
Main Street Plaza
Windermere
MAIN ST
FUTURE EAST MAIN STATION
Surrey Building
Pryde Building
Red Lion Hotel
Westridge
Lake Washington
BELLEVUE WAY SE
108TH AVE SE
112TH AVE SE
116TH AVE SE
I-405 Corporate Center
Hilton Hotel
FUTURE SOUND TRANSIT EAST
Bellevue Club
Residence Inn Seattle Bellevue Downtown
605 114th Avenue Southeast
Bellevue, WA 98004
SE 6TH ST
LAKE WASHINGTON BLVD
Lincoln Plaza
Surrey Downs Park
Bellevue Fire Station One
SE 8TH ST
Re/max
Great Western Building
Conference Center Building
FEET
Kenmore
Cottage Lake
Shoreline
Kirkland
Redmond
Sammamish
Puget Sound
Seattle
Bellevue
Lake Washington
Columbia
Mercer Island
Eastgate
Issaquah
White Center
KING COUNTY INT'L AIRPORT
Burien
Tukwila
Renton
SeaTac
SEATTLE-TACOMA INT'L AIRPORT
Cascade-Fairwood
520
405
90
5
509

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Residence Inn Seattle Bellevue Downtown

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$47,580,000	Title:	Fee
Cut-off Date Principal Balance:	$47,580,000	Property Type - Subtype:	Hotel - Extended Stay
% of Pool by IPB:	4.4%	Rooms:	231
Loan Purpose:	Acquisition	Location:	Bellevue, WA
Borrower:	Chatham Bellevue RI LLC	Year Built / Renovated:	2008 / N/A
Sponsor:	Chatham Lodging Trust	Occupancy:	83.2%
Interest Rate:	4.96550%	Occupancy Date:	9/30/2013
Note Date:	11/8/2013	Number of Tenants:	N/A
Maturity Date:	12/6/2023	2010 NOI(1):	$3,718,495
Interest-only Period:	12 months	2011 NOI(1):	$3,958,317
Original Term:	120 months	2012 NOI(1):	$4,526,793
Original Amortization:	360 months	TTM NOI (as of 9/2013)(1):	$5,135,264
Amortization Type:	IO-Balloon	UW Economic Occupancy:	83.2%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$11,452,600
Lockbox:	CMA	UW Expenses:	$6,565,788
Additional Debt:	N/A	UW NOI:	$4,886,812
Additional Debt Balance:	N/A	UW NCF:	$4,886,812
Additional Debt Type:	N/A	Appraised Value / Per Room:	$73,200,000 / $316,883
		Appraisal Date:	10/23/2013

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$205,974
Taxes:	$28,241	$28,241	N/A	Maturity Date Loan / Room:	$173,715
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
FF&E Reserves(3):	$0	4% of Gross Revenues	N/A	Maturity Date LTV:	54.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.60x
Other:	$1,400,000	$124,186	$2,890,236	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan		$47,580,000	63.5%	Purchase Price	$73,200,000	97.7%
Sponsor Equity		27,338,028	36.5	Upfront Reserves	1,428,241	1.9
				Closing Costs	289,787	0.4
Total Sources		$74,918,028	100.0%	Total Uses	$74,918,028	100.0%
(1)
TTM NOI increase from 2010 NOI is primarily due to increase in the average daily rate. The average daily rate was approximately $124, $135, $144 and $151 for 2010, 2011, 2012 and 09/2013 TTM respectively.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	Monthly FF&E Reserves commence on the December 2014 payment date.

The Loan. The Residence Inn Seattle Bellevue Downtown loan has an outstanding principal balance of approximately $47.6 million and is secured by a first mortgage lien on a 231-room extended stay hotel in Bellevue, Washington. The loan has a 10-year term, and subsequent to a 12-month interest-only period, amortizes on a 30-year schedule. The sponsor acquired the Residence Inn Seattle Bellevue Downtown property in October 2013 for a purchase price of approximately $73.2 million.

The Borrower. The borrowing entity for the loan is Chatham Bellevue RI LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Residence Inn Seattle Bellevue Downtown

The Sponsor. The sponsor and nonrecourse carve-out guarantor, Chatham Lodging Trust (“Chatham”), is a self-advised REIT that was organized to invest in extended stay hotels and premium-branded, select service hotels. As of the third quarter of 2013, Chatham owned interests in 76 hotels totaling 10,526 rooms/suites, comprised of 24 wholly-owned hotels with an aggregate of 3,431 rooms/suites in 14 states and the District of Columbia and minority investments in two joint ventures that own 52 hotels with an aggregate of 7,095 rooms/suites. Wholly-owned hotels include extended stay hotels that operate under the Homewood Suites by Hilton and Residence Inn by Marriott brands, as well as hotels that operate under the Courtyard by Marriott, the Hampton Inn and Suites by Hilton, the SpringHill Suites by Marriott, Hyatt House by Hyatt and Hilton Garden Inn by Hilton brands.

The Property. The Residence Inn Seattle Bellevue Downtown is a 231-room, seven-story, extended stay hotel located in Bellevue, Washington. The property was built in 2008 and includes 3,200 square feet of meeting space, technology lounge, free internet access, fitness center, indoor pool, business center, guest laundry room, Starbucks kiosk, complimentary breakfast, suites fully equipped with standard extended-stay features and an attached four-story parking garage. An approximately $2.9 million property improvement plan (“PIP”) is planned for the property in the first quarter of 2015. The borrower deposited $1,400,000 upfront into a PIP reserve account. Additionally, the borrower is required to make monthly deposits into the PIP reserve in the amount of $124,186 per month until a total of $2,890,236 has been collected. The PIP will include upgrades to the lobby, guestrooms, guestroom bathrooms, fitness center, corridors/stairwells, pool, meeting room and technology lounge among other things.

The Residence Inn Seattle Bellevue Downtown is located in downtown Bellevue and benefits from various corporate demand generators seeking long-term stays. The property is 9.9 miles from downtown Seattle. The Residence Inn Seattle Bellevue Downtown is less than a mile from Microsoft and Expedia’s downtown Bellevue offices and less than five miles from T-Mobile’s corporate headquarters. Among the hotel’s top 40 accounts as of December 2012 were national firms including: Microsoft, Ernst & Young, PwC, SAP, HP, Deloitte, GE, Nokia, IBM, Siemens, Ericsson, General Dynamics and Accenture.

According to Cushman & Wakefield’s September 2013 Marketbeat Snapshot, the broader Seattle office and retail market has seen a decrease in vacancy and increase in direct asking rents which shows continued strength and economic upturn. On a year-over-year basis, vacancy rates in Bellevue have remained the same while direct asking rents have increased by 3.1%. The Bellevue central business district currently has over 7.5 million square feet of Class A office space and continues to grow rapidly. As of the third quarter of 2013, the city of Bellevue had eight projects in review totaling approximately 2.3 million square feet of mixed-use office/retail, 1,299 residential units and 324 hotel rooms. In addition, there were five projects under construction within city limits totaling 66,000 square feet of mixed-use office/retail, 863 residential units and 376 hotel rooms. In addition, Wright Runstad & Co. and Shorenstein Properties broke ground in September 2013 on a 36-acre, $2.3 billion urban neighborhood development that will bring 5.3 million square feet of office, retail and residential to Bellevue’s Spring District.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Residence Inn Seattle Bellevue Downtown(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	71.3%	$112.61	$80.26	79.4%	$124.00	$98.48	111.4%	110.1%	122.7%
2011	71.1%	$120.54	$85.72	77.4%	$135.15	$104.66	108.9%	112.1%	122.1%
2012	76.9%	$124.95	$96.03	79.4%	$144.13	$114.47	103.3%	115.4%	119.2%
TTM(4)	77.8%	$129.24	$100.61	83.2%	$151.49	$126.10	106.9%	117.2%	125.3%
(1)
Data provided by Smith Travel Research. Competitive set contains the following properties: Red Lion Bellevue Inn, Sheraton Hotel Bellevue, Embassy Suites Seattle Bellevue, Larkspur Landing Bellevue and Hyatt House Seattle Bellevue.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the property.
(4)	TTM represents the trailing twelve-month period ending September 30, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Residence Inn Seattle Bellevue Downtown

The Residence Inn Seattle Bellevue Downtown primary competitive set, as defined in the appraisal consists of five hotels totaling 899 rooms.

Competitive Hotels Profile(1)
			2012 Estimated Market Mix				2012 Estimated Operating Statistics
Property	Rooms	Year Built	Commercial	Group	Leisure	Extended Stay	Occupancy	ADR	RevPAR
Residence Inn Seattle Bellevue Downtown	231	2008	30%	5%	7%	58%	79%	$144.13	$114.47
Courtyard by Marriott Bellevue Downtown	253	2005	70%	20%	10%	0%	77%	$138.00	$106.26
Hyatt House Seattle Bellevue	160	2008	25%	10%	15%	50%	79%	$134.00	$105.86
Larkspur Landing Bellevue	126	1998	20%	5%	20%	55%	72%	$117.00	$84.24
Residence Inn By Marriott Seattle Bellevue	120	1984	25%	5%	10%	60%	79%	$144.00	$113.76
Embassy Suites Seattle Bellevue	240	1990	55%	15%	30%	0%	76%	$143.00	$108.68
Total(2)	899
(1)	Based on appraisal.
(2)	Excludes subject property.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Room	% of Total Revenue(2)
Occupancy	79.4%	77.4%	79.4%	83.2%	83.2%
ADR	$124.00	$135.15	$144.13	$151.49	$151.49
RevPAR	$98.48	$104.66	$114.47	$126.10	$126.10

Room Revenue	$8,280,961	$8,800,278	$9,677,627	$10,632,258	$10,632,145	$46,027	92.8%
Food and Beverage	200,686	171,068	229,952	234,980	234,980	1,017	2.1
Other Revenue	455,030	486,548	552,697	585,475	585,475	2,535	5.1
Total Revenue	$8,936,677	$9,457,894	$10,460,276	$11,452,713	$11,452,600	$49,578	100.0%

Room Expense	$1,751,801	$1,821,638	$1,933,635	$2,046,455	$2,232,750	$9,666	21.0%
Food and Beverage Expense	86,576	111,993	137,014	121,407	121,407	526	51.7
Other Departmental Expenses	87,564	83,714	89,010	76,705	76,705	332	13.1
Departmental Expenses	$1,925,941	$2,017,345	$2,159,659	$2,244,567	$2,430,862	$10,523	21.2%

Departmental Profit	$7,010,736	$7,440,549	$8,300,617	$9,208,146	$9,021,737	$39,055	78.8%

Operating Expenses	$2,162,888	$2,137,444	$2,231,385	$2,279,067	$2,209,287	$9,564	19.3%
Gross Operating Profit	$4,847,848	$5,303,105	$6,069,232	$6,929,079	$6,812,450	$29,491	59.5%

Fixed Expenses	$392,383	$386,760	$378,797	$399,766	$494,063	$2,139	4.3%
Management Fee	536,201	579,712	732,219	801,691	343,578	1,487	3.0
Franchise Fee(3)	0	0	0	0	629,893	2,727	5.5
FF&E	200,769	378,316	431,423	592,358	458,104	1,983	4.0
Total Other Expenses	$1,129,353	$1,344,788	$1,542,439	$1,793,815	$1,925,638	$8,336	16.8%

Net Operating Income	$3,718,495	$3,958,317	$4,526,793	$5,135,264	$4,886,812	$21,155	42.7%
Net Cash Flow	$3,718,495	$3,958,317	$4,526,793	$5,135,264	$4,886,812	$21,155	42.7%
(1)	TTM column represents the trailing twelve-month period ending September 30, 2013.
(2)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(3)	The property has no historical franchise fee as it was previously owned and managed by Marriott.

Franchise Agreements. The Residence Inn Seattle Bellevue Downtown property has a franchise agreement with Marriott International, Inc. (“Marriott”), for use of the Residence Inn flag through October 2033 with no extension options. The franchise agreement provides for an aggregate franchise fee and marketing fund charge of 8.0% of the hotel’s gross room revenues.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Residence Inn Seattle Bellevue Downtown

Escrows and Reserves. At closing, the borrower was required to deposit into escrow $1,400,000 for a PIP reserve and $28,241 for real estate taxes.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently amounts to $28,241.

Insurance Escrows - The requirement that borrower make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

FF&E Reserves - Commencing on the December 2014 payment date, the borrower is required to deposit the greater of one-twelfth of (i) 4% of the gross revenue from operations for the preceding calendar month or (ii) the amount of the deposit required by franchisor for FF&E under the franchise agreement into the FF&E reserve account.

PIP Reserve - The borrower is required to escrow a monthly amount equal to $124,186 for the PIP. The PIP reserve is capped at $2,890,236.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and the manager are required to immediately deposit all gross income from operations and all other revenue of any kind into the lockbox account. In addition, the borrower and the manager are required to direct all credit card companies to send all revenues directly to the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Triggering Event Period. During the continuance of a Triggering Event Period, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Triggering Event Period, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

“Triggering Event Period” means the occurrence of: (i) the DSCR based on the trailing 12 month period falls below 1.15x or (ii) an event of default.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Rivertowne Commons

STAPLES
The Office Superstore
ROSS

SAFEWAY
FOOD & DRUG

Kmart

Rivertowne Commons
SAFEWAY
CINEMAS 12
STAPLES
ROSS DRESS FOR LESS
CVS/pharmacy
DOLLAR TREE
SLEEPY'S
Now Open!
FLAMING GRILL &
LEASE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Rivertowne Commons

Washington, D.C.
Rivertowne Commons
6163 Oxon Hill Road
Oxon Hill, MD 20745
Arlington
VIRGINIA
Alexandria
DISTRICT OF COLUMBIA
MARYLAND
Capitol Heights
Coral Hills
Suitland-Silver Hill
Hillcrest Heights
Forest Heights
Oxon Hill
Rose Hill
Groveton
Hybla Valley
OLD TOWN
RONALD REAGAN WASHINGTON NATIONAL AIRPORT
BOLLING AIR FORCE BASE
ANDREWS AIR FORCE BASE
Potomac River
CAPITAL BELTWAY
National Harbor
Eastover Shopping Center
Rosecroft Raceway
MAP © 2013 CARTIFACT, INC · DATA © BROADMAP

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Rivertowne Commons

GNC Live Well
SAFEWAY
CVS
SLEEPYS
SUBWAY
QUIZNOS
H&R BLOCK
RadioShack
WELLS FARGO
IHOP
kmart
Payless
THE CHILDREN'S PLACE
STAPLES
ROSS
OUTBACK
DOLLAR TREE
Bath&BodyWorks
WashingtonFirstBANK
Checkers
CAPITAL BELTWAY I-95
OXON HILL ROAD MD ROUTE 414

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Rivertowne Commons

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$46,000,000	Title:	Fee
Cut-off Date Principal Balance:	$46,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	4.3%	Net Rentable Area (SF):	384,343
Loan Purpose:	Acquisition	Location:	Oxon Hill, MD
Borrower:	Rivertowne Center Acquisition, LLC	Year Built / Renovated:	1986 / 2000
Sponsors:	Isaac D. Massry and Mark Massry	Occupancy:	89.5%
Interest Rate:	4.95500%	Occupancy Date:	9/1/2013
Note Date:	10/9/2013	Number of Tenants:	46
Maturity Date:	11/6/2023	2010 NOI:	$3,495,303
Interest-only Period:	36 months	2011 NOI:	$3,878,648
Original Term:	120 months	2012 NOI(1):	$4,112,873
Original Amortization:	360 months	TTM NOI (as of 8/2013)(1)(2):	$4,887,857
Amortization Type:	IO-Balloon	UW Economic Occupancy:	94.2%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$7,038,667
Lockbox:	Springing	UW Expenses:	$1,919,073
Additional Debt:	N/A	UW NOI(2):	$5,119,595
Additional Debt Balance:	N/A	UW NCF:	$4,786,626
Additional Debt Type:	N/A	Appraised Value / Per SF:	$64,600,000 / $168
		Appraisal Date:	9/24/2013

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$120
Taxes:	$0	$55,482	N/A	Maturity Date Loan / SF:	$106
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.2%
Replacement Reserves:	$0	$3,203	$115,303	Maturity Date LTV:	63.0%
TI/LC:	$1,500,000	$16,014	$768,868	UW NCF DSCR:	1.62x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$46,000,000	74.9%	Net Purchase Price	$58,500,000	95.3%
Sponsor Equity	15,377,880	25.1	Upfront Reserves	1,500,000	2.4
			Closing Costs	1,377,880	2.2
Total Sources	$61,377,880	100.0%	Total Uses	$61,377,880	100.0%
(1)	TTM NOI is higher than 2012 NOI primarily due to ten new leases totaling 25,592 square feet that account for approximately $551,000 in annual rent.
(2)	UW NOI is higher than TTM NOI primarily due to two new leases totaling 10,986 square feet that account for approximately $293,000 in annual underwritten rent.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Rivertowne Commons loan has an outstanding principal balance of $46.0 million and is secured by a first mortgage lien on a 384,343 square foot, anchored retail center. The loan has a 10-year term and, subsequent to a 36-month interest-only period, amortizes on a 30-year schedule. The sponsors acquired the Rivertowne Commons property in October 2013 for a net purchase price of approximately $58.5 million. The previously existing debt was securitized in the WBCMT 2003-C8 transaction.

The Borrower. The borrowing entity for the loan is Rivertowne Center Acquisition, LLC, a Delaware limited liability company and a special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Isaac D. Massry and Mark Massry. Isaac D. Massry and Mark Massry are principals of Wharton Realty Group, Inc. (“WRG”) which was founded by the brothers’ father Daniel Massry. Wharton Realty Group, Inc. is an owner/operator with over 15 years of experience and a portfolio of over 30 commercial properties totaling approximately five million square feet across 13 states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Rivertowne Commons

The Property.  Rivertowne Commons was built in 1986 and is a 384,343 square foot anchored community shopping center located approximately 15 miles south of downtown Washington, D.C. in Oxon Hill, Maryland. The property collateral consists of eight buildings across 36.2 acres, consisting of two multi-tenant in-line buildings, one multi-tenant outparcel and five single tenant outparcels. The property is anchored by Kmart (84,640 square feet), Safeway (49,035 square feet), Ross (25,069 square feet), Staples (24,000 square feet), CVS (12,400 square feet) and Dollar Tree (11,407 square feet). Four of the six outparcels are occupied by restaurants and the remaining pads are occupied by a Wells Fargo branch and a Washington First Bank branch (which is ground leased by the borrower to the tenant). Outparcel restaurants at the property include IHOP, Outback Steakhouse, Checkers, Bojangle’s and Cameron Seafood. There are 1,746 parking spaces at the property resulting in a parking ratio of 4.54 spaces per 1,000 square feet of net rentable area.

As of September 2013, the property was approximately 89.5% occupied by 46 tenants and was anchored by Kmart, Safeway, Ross, Staples, CVS and Dollar Tree. No tenant contributes more than 11.5% of the underwritten base rent. Four of the six anchors have been tenants at the property since the 1980s when the property was built, with Staples joining the property in 1999 and Ross in 2012. Currently there is a vacant movie theatre space totaling 38,764 square feet, which was formerly occupied by a second-tier movie theatre operator that vacated as a condition to the sponsors’ purchase of the property. The borrower is currently in negotiations with national theater chains to take the entire 38,764 square foot space. No income from this space was underwritten. However, the borrower deposited $1,500,000 into a TI/LC reserve at loan closing to cover costs associated with leasing this space. See “Escrows and Reserves” below for further discussion.

Kmart achieved sales of $210 per square foot in 2012 (5.7% occupancy cost), which were 91% higher than its national average of $110 per square foot. CVS achieved sales of $921 per square foot in 2012 (1.9% occupancy cost), which were 36% higher than its national average. Safeway reported sales of $338 per square foot in 2012, resulting in an occupancy cost of 4.1%. Gross sales for all tenants that reported full year sales as of 2012 were approximately $70.4 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $297, $292 and $300 in 2010, 2011 and 2012, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 12.8%, 13.1% and 12.6% respectively.

Rivertowne Commons is located immediately south of the Capital Beltway along a section of five-lane Oxon Hill Road, within a suburban neighborhood that has a population of 306,852 and an average household income of $86,699 within a five-mile radius for 2013. Additionally, there is an estimated daytime population of over 126,700 employees within a five-mile radius, which includes an adjacent 178,000 square foot Class A office building. The appraisal concluded anchor space market rent of $8.00 per square foot, grocer anchor space market rent of $10.00 per square foot, junior anchor space market rent of $13.00 per square foot, in-line space market rents ranging from $22.00 to $35.00 per square foot, drug store space market rent of $13.50 per square foot, theater space market rent of $10.00 per square foot, bank space market rent of $65.00 per square foot, restaurant market rent space of $35.00 per square foot and pad site market rent of $55.00 per square foot. According to the appraisal, the average in place rents are below the average market rents.

Competitive Set Summary(1)
Property	Year Built	Total GLA	Est. 2012 Occ.	Proximity	Anchor Tenants
National Harbor	2007	215,347	93.6%	3.6 miles	N/A
National Harbor - Bldg L	2008	41,424	71.7%	3.7 miles	N/A
Sport Center	1959	17,332	90.8%	2.9 miles	Unanchored
Penn Mar Shopping Center	1958	376,117	90.1%	8.8 miles	Burlington Coat Factory, Shoppers Food Warehouse
Coral Hills Shopping Center	1988	79,400	96.0%	7.3 miles	Family Dollar, Shoppers Food Warehouse
Steeplechase 95	2010	24,968	100.0%	10.5 miles	Unanchored
Total / Weighted Average		754,588	91.1%
(1)	Per the appraisal.

Historical Occupancy, In-line Sales and Occupancy Costs(1)
	2010	2011	2012
Occupancy(2)	95.9%	95.9%	90.0%
In-line Sales PSF(3)	$297	$292	$300
Occupancy Costs(3)(4)	12.8%	13.1%	12.6%
(1)	Tenants report sales annually.
(2)	2011 and 2012 Occupancies are as of December 31 of each respective year. 2010 Occupancy is as of January 31, 2011.
(3)	In-line Sales PSF and Occupancy Costs are for comparable tenants occupying less than 10,000 square feet with full year reported sales figures.
(4)	Occupancy Costs are based on historical sales, underwritten base rent and expense reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Rivertowne Commons

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Kmart	B3 / CCC+ / CCC	84,640	22.0%	$7.75	$210	5.7%	1/31/2018
Safeway	Baa3 / BBB / BBB-	49,035	12.8%	$9.75	$338	4.1%	10/31/2017
Ross	N/A / A- / N/A	25,069	6.5%	$9.00	N/A	N/A	1/31/2024
Staples	Baa2 / BBB / BBB	24,000	6.2%	$12.71	N/A	N/A	5/31/2014
CVS	Baa1 / BBB+ / BBB+	12,400	3.2%	$13.50	$921	1.9%	9/30/2017
Dollar Tree	N/A / N/A / N/A	11,407	3.0%	$13.00	N/A	N/A	1/31/2020
Flaming Grill Buffet	N/A / N/A / N/A	10,039	2.6%	$22.00	N/A	N/A	12/9/2022
Salon Plaza II	N/A / N/A / N/A	9,000	2.3%	$19.00	N/A	N/A	11/7/2018
Sports Zone	N/A / N/A / N/A	8,218	2.1%	$14.86	$320	5.9%	4/20/2020
Rainbow	N/A / N/A / N/A	7,408	1.9%	$17.60	$171	12.7%	1/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF represent sales for the twelve-month period ending December 31, 2012, for all tenants.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring (SF)	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	40,420	10.5%	NAP	NAP	40,420	10.5%	NAP	NAP
2013	0	0	0.0	$0	0.0%	40,420	10.5%	$0	0.0%
2014	4	29,331	7.6	543,328	10.3	69,751	18.1%	$543,328	10.3%
2015	4	9,256	2.4	233,966	4.4	79,007	20.6%	$777,294	14.7%
2016	6	26,573	6.9	527,754	10.0	105,580	27.5%	$1,305,048	24.7%
2017	8	75,972	19.8	1,095,588	20.8	181,552	47.2%	$2,400,636	45.5%
2018	9	115,597	30.1	1,284,014	24.3	297,149	77.3%	$3,684,650	69.8%
2019	2	6,920	1.8	144,790	2.7	304,069	79.1%	$3,829,440	72.6%
2020	5	28,490	7.4	446,661	8.5	332,559	86.5%	$4,276,101	81.0%
2021	2	6,600	1.7	146,724	2.8	339,159	88.2%	$4,422,825	83.8%
2022	2	11,102	2.9	275,603	5.2	350,261	91.1%	$4,698,428	89.1%
2023	2	4,556	1.2	209,777	4.0	354,817	92.3%	$4,908,205	93.0%
2024 & Beyond	2	29,526	7.7	367,799	7.0	384,343	100.0%	$5,276,004	100.0%
Total	46	384,343	100.0%	$5,276,004	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Rivertowne Commons

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$4,111,243	$4,265,106	$4,495,407	$5,210,848	$5,276,004	$13.73	71.1%
Vacant Income	0	0	0	0	424,072	1.10	5.7
Percentage Rent	107,686	107,987	128,518	131,265	131,265	0.34	1.8
Gross Potential Rent	$4,218,929	$4,373,093	$4,623,925	$5,342,113	$5,831,341	$15.17	78.6%
Total Reimbursements	1,237,172	1,222,509	1,242,076	1,356,911	1,590,636	4.14	21.4
Net Rental Income	$5,456,101	$5,595,602	$5,866,001	$6,699,024	$7,421,977	$19.31	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(427,506)	(1.11)	(5.8)
Other Income	13,399	141,093	56,733	44,196	44,196	0.11	0.6
Effective Gross Income	$5,469,500	$5,736,695	$5,922,734	$6,743,220	$7,038,667	$18.31	94.8%

Total Expenses	$1,974,197	$1,858,047	$1,809,861	$1,855,363	$1,919,073	$4.99	27.3%

Net Operating Income	$3,495,303	$3,878,648	$4,112,873	$4,887,857	$5,119,595	$13.32	72.7%

Total TI/LC, Capex/RR	0	0	0	0	332,969	0.87	4.7
Net Cash Flow	$3,495,303	$3,878,648	$4,112,873	$4,887,857	$4,786,626	$12.45	68.0%
(1)	The TTM column represents the trailing-twelve months ending August 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	TTM Rents in Place is higher than 2012 primarily due to ten new leases totaling 25,592 square feet that account for approximately $551,000 in annual rent.
(4)	UW Rents in Place is higher than TTM primarily due to two new leases totaling 10,986 square feet that account for approximately $293,000 in annual underwritten rent.

Property Management. The property is managed by WRG USA, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,500,000 for tenant improvements obligations primarily intended for the potential costs associated with releasing the vacant theater space.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated real estate tax payments monthly, which currently equates to $55,482.

Insurance Escrows - The requirement that the borrower must make monthly deposits to the insurance escrow is waived so long as no event of default exists and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $3,203 (approximately $0.10 per square foot annually) for replacement reserves. The replacement reserve is subject to a cap of $115,303 ($0.30 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $16,014 (approximately $0.50 per square foot annually) for TI/LC reserves. The TI/LC reserve is subject to a cap of $768,868 ($2.00 per square foot), exclusive of the $1,500,000 upfront TI/LC Reserve and any amounts swept due to a Cash Sweep Event or a Staples Reserve Trigger.

Staples Reserve - During a Staples Reserve Trigger, the borrower is required to make monthly deposits of $25,000 into the TI/LC reserve account, capped at $150,000.

Kmart/Safeway Reserve - During tenant events related to Kmart or Safeway as defined under Cash Sweep Event (below) clauses (iii) through (ix), all excess cash flow will be swept into the TI/LC reserve, capped at $1,250,000. In lieu of a cash flow sweep, the borrower may post a letter of credit in an amount equal to $1,250,000.

A “Staples Reserve Trigger” means: the failure of the Staples tenant to renew the Staples lease for at least three years (or enter into a replacement Staples lease) for at least 80% of the space or net rentable area demised under the Staples lease, on or before the date that is the earlier to occur of (i) the date that is six months prior to the then-current scheduled expiration of the Staples lease and (ii) the expiration of the notice period in the which Staples is required to extend the its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Rivertowne Commons

A “Cash Sweep Event” means: (i) the occurrence of an event of default, (ii) the DSCR as calculated in the loan documents falls below 1.15x, (iii) the failure of Safeway tenant to renew the Safeway lease (or enter into a replacement Safeway lease) for at least three years and for at least either 80% of the space demised thereunder or 80% of the base rental payable thereunder, in writing pursuant to the terms and provisions of such lease, on or before the date that is at least 12 months prior to the then-current scheduled expiration of the Safeway lease, (iv) the failure of Kmart tenant to renew the Kmart lease (or enter into a replacement Kmart lease) for at least three years for at least either 80% of the space demised thereunder or 80% of the base rental payable thereunder, in writing pursuant to the terms and provisions of such lease, on or before the date that is at least 12 months prior to the then-current scheduled expiration of the Safeway lease, (v) any bankruptcy action of the Kmart or Safeway tenants, (vi) any termination or cancellation of the Kmart or Safeway leases, (vii) any monetary default or any material non-monetary default under the Kmart or Safeway leases, (viii) Kmart or Safeway giving notice of termination for any portion of their leased space or (ix) Kmart or Safeway failing to be in actual, physical possession of its space.

Lockbox / Cash Management.  The loan is structured with a springing cash management account. Following the occurrence of a Cash Sweep Event, the borrower and the manager are required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the cash management account. The lender will receive a first priority pledge of the cash management account as additional security for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Chinatown Row

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Chinatown Row

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Chinatown Row

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,000,000	Property Type - Subtype:	Mixed Use - Office/Retail
% of Pool by IPB:	2.9%	Net Rentable Area (SF):	47,562
Loan Purpose:	Refinance	Location:	Washington, D.C.
Borrower:	Jemal’s Chinatown II L.L.C.	Year Built / Renovated:	1913 / 2000
Sponsor:	Norman Jemal	Occupancy(1):	100.0%
Interest Rate:	4.92000%	Occupancy Date:	10/18/2013
Note Date:	10/18/2013	Number of Tenants:	10
Maturity Date:	11/1/2023	2010 NOI:	$1,299,984
Interest-only Period:	36 months	2011 NOI:	$1,868,410
Original Term:	120 months	2012 NOI:	$1,895,306
Original Amortization:	360 months	TTM NOI (as of 7/2013)(2):	$1,902,022
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Grtr1%orYM(89),O(6)	UW Revenues:	$3,410,893
Lockbox:	CMA	UW Expenses:	$784,889
Additional Debt:	N/A	UW NOI(2):	$2,626,004
Additional Debt Balance:	N/A	UW NCF:	$2,488,698
Additional Debt Type:	N/A	Appraised Value / Per SF:	$51,000,000 / $1,072
		Appraisal Date:	9/18/2013

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$652
Taxes:	$113,493	$37,831	N/A	Maturity Date Loan / SF:	$576
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.8%
Replacement Reserves:	$780	$780	N/A	Maturity Date LTV:	53.7%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.26x
Other:	$5,350,162	$0	N/A	UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,000,000		100.0%	Payoff Existing Debt	$17,830,000	57.5%
				Return of Equity	7,209,081	23.3
				Upfront Reserves	5,464,435	17.6
				Closing Costs	496,484	1.6
Total Sources	$31,000,000		100.0%	Total Uses	$31,000,000	100.0%
(1)
Occupancy includes a 20,423 square foot lease to WeWork. WeWork has taken occupancy of 12,010 of its 20,423 square feet and is expected to begin paying rent for this space in February 2014. WeWork is expected to take occupancy of its remaining space in February 2014 and commence paying full rent in September 2014.

(2)
UW NOI is higher than TTM NOI primarily due to three new retail leases with ShopHouse, It’Sugar and FroZenYo which replaced Ruby Tuesdays at current market rents. Ruby Tuesdays was paying a rent of approximately $60.52 per square foot and the three new tenants have a weighted average rent of $217.98 per square foot.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Chinatown Row loan has an outstanding principal balance of $31.0 million and is secured by a first mortgage lien on four interconnected mixed use office/retail buildings totaling 47,562 square feet in Washington, D.C.  The loan has a 10-year term, and subsequent to a three-year interest-only period, amortizes on a 30-year schedule. The previously existing debt consisted of balance sheet financing provided by RBS Citizens Bank.

The Borrower. The borrowing entity for the loan is Jemal’s Chinatown II L.L.C., a District of Columbia limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Chinatown Row

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Norman Jemal. Mr. Jemal is a Principal and Senior Vice President of the Douglas Development Corporation. Founded in 1985, the Douglas Development Corporation is a real estate owner and developer in the Washington, D.C. area. Douglas Development Corporation has over 150 properties totaling approximately 9.0 million square feet. Douglas Jemal, the founder and president of Douglas Development Corporation and the direct and indirect owner of an approximately 31% interest in the borrower, was charged in 2004 in the United States District Court for the District of Columbia with several offenses and was convicted on a single count of wire fraud. In 2007, he was sentenced to probation for a term of five years subject to various conditions, which probation was terminated in 2009, including payment of a $175,000 fine. Norman Jemal is the only carveout guarantor on the mortgage loan, and the loan documents require that Norman Jemal maintain control of both the borrower and the related property manager. See “Description of the Mortgage Pool—Mortgaged Property Considerations-Litigation Considerations; Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus for additional information.

The Property. Chinatown Row consists of four Class A, interconnected mixed use buildings totaling 47,562 square feet in Washington, D.C. Of the total square footage, 27,125 square feet (57.0% of the net rentable area) is comprised of office space primarily on the second through fourth floors of the property and the remaining 20,437 square feet (43.0% of the net rentable area) is comprised of street and lower level retail and storage space. The sponsor acquired the properties between 1995 and 2000 and connected the properties as part of a redevelopment in 2000.  The sponsor reports a total cost basis of $12.1 million in the property.

As of October 2013, the property was 100% leased by 10 tenants. The largest tenant at the property, WeWork, recently executed a lease for 42.9% of the net rentable area through April 2026. WeWork is taking over space that was previously leased to three separate tenants, two of which vacated earlier this year and one of which is currently in the process of vacating. WeWork has taken occupancy of 12,010 of its 20,423 square feet and is expected to take occupancy of its remaining space in February 2014. Founded in 2010, WeWork offers entrepreneurs and major corporations a collaborative work environment in a variety of shared and private work spaces. Members have access to high speed internet, printing and digital resources, conference rooms, audio/visual technology, shared kitchens and lounge areas. WeWork currently has 19 locations throughout New York City, San Francisco and Los Angeles and this will be the first of two planned Washington, D.C. locations. The second largest tenant, Rocket Bar, leases 18.3% of the net rentable area through February 2018. Rocket Bar is a sports bar that occupies the lower level retail space at the property and offers billiards, shuffleboard, darts and board games to its customers. The third largest tenant, Summit Realty Management (“Summit”), leases 11.2% of the net rentable area through August 2022. Summit recently expanded its space by 1,167 square feet. Summit is an analytics advisory firm that works with Federal agencies, financial institutions and litigators on specialized analytical challenges.

The property is located within the Chinatown neighborhood of Washington, D.C., on 7th Street between H Street and G Street. The property is approximately nine blocks east of the White House and is across from the Gallery Place mixed use development. Gallery Place is a 660,000 square foot mixed use development that is anchored by the Verizon Center as well as approximately 200,000 square feet of Class A office space, 192 residential condominiums and 250,000 square feet of retail. The Verizon Center is a 20,000 seat multi-purpose sports and entertainment venue that hosts an average of 220 events per year. The arena is home to the NBA’s Washington Wizards, the NHL’s Washington Capitals, the WNBA’s Washington Mystics and the NCAA’s Georgetown Hoyas men’s basketball team. The property is also within two blocks of the new 10-acre CityCenterDC development that is currently under construction. CityCenterDC is a mixed use development that will include 515,000 square feet of office space, 295,000 square feet of retail, 674 apartment and condominium units and a 350 room hotel. The first phase of the project is expected to come online by the end of 2014. The property is immediately surrounded by a mixture of Class A office buildings, with street level retail shops, restaurants and other eateries, as well as interspersed residential buildings. Regional access to the area is provided by Interstate 66.  Public transportation is provided to the area by the Washington Metropolitan Area Transportation Authority’s (“WMATA”) Metrorail and bus systems. WMATA has four Metrorail stations located within the CBD, one of which is located across the street within the Gallery Place development. These stations serve the Red, Orange and Blue lines, which provide transportation throughout Washington, D.C. and link Washington, D.C. to the northern Virginia and Maryland suburbs.

According to the appraisal, the East End office submarket contained approximately 36.7 million square feet of space as of the second quarter of 2013. Office vacancy in the submarket was estimated at 13.0% with Class A average asking rents of $63.73 per square foot on a full service gross basis, as of the second quarter of 2013. The East End retail submarket contained approximately 1.5 million square feet of space as of the second quarter of 2013. Retail vacancy in the submarket was estimated at 5.1% with average asking rents of $37.98 per square foot on a triple net basis, as of the second quarter of 2013. Overall the appraisal concluded per square foot market rents of $42.50 for the office space, $80.00 for the Legal Sea Foods retail space, $215.00 for the small/corner retail spaces and $55.00 for the lower level retail space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Chinatown Row

Historical and Current Occupancy(1)
2010	2011(2)	2012	Current(3)(4)
71.5%	91.9%	100.0%	100.0%
(1)   Historical Occupancies are as of December 31 of each respective year.
(2)   The increase in occupancy from 2010 to 2011 was primarily due to a new office lease with LivingSocial. LivingSocial terminated its lease in July 2013 and the space was re-leased to WeWork.
(3)   Current Occupancy is as of October 18, 2013.
(4)   Current Occupancy includes a 20,423 square foot lease to WeWork.  WeWork has taken occupancy of 12,010 of its 20,423 square feet and is expected to begin paying rent for this space in February 2014. WeWork is expected to take occupancy of its remaining space in February 2014 and commence paying full rent in September 2014. Please refer to “WeWork Reserve” below.

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
WeWork(3)	Office	NA / NA / NA	20,423	42.9%	$40.00	4/1/2026
Rocket Bar	Lower Level Retail	NA / NA / NA	8,713	18.3%	$35.82	2/28/2018
Summit Realty Management(4)	Office	NA / NA / NA	5,327	11.2%	$46.51	8/31/2022
Legal Sea Foods	Street Level Retail	NA / NA / NA	5,000	10.5%	$76.23	5/31/2023
ShopHouse(4)	Street Level Retail	NA / NA / NA	2,033	4.3%	$215.00	7/31/2023
It’Sugar	Street Level Retail	NA / NA / NA	1,775	3.7%	$220.38	12/31/2023
Comfort One Shoes	Street Level Retail	NA / NA / NA	1,542	3.2%	$125.03	4/30/2017
FroZenYo	Street Level Retail	NA / NA / NA	1,374	2.9%	$219.30	7/31/2023
D*MNGOOD	Office	NA / NA / NA	925	1.9%	$44.52	8/31/2015
Omar Biagas	Office	NA / NA / NA	450	0.9%	$34.61	4/30/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
WeWork has taken occupancy of 12,010 of its 20,423 square feet and is expected to begin paying rent for this space in February 2014. WeWork is expected to take occupancy of its remaining space in February 2014 and commence paying rent in September 2014. Please refer to “WeWork Reserve” below.

(4)	Summit Realty Management and ShopHouse have signed leases but will not commence paying full rent for their spaces until January 2014 and February 2014, respectively.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2013	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2014	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2015	2	1,375	2.9	56,759	1.8	1,375	2.9%	$56,759	1.8%
2016	0	0	0.0	0	0.0	1,375	2.9%	$56,759	1.8%
2017	1	1,542	3.2	192,801	6.1	2,917	6.1%	$249,560	8.0%
2018	1	8,713	18.3	312,113	9.9	11,630	24.5%	$561,674	17.9%
2019	0	0	0.0	0	0.0	11,630	24.5%	$561,674	17.9%
2020	0	0	0.0	0	0.0	11,630	24.5%	$561,674	17.9%
2021	0	0	0.0	0	0.0	11,630	24.5%	$561,674	17.9%
2022	1	5,327	11.2	247,745	7.9	16,957	35.7%	$809,418	25.8%
2023	4	10,182	21.4	1,510,738	48.2	27,139	57.1%	$2,320,156	74.0%
2024 & Beyond	1	20,423	42.9	816,920	26.0	47,562	100.0%	$3,137,076	100.0%
Total	10	47,562	100.0%	$3,137,076	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Chinatown Row

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$1,558,132	$2,184,511	$2,282,430	$2,240,327	$3,137,076	$65.96	87.4%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$1,558,132	$2,184,511	$2,282,430	$2,240,327	$3,137,076	$65.96	87.4%
Total Reimbursements	281,222	352,615	333,699	360,673	453,338	9.53	12.6
Net Rental Income	$1,839,354	$2,537,126	$2,616,129	$2,601,000	$3,590,414	$75.49	100.0%
(Vacancy/Credit Loss)	4,000	(8,633)	(44,720)	(45,465)	(179,521)	(3.77)	(5.0)
Other Income	1,324	2,517	134	126	0	0.00	0.0
Effective Gross Income	$1,844,678	$2,531,010	$2,571,543	$2,555,661	$3,410,893	$71.71	95.0%

Total Expenses	$544,694	$662,600	$676,237	$653,639	$784,889	$16.50	23.0%

Net Operating Income	$1,299,984	$1,868,410	$1,895,306	$1,902,022	$2,626,004	$55.21	77.0%

Total TI/LC, Capex/RR	23,255	30,641	62,417	54,252	137,306	2.89	4.0
Net Cash Flow	$1,276,729	$1,837,769	$1,832,889	$1,847,770	$2,488,698	$52.33	73.0%

(1)	TTM column represents the trailing twelve month period ending in July 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place are higher than TTM Rents in Place primarily due to three new retail leases with ShopHouse, It’Sugar and FroZenYo which replaced Ruby Tuesdays at current market rents. Ruby Tuesdays was paying a rent of approximately $60.52 per square foot and the three new tenants have a weighted average rent of $217.98 per square foot.

(4)
Underwritten Rents in Place includes income from WeWork which has taken occupancy of 12,010 of its 20,423 square feet and is expected to begin paying rent for this space in February 2014. WeWork is expected to take occupancy of its remaining space in February 2014 and commence paying full rent in September 2014. Please refer to “WeWork Reserve” below.

Property Management. The property is managed by Douglas Development Corporation, an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow $3.1 million for the WeWork Space Reserve, approximately $1.8 million for outstanding tenant improvement and leasing commissions associated with three tenants, $410,168 for free rent associated with three tenants, $113,493 for real estate taxes and $780 for upfront replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $37,831.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the borrower provides satisfactory evidence that the property is insured under a blanket policy as set forth in the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $780 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no Tenant Trigger Event exists. Following the occurrence and during the continuance of a Tenant Trigger Event, the borrower is required to deposit 50% of all excess cash flow for TI/LC reserves. The reserve is subject to a cap of $500,000 ($10.51 per square foot).

A “Tenant Trigger Event” will occur when any tenant which occupies 6,000 square feet or more (i) is the subject of any bankruptcy action, (ii) provides notice of its intent not to renew its lease, (iii) has not provided notice to renew by the date that is six months prior to the applicable lease expiration date or (iv) goes dark or vacates its space prior to lease maturity.

WeWork Space Reserve - The loan is structured with a $3.1 million reserve that will be released to the borrower at such time as WeWork (or an acceptable replacement tenant) provides an estoppel indicating, among other things, that it has taken occupancy of an additional 8,413 square feet, is open for business and confirmation that its lease is in full force and effect.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds on deposit in the lockbox account are swept daily to a segregated cash management account under control of the lender and all excess funds after payment of debt service, required reserves and operating expenses will be held in trust for the benefit of the lender in an excess cash reserve or the rollover reserve, as applicable, as additional security for the loan. The lender will have a first priority security interest in the cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Chinatown Row

A “Cash Sweep Event” means: (i) there is an event of default under the loan documents, (ii) any bankruptcy action of the borrower or property manager, (iii) the DSCR as calculated in the loan documents based on the trailing three-month period falls below 1.15x or (iv) a Tenant Trigger Event.

Future Additional Debt. The loan documents permit the pledge of all of the ownership interests in the borrower in connection with a mezzanine loan provided that among other things, (i) no event of default exists, (ii) the combined LTV ratio is less than or equal to 70.0% and (iii) the combined DSCR as calculated under the terms of the loan agreement is greater than or equal to 1.25x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 118

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Springfield Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Springfield Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Springfield Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Springfield Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,000,000	Title:	Fee
Cut-off Date Principal Balance:	$30,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.8%	Net Rentable Area (SF)(1):	426,761
Loan Purpose:	Acquisition	Location:	Springfield, MA
Borrower:	Albany Road-Springfield Plaza LLC	Year Built / Renovated:	1958 / 1998
Sponsor:	Christopher J. Knisley	Occupancy(2):	91.6%
Interest Rate:	4.98750%	Occupancy Date:	8/1/2013
Note Date:	11/21/2013	Number of Tenants:	35
Maturity Date:	12/1/2023	2010 NOI:	$3,236,481
Interest-only Period:	36 months	2011 NOI:	$3,084,880
Original Term:	120 months	2012 NOI:	$3,090,250
Original Amortization:	360 months	TTM NOI (as of 10/2013):	$2,821,250
Amortization Type:	IO-Balloon	UW Economic Occupancy:	88.6%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues(2):	$4,788,301
Lockbox:	CMA	UW Expenses:	$1,781,362
Additional Debt:	N/A	UW NOI:	$3,006,939
Additional Debt Balance:	N/A	UW NCF:	$2,730,936
Additional Debt Type:	N/A	Appraised Value / Per SF(1)(3):	$39,000,000 / $91
		Appraisal Date:	10/9/2013

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$70
Taxes:	$149,309	$76,870	N/A	Maturity Date Loan / SF:	$62
Insurance:	$31,085	Springing	N/A	Cut-off Date LTV(3):	76.9%
Replacement Reserves:	$0	$6,000	$140,000	Maturity Date LTV(3):	68.1%
TI/LC:	$1,500,000	$20,000	$500,000	UW NCF DSCR:	1.42x
Other:	$4,000,000	Springing	N/A	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,000,000	73.6%	Net Purchase Price	$32,932,194	80.8%
Sponsor Equity	10,762,554	26.4	Upfront Reserves	5,680,394	13.9
			Closing Costs	2,149,966	5.3
Total Sources	$40,762,554	100.0%	Total Uses	$40,762,554	100.0%
(1)	The improvements also include a vacant 12,253 square foot office building that was excluded from the net rentable area and the appraisal valuation.
(2)
Occupancy and UW Revenues include a 20,000 square foot lease to Planet Fitness and a 3,500 square foot lease to McDonalds. The leases have been executed but the tenants have not yet taken occupancy. The tenants are expected to take occupancy in April and May of 2014, respectively.

(3)
Based on the “hypothetical market as-is” value, which assumes that the $4.0 million proposed renovation has been completed and reflects the $1.5 million upfront future leasing reserve. At closing, $5.5 million was escrowed to cover the proposed renovations and future leasing. The “as-is” value assuming the renovation reserve and upfront leasing reserve was not in place is $33.5 million, which results in a Cut-off Date LTV of 89.6% and Maturity Date LTV of 79.2%.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Springfield Plaza loan has an outstanding principal balance of $30.0 million and is secured by a first mortgage lien on a 426,761 square foot anchored retail center in Springfield, Massachusetts. The loan has a 10-year term, and subsequent to a 36-month interest-only period, amortizes on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Albany Road-Springfield Plaza LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Christopher J. Knisley. Mr. Knisley is the President of Albany Road Real Estate Partners (“ARREP”) and one of its four founding partners. ARREP was established in July 2012 with a focus on acquisition opportunities across New England. Since its launch, ARREP has acquired eight properties totaling more than 700,000 square feet with a gross asset value of approximately $75.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Springfield Plaza

The Property.  Springfield Plaza is a 426,761 square foot, grocery anchored community shopping center located in Springfield, Massachusetts. The collateral was constructed in 1958 and renovated in 1998 and consists of 15 single-story buildings on a 66.1 acre site. Additionally, there are 3,500 surface parking spaces at the property that constitute collateral, resulting in a parking ratio of 8.2 spaces per 1,000 square feet of net rentable area. The sponsor plans on implementing a $4.0 million capital improvement plan which is expected to occur over the next 36 months. These improvements include extensive work to upgrade building facades, anchor entrances, canopy arcades, arcade columns, lighting, signage, parking lot improvements, roof replacements and landscaping.

As of August 2013, the collateral was approximately 91.6% occupied by 35 tenants and has had an averaged occupancy of 94.0% since 2006. In addition, tenants at the property representing approximately 71.5% of the net rentable area have been in occupancy for 12 years or longer. The property is anchored by a Kmart (88,425 square feet) and a Stop & Shop (60,787 square feet) along with junior anchors that include Ocean State Job Lot, TJ Maxx, Rocky’s Ace Hardware, Savers and Planet Fitness. The largest tenant, Kmart (20.7% of the net rentable area), has a lease through November 2016 with five five-year renewal options remaining. Kmart has had average sales of $135 per square foot over the last three years and in 2012 reported sales per square foot and occupancy costs of $133 and 1.6%, respectively. The second largest tenant, Stop & Shop (14.2% of the net rentable area), has a lease through March 2019 with six five-year renewal options remaining. Stop & Shop has had average sales of $492 per square foot over the last three years and in 2012 reported sales per square foot and occupancy costs of $466 and 3.2%, respectively.

The property is located on the south side of Liberty Street, a four-lane highway in Springfield. The property has frontage at the corner of the intersection of Liberty Street and St. James Avenue and, according to the appraisal, approximately 11,800 vehicles travel past the property each day. The center has two signalized entrances, one on Liberty Street and another on St. James Avenue along with multiple access points along the length of the center. According to the appraisal, the property’s estimated 2013 population and median household income within one, three and five mile radii was 17,184, 118,692 and 257,360 and $40,044, $31,749 and $37,875, respectively.

According to the appraisal the overall Hartford retail market was comprised of approximately 144.3 million square feet and reported a vacancy rate of 5.6% as of the second quarter of 2013. The property is located in the Hampden County Retail submarket which was comprised of approximately 25.8 million square feet and reported a vacancy rate of 5.1% as of the second quarter of 2013. The appraisal concluded anchor space market rent of $3.00 per square foot, grocery space market rent of $16.00 per square foot, junior anchor space market rent of $9.00 per square foot, large in-line market rent of $11.00 per square foot, small in-line space market rent of $14.00 per square foot and restaurant space market rent of $16.00 per square foot for the submarket. Overall, the appraisal concluded that in-place rents were approximately 16% below market.

Historical and Current Occupancy(1)
2010	2011(2)	2012(2)	Current(3)(4)
97.3%	92.7%	83.5%	91.6%
(1)	Historical Occupancies are as of July 31 of each respective year.
(2)	The decline in occupancy from 2011 to 2012 was a result of Airway Lanes vacating in 2012. The space was subsequently re-leased by Planet Fitness.
(3)	Current Occupancy is as of August 1, 2013.
(4)
Current Occupancy includes a 20,000 square foot lease to Planet Fitness and a 3,500 square foot lease to McDonald’s. The leases have been executed but the tenants have not yet taken occupancy. The tenants are expected to take occupancy in April and May of 2014, respectively. Occupancy excluding these tenants is 86.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Springfield Plaza

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Kmart	B3 / CCC+ / NA	88,425	20.7%	$2.10	$133	1.6%	11/30/2016
Stop & Shop	Baa3 / BBB / BBB	60,787	14.2%	$15.04	$466	3.2%	3/31/2019
Ocean State Job Lot	NA / NA / NA	30,030	7.0%	$3.30	N/A	N/A	1/31/2018
TJ Maxx(4)	A3 / A / NA	25,600	6.0%	$7.00	$157	4.5%	1/31/2016
Rocky’s Ace Hardware	NA / NA / NA	25,500	6.0%	$4.10	$78	5.3%	5/31/2019
Savers	NA / NA / NA	24,596	5.8%	$4.27	N/A	N/A	1/31/2017
Planet Fitness	NA / NA / NA	20,000	4.7%	$10.50	N/A	N/A	3/31/2025
Joey’z Shopping Spree	NA / NA / NA	13,572	3.2%	$10.89	N/A	N/A	1/31/2017
Rainbow Womens Retail	NA / NA / NA	11,023	2.6%	$12.00	N/A	N/A	1/31/2017
Plaza Package	NA / NA / NA	10,800	2.5%	$13.10	N/A	N/A	6/30/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent 2012 sales and expenses.
(4)	TJ Maxx was closed for 40 days in 2012 when it was converted from A.J. Wright to TJ Maxx.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	35,765	8.4%	NAP	NAP	35,765	8.4%	NAP	NAP
2013	1	1,000	0.2	$13,500	0.4%	36,765	8.6%	$13,500	0.4%
2014	4	8,391	2.0	120,046	3.6	45,156	10.6%	$133,546	4.1%
2015	4	19,615	4.6	206,962	6.3	64,771	15.2%	$340,508	10.3%
2016	4	118,300	27.7	431,124	13.1	183,071	42.9%	$771,632	23.4%
2017	6	66,321	15.5	611,929	18.6	249,392	58.4%	$1,383,561	42.0%
2018	3	31,812	7.5	132,839	4.0	281,204	65.9%	$1,516,400	46.0%
2019	5	98,837	23.2	1,160,190	35.2	380,041	89.1%	$2,676,590	81.3%
2020	1	600	0.1	9,090	0.3	380,641	89.2%	$2,685,680	81.5%
2021	3	10,250	2.4	159,883	4.9	390,891	91.6%	$2,845,562	86.4%
2022	0	0	0.0	0	0.0	390,891	91.6%	$2,845,562	86.4%
2023	0	0	0.0	0	0.0	390,891	91.6%	$2,845,562	86.4%
2024 & Beyond	4	35,870	8.4	448,426	13.6	426,761	100.0%	$3,293,989	100.0%
Total	35	426,761	100.0%	$3,293,989	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Springfield Plaza

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,441,401	$3,301,746	$3,220,865	$3,125,111	$3,293,989	$7.72	61.0%
Vacant Income	0	0	0	0	422,734	0.99	7.8
Gross Potential Rent	$3,441,401	$3,301,746	$3,220,865	$3,125,111	$3,716,723	$8.71	68.8%
Total Reimbursements	1,628,811	1,505,690	1,604,278	1,480,823	1,686,085	3.95	31.2
Net Rental Income	$5,070,212	$4,807,436	$4,825,143	$4,605,934	$5,402,807	$12.66	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(614,507)	(1.44)	(11.4)
Other Income	0	0	0	11,104	0	0.00	0.0
Effective Gross Income	$5,070,212	$4,807,436	$4,825,143	$4,617,038	$4,788,301	$11.22	88.6%

Total Expenses	$1,833,731	$1,722,556	$1,734,893	$1,795,788	$1,781,362	$4.17	37.2%

Net Operating Income	$3,236,481	$3,084,880	$3,090,250	$2,821,250	$3,006,939	$7.05	62.8%

Total TI/LC, Capex/RR	0	0	0	0	276,003	0.65	5.8
Net Cash Flow	$3,236,481	$3,084,880	$3,090,250	$2,821,250	$2,730,936	$6.40	57.0%
(1)	TTM represents the trailing twelve-month period ending October 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Rents in Place include a 20,000 square foot lease to Planet Fitness and a 3,300 square foot lease to McDonalds. The leases have been executed but the tenants have not yet taken occupancy. The tenants are expected to take occupancy in April and May of 2014, respectively.

Property Management. The property is managed by KeyPoint Partners, LLC.

Escrows and Reserves. At origination, the borrower deposited into escrow $4.0 million for planned capital improvements, $1.5 million to prefund the tenant improvement and leasing commission reserve, $149,309 for real estate taxes and $31,085 for insurance.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated real estate tax payments monthly, which currently equates to $76,870.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured under a blanket policy as set forth in the loan documents.

Capital Improvement Reserve - At origination, the borrower deposited into escrow $4.0 million to cover outstanding capital improvements at the property. Improvements include but are not limited to façade repairs, roof replacement, canopy arcade and landscaping. The repairs are expected to occur over the first 36 months of the loan term.

Replacement Reserves - On a monthly basis, beginning on the earlier of January 1, 2016 or the date in which the capital improvement reserve has been disbursed, the borrower is required to escrow $6,000 (approximately $0.17 per square foot annually) for replacement reserves. The replacement reserve is subject to a cap of $140,000 (approximately $0.33 per square foot).

TI/LC Reserves - At origination, the borrower deposited $1.5 million to prefund the TI/LC reserve account. In addition, the borrower is required to deposit into the TI/LC reserve account $20,000 per month (approximately $0.56 per square foot annually). After disbursement of $1.0 million, the TI/LC reserve becomes subject to a cap of $500,000 (approximately $1.17 per square foot).

Six months prior to any Stop & Shop lease expiration date (the “Stop & Shop Trigger Event”) until Stop & Shop or other tenant satisfying certain requirements renews or executes a lease for the related space as more particularly described below, (i) no disbursements shall be made from the TI/LC Reserve fund other than for tenant improvement and leasing commission obligations associated with the Stop & Shop space and (ii) borrower is required to pay to lender on each payment date a pro rata monthly amount such that the aggregate amount on deposit in the TI/LC Reserve is equal to $500,000 prior to a Stop & Shop Trigger Event.

Stop & Shop Reserve - Upon the occurrence of a the date that is six months prior to the Stop & Shop lease expiration date, the borrower is required to deposit into escrow six consecutive monthly deposits of $110,000 each ($660,000 in aggregate representing approximately $10.86 per square foot for the Stop & Shop space) in addition to any payments required under the TI/LC reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Springfield Plaza

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. At origination the borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. In the event of a Cash Sweep Event, the borrower and cash management bank are required to set up a segregated cash management account to be held in trust and for the benefit of lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence of a Cash Sweep Event, all funds deposited into the lockbox after payment of debt service, required reserves and operating expenses will be swept to the cash management account and held as additional collateral for the loan.

A “Cash Sweep Event” is the period following: (i) an event of default under the loan documents, (ii) any bankruptcy action of the borrower or manager, (iii) the DSCR as calculated in the loan documents based on the trailing three-month period falling below 1.25x or (iv) a Stop & Shop Cash Sweep Event.

A “Stop & Shop Cash Sweep Event” means the occurrence of any of the following: (i) any bankruptcy action with respect to Stop & Shop or (ii) Stop & Shop or any future replacement tenant of the Stop & Shop space “goes dark”, vacates or abandons its premises at the property.

A Cash Sweep Event caused by a Stop & Shop Cash Sweep Event can be cured if the Stop & Shop lease is renewed in accordance with the terms set forth in its lease and an updated tenant estoppel is provided or (i) one or more replacement tenant leases have been executed for no less than 80% of the Stop & Shop space, (ii) each replacement tenant is in physical occupancy, open for business and paying full contractual rent and (iii) after giving effect to the replacement tenants, the property shall have a projected DSCR of no less than 1.25x for the next 12 succeeding months.

Future Additional Debt. In connection with the sale of the property to a third party, a mezzanine loan is permitted to be obtained, provided that among other things, (i) no event of default exists, (ii) the combined LTV ratio is less than or equal to 75.0% and (iii) the combined DSCR as calculated under the terms of the loan agreement is greater than or equal to 1.35x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

801 Travis

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

801 Travis

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

801 Travis

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

801 Travis

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,000,000	Title:	Fee
Cut-off Date Principal Balance:	$29,963,062	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.8%	Net Rentable Area (SF):	220,382
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	801 Travis Investor, L.P.	Year Built / Renovated:	1981 / 2008
Sponsor:	Robert C. Goddard, III	Occupancy(1):	81.6%
Interest Rate:	4.86750%	Occupancy Date:	11/1/2013
Note Date:	10/30/2013	Number of Tenants:	25
Maturity Date:	11/1/2023	2010 NOI:	$316,313
Interest-only Period:	None	2011 NOI:	$940,969
Original Term:	120 months	2012 NOI:	$1,007,354
Original Amortization:	360 months	TTM NOI (as of 8/2013):	$1,748,396
Amortization Type:	Balloon	UW Economic Occupancy:	79.4%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues(1):	$5,226,431
Lockbox:	CMA	UW Expenses:	$2,336,734
Additional Debt:	N/A	UW NOI(2):	$2,889,697
Additional Debt Balance:	N/A	UW NCF:	$2,599,722
Additional Debt Type:	N/A	Appraised Value / Per SF:	$43,000,000 / $195
		Appraisal Date:	9/18/2013

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$136
Taxes:	$484,951	$46,186	N/A	Maturity Date Loan / SF:	$111
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.7%
Replacement Reserves:	$3,674	$3,674	$112,000	Maturity Date LTV:	57.1%
TI/LC:	$25,000	$25,000	$750,000	UW NCF DSCR:	1.37x
Other:	$560,086	$0	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,000,000	100.0%	Payoff Existing Debt	$17,443,616	58.1%
			Return of Equity	11,288,523	37.6
			Upfront Reserves	1,073,711	3.6
			Closing Costs	194,150	0.6
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%
(1)
Occupancy and Underwritten Revenues include Synergy Hotels, which has executed a lease but is not yet in occupancy of its space or commenced paying rent. The tenant is expected to take occupancy of its space during the first quarter of 2014 and is expected to commence paying rent in May 2014.

(2)	Underwritten NOI is higher than historical years primarily due to five new leases totaling approximately 51,976 square feet that were signed between September 2012 and November 2013.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 801 Travis loan has an outstanding principal balance of approximately $30.0 million and is secured by a first mortgage lien on a 21-story, 220,382 square foot office building located in the Houston, Texas central business district. The 801 Travis loan has a 10-year term and amortizes on a 30-year schedule. The previously existing debt was provided by Wells Fargo.

The Borrower. The borrowing entity for the 801 Travis Investor, L.P., a Georgia limited partnership and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Robert C. Goddard, III. Mr. Goddard is the Chairman and Chief Executive Officer of the Goddard Investment Group, LLC (“Goddard”). Goddard is a privately held commercial real estate firm headquartered in Atlanta, Georgia. The firm has acquired over 8.0 million square feet of commercial real estate. The firm also provides third party services to the financial services industry, specializing in the resolution of distressed real estate loans and assets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

801 Travis

The Property. 801 Travis is a 220,382 square foot Class B+ office building located in the Houston, Texas central business district. The 21-story building was constructed in 1981 and was renovated in 2008. The property has a parking garage on floors two through 11 of the property which provides 438 parking spaces resulting in a parking ratio of 1.99 spaces per 1,000 square feet of net rentable area. The sponsor acquired the property in 2007 when the property was approximately 49.0% occupied after Wells Fargo vacated a majority of its space in 2006. Wells Fargo continued to vacate its remaining space over the next few years and vacated its final space in April 2012.  After acquiring the property, the sponsor spent approximately $2.2 million to renovate and upgrade the property, which included upgrades in the building’s lobby, elevators, parking garage, restrooms and common areas. The sponsor also removed the existing fire walls on the building’s uppermost floors which created expansive views of the Houston central business district. The sponsor currently reports a cost basis of approximately $31.1 million.

As of November 2013, the property was 81.6% leased by 25 tenants. The largest tenant, Synergy Hotels, recently executed a new, 50 year lease for 16.2% of the net rentable area through October 2063. In total, Synergy Hotels leases 17.3% of the net rentable area through two leases. Synergy Hotels is currently completing an approximately $80.8 million renovation of 806 Main Street, which is located adjacent to 801 Travis, into a new JW Marriott hotel. The hotel is expected to open in the spring of 2014 and will have approximately 323 guest rooms. The new lease covers an additional two spaces at 801 Travis totaling 35,708 square feet (19,137 square feet on the 12th floor and 16,571 square feet of basement level). Both spaces will be connected to the hotel via a 12th floor raised skyway and through the basement. The majority of the 12th floor will be a fitness center and spa with the remaining area housing back office administrative functions. The northern half of the basement space will be used for hotel meeting rooms and the southern half of the basement will be back office space for the hotel staff. The second largest tenant, Andrews & Kurth, leases 8.8% of the net rentable area through March 2017 and has two five-year renewal options remaining. Andrews & Kurth is a national law firm that was founded in 1902 and has over 400 lawyers across 10 offices worldwide. Andrews & Kurth originally took occupancy in 2006 and in 2011 extended its lease to the current expiration date in March 2017. The third largest tenant at the property, Intertek, leases 7.9% of the net rentable area through October 2018 and has two five-year renewal options remaining. Intertek provides testing and inspection services for the petroleum, refining and petrochemical industries. Intertek originally took occupancy in 2010 and expanded by 3,013 square feet in March 2012.

The property is located in downtown Houston at the intersection of Travis and Rusk Avenue. Milam Street, one block to the west, provides direct access to Interstate 45 which provides access to the greater Houston area. The property also has direct access to Houston’s underground tunnel system. The tunnel system is more than six miles long, connects 95 city blocks and has two movie theaters, restaurants and retail. The tunnel system is accessible from street-level stairs, escalators and elevators located inside office buildings that are connected to the tunnel system.

According to the appraisal, the Downtown submarket contained approximately 58.2 million square feet of office space as of the second quarter of 2013. Vacancy in the submarket was estimated at 11.5% with Class B average asking rents of $25.03 per square foot on a full service gross basis. The appraisal indentified five comparable properties built between 1929 and 1982 that range in size from approximately 373,000 to 844,000 square feet and reported a weighted average occupancy of 83.7%.

Historical and Current Occupancy(1)

2010	2011	2012	Current(2)(3)
57.0%	67.0%	66.0%	81.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of November 1, 2013.
(3)
The increase in Current Occupancy from 2012 is primarily due to a new 35,708 square foot lease to Synergy Hotels. Synergy Hotels has an executed a lease but is not yet in occupancy of its space or commenced paying rent. The tenant is expected to take occupancy of its space during the first quarter of 2014 and is expected to commence paying rent in May 2014.

In 2006, prior to the sponsor’s acquisition, the property was approximately 92.0% leased to Wells Fargo. The sponsor acquired the property in 2007 after Wells Fargo had begun vacating its space in order to move into Wells Fargo Plaza and had announced plans to vacate its remaining space over the next several years. When the sponsor acquired the property in September 2007 the property was 49.0% leased and the sponsor increased occupancy to 57.0% by December 2010. Occupancy increased to approximately 67.0% by December 2011, however in April 2012 Wells Fargo vacated its remaining space bringing overall occupancy down to 53.0%. The sponsor was able to backfill the space over the next five months bringing occupancy back to 66.0% by September 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

801 Travis

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Synergy Hotels(3)	NA / NA / NA	38,065	17.3%	$22.02	10/31/2063
Andrews & Kurth	NA / NA / NA	19,288	8.8%	$21.00	3/31/2017
Intertek(4)	NA / NA / NA	17,347	7.9%	$26.50	10/31/2018
Redding Linden Burr	NA / NA / NA	11,512	5.2%	$25.00	10/31/2024
SPT, Inc.	NA / NA / NA	8,718	4.0%	$27.00	12/31/2019
MG Maher	NA / NA / NA	7,592	3.4%	$18.00	12/31/2016
Blue Dolphin(5)	NA / NA / NA	6,489	2.9%	$17.50	5/31/2017
Edox	NA / NA / NA	6,488	2.9%	$19.73	7/30/2017
Frierson, Sola & Associates(6)	NA / NA / NA	6,215	2.8%	$25.50	4/30/2019
NAESB	NA / NA / NA	5,898	2.7%	$23.50	4/30/2021
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Synergy Hotels has two leases at the property and the expiration date listed above reflects the expiration date of the largest space Synergy Hotels occupies. In total, Synergy Hotels has 2,357 square feet expiring in October 2017 and 35,708 square feet expiring in October 2063.

(4)
Intertek has the right to terminate its lease on October 31, 2015 with six months notice and payment of a termination fee. The tenant also has the right to contract its leased space by 3,000 square feet at any time after November 1, 2015 with 180 days notice and payment of a termination fee.

(5)	Blue Dolphin has the right to terminate its lease at any time with 180 days notice and payment of a termination fee.
(6)	Frierson, Sola & Associates has the right to terminate its lease on December 31, 2016 with 12 months notice and payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	40,506	18.4%	NAP	NAP	40,506	18.4%	NAP	NAP
2013	1	3,748	1.7	$91,826	2.3%	44,254	20.1%	$91,826	2.3%
2014	1	2,277	1.0	45,540	1.1	46,531	21.1%	$137,366	3.4%
2015	0	0	0.0	0	0.0	46,531	21.1%	$137,366	3.4%
2016	4	16,043	7.3	337,760	8.3	62,574	28.4%	$475,126	11.7%
2017	10	64,089	29.1	1,399,080	34.6	126,663	57.5%	$1,874,205	46.3%
2018	3	22,124	10.0	581,859	14.4	148,787	67.5%	$2,456,064	60.7%
2019	2	14,933	6.8	393,869	9.7	163,720	74.3%	$2,849,932	70.4%
2020	0	0	0.0	0	0.0	163,720	74.3%	$2,849,932	70.4%
2021	1	5,898	2.7	138,603	3.4	169,618	77.0%	$2,988,535	73.8%
2022	1	3,544	1.6	0	0.0	173,162	78.6%	$2,988,535	73.8%
2023	0	0	0.0	0	0.0	173,162	78.6%	$2,988,535	73.8%
2024 & Beyond	2	47,220	21.4	1,060,164	26.2	220,382	100.0%	$4,048,699	100.0%
Total	25	220,382	100.0%	$4,048,699	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

801 Travis

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$1,724,784	$2,106,940	$2,204,772	$2,794,233	$4,048,699	$18.37	61.7%
Vacant Income	0	0	0	0	1,053,156	4.78	16.1
Gross Potential Rent	$1,724,784	$2,106,940	$2,204,772	$2,794,233	$5,101,855	$23.15	77.8%
Total Reimbursements	416,249	836,708	876,706	944,219	1,457,634	6.61	22.2
Net Rental Income	$2,141,033	$2,943,648	$3,081,478	$3,738,452	$6,559,489	$29.76	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,354,049)	(6.14)	(20.6)
Other Income	5,071	41,089	139,586	241,848	20,991	0.10	0.3
Effective Gross Income	$2,146,104	$2,984,737	$3,221,064	$3,980,300	$5,226,431	$23.72	79.7%

Total Expenses	$1,829,791	$2,043,768	$2,213,710	$2,231,904	$2,336,734	$10.60	44.7%

Net Operating Income	$316,313	$940,969	$1,007,354	$1,748,396	$2,889,697	$13.11	55.3%

Total TI/LC, Capex/RR	0	0	0	0	289,974	1.32	5.5
Net Cash Flow	$316,313	$940,969	$1,007,354	$1,748,396	$2,599,722	$11.80	49.7%
(1)	TTM column represents the trailing twelve month period ending in August 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are higher than historical years primarily due to five new leases totaling approximately 51,976 square feet that were signed between September 2012 and November 2013.
(4)
Underwritten Rents in Place includes rent from Synergy Hotels which has executed a lease but is not yet in occupancy of its space or commenced paying rent. The tenant is expected to take occupancy of its space and begin paying rent in the first quarter of 2014 and is expected to commence paying rent in May 2014.

Property Management. The property is managed by Heritage Plaza Property Services, LLC., an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $560,086 for rent abatements associated with two tenants, $484,951 for real estate taxes, $25,000 for TI/LC reserves and $3,674 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $46,186.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and the borrower provides the lender with evidence that the property is insured pursuant to an acceptable blanket insurance policy.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $3,674 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $112,000 ($0.51 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $25,000 (approximately $1.36 per square foot annually) into the TI/LC escrow.  The reserve is subject to a cap of approximately $750,000 (approximately $3.40 per square foot).

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. In the event of a Cash Sweep Event, the borrower and cash management bank are required to set up a segregated cash management account to be held in trust and for the benefit of lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence of a Cash Sweep Event, all funds deposited into the lockbox after payment of debt service, required reserves and operating expenses will be swept to the cash management account and held as additional collateral for the loan.

“Cash Sweep Event” means the occurrence of: (i) an event of default, (ii) any bankruptcy action of the borrower or manager or (iii) the DSCR based on the trailing three month period immediately preceding the date of such determination falling below 1.10x until December 31, 2016 and 1.15x thereafter.

Future Additional Debt. In connection with the sale of the property, a mezzanine loan is permitted to be obtained, provided that among other things, (i) no event of default exists, (ii) the combined LTV ratio is less than or equal to 75.0% and (iii) the combined DSCR as calculated under the terms of the loan agreement is greater than or equal to 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Park Central Portfolio Loans

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Park Central Portfolio Loans

Park Central Portfolio Loans
Belmont at Park Central
Charles Towne at Park Central
Manor Row at Park Central
5009 Park Central Drive
Orlando, FL 32839
DOWNTOWN ORLANDO
ORLANDO
Orlovista
Edgewood
Conway
Belle Isle
Williamsburg
ORLANDO EXECUTIVE AIRPORT
ORLANDO INTERNATIONAL AIRPORT
Orlando Fashion Square Mall
Amway Arena
Florida Citrus Bowl Stadium
Orlando Sports Complex
Orlando Regional Medical Center
Valencia Community College West
Millenia Plaza
Publix Super Market
Mall at Millenia
Ikea Orlando
Nova Southeastern University
Orlando Premium Outlets
Festival Bay Mall
Univ Of Central Florida South Orlando
The Marketplace At Dr. Phillips
Dr. P. Phillips Hospital
Orange County Convention Center
University of Central Florida Rosen College of Hospitality Management
The Florida Mall
Aquatica
SeaWorld
Darden Headquarters
FLORIDA'S TURNPIKE
BEACHLINE EXPRESSWAY
W SAND LAKE RD
W OAK RIDGE RD
HOFFNER AVE
CURRY FORD RD
CONROY RD
VINELAND RD
INTERNATIONAL DR
UNIVERSAL BLVD
S JOHN YOUNG PKWY
S FERN CREEK AVE
CONWAY RD S
S HIAWASSEE RD
Lake Buena Vista
Ocoee
Winter Garden
Winter Park
Pine Hills
Windermere
Metro West
Bay Hill
Doctor Phillips
Kissimmee
KISSIMMEE GATEWAY AIRPORT
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Park Central Portfolio Loans

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$28,250,000	Title:	Fee
Cut-off Date Principal Balance:	$28,250,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.6%	Net Rentable Area (Units):	664
Loan Purpose:	Refinance	Location:	Orlando, FL
Borrower:	Millennial Capital Company LLC	Year Built / Renovated:	Various / N/A
Sponsor:	Maranatha Holdings, LLC	Occupancy:	95.3%
Interest Rate:	5.00000%	Occupancy Date:	9/26/2013
Note Date:	10/23/2013	Number of Tenants:	N/A
Maturity Date:	11/1/2023	2010 NOI:	$2,220,215
Interest-only Period:	36 months	2011 NOI:	$2,515,244
Original Term:	120 months	2012 NOI:	$2,545,368
Original Amortization:	360 months	TTM NOI (as of 9/2013)(1):	2,636,502
Amortization Type:	IO-Balloon	UW Economic Occupancy:	75.7%
Call Protection:	L(25),Grtr1%orYM(93),O(2)	UW Revenues:	$7,131,283
Lockbox:	CMA	UW Expenses:	$4,229,522
Additional Debt:	N/A	UW NOI:	$2,901,762
Additional Debt Balance:	N/A	UW NCF:	$2,529,871
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$49,900,000 / $75,151
		Appraisal Date:	9/18/2013

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$42,545
Taxes:	$751,384	$57,799	N/A	Maturity Date Loan / Unit:	$37,656
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.6%
Replacement Reserves:	$8,254	$8,254	N/A	Maturity Date LTV:	50.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.39x
Other:	$207,156	$0	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,250,000	95.1%	Payoff Existing Debt	$28,200,000	94.9%
Sponsor Equity	1,468,056	4.9	Upfront Reserves	966,794	3.3
			Closing Costs	551,262	1.9
Total Sources	$29,718,056	100.0%	Total Uses	$29,718,056	100.0%
(1)	TTM NOI represents the trailing twelve month period ending September 30, 2013.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loans. The Belmont at Park Central, Charles Towne at Park Central and Manor Row at Park Central loans (together, the “Park Central Portfolio Loans”) are three cross-collateralized and cross-defaulted loans with outstanding principal balances of approximately $10.0 million, $9.3 million and $8.9 million, respectively. The Park Central Portfolio Loans are secured by first mortgage liens on 664 units in three garden style multifamily properties which are each subject to condominium regimes (together, the “Park Central Portfolio”) located adjacent to each other in Orlando, Florida. An additional 417 units across the three properties are not included in the collateral for the Park Central Portfolio Loans. The Park Central Portfolio Loans each have a 10-year term and, subsequent to initial 36-month interest-only periods, amortize on 30-year schedules.

The Borrower. The borrowing entity for each loan is Millennial Capital Company LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The sponsor and nonrecourse carve-out guarantor is Maranatha Holdings, LLC. Maranatha Holdings, LLC is controlled by an affiliate of McArthur Properties, a Canadian real estate and business investment group based out of Toronto. McArthur Properties, now doing business as Cherishome, has amassed a portfolio containing over 4,547 multifamily units in Toronto, Florida and Georgia as of the Cut-off Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Park Central Portfolio Loans

The Properties. The Park Central Portfolio is a 664-unit, Class A garden style multifamily portfolio consisting of three properties located in central Orlando, Florida: Belmont at Park Central, Charles Towne at Park Central and Manor Row at Park Central. The properties were originally developed as rental units and purchased for conversion to condos in 2005. However, due to underperforming sales the previous owner was foreclosed upon in 2008, and in 2009 the sponsor acquired the remaining unsold units and converted them back to rental properties. There are 417 units at the three properties that are not included in the collateral for the Park Central Portfolio Loans which are each primarily owned by separate individuals. Amenities at the properties include a 12,000 square foot clubhouse, two-level full-circuit fitness facility, 24-hour business center, media room, a convenience market, indoor basketball court, five swimming pools, on-site restaurant and bar, lighted tennis court, sand volleyball, exterior storage units, carwash, playground and gazebo areas with grills, all of which are shared by the three villages that make up the Park Central Portfolio.

Portfolio occupancy as of September 26, 2013 was 95.3%. The portfolio is located within the South Central/527/441 submarket of Orlando. According to the appraisal, the South Central/527/441 submarket included 19,179 rental units in 95 buildings that had an average occupancy of 95.4% with an average monthly rental rate of $893 per unit as of the second quarter of 2013. The three adjacent properties are approximately four miles south of the Orlando central business district and are bordered by Grand Central Parkway to the south, John Young Parkway to the east and Interstate 4 to the north and west.

Belmont at Park Central. The collateral for the Belmont at Park Central loan consists of 253 units of a 440-unit garden style condominium development located on approximately 23.07 acres. The property, built in 1994, consists of 24 three-story buildings containing 126 one-bedroom, 79 two-bedroom and 48 three-bedroom apartments that feature screened-in patios and balconies with brick exteriors. The property contains approximately 784 surface parking spaces, resulting in an overall parking ratio of 3.1 spaces per unit. Occupancy as of September 26, 2013 was approximately 94.9% at an average monthly rental rate of $974 per unit.

Charles Towne at Park Central. The collateral for the Charles Towne at Park Central loan consists of 220 units of a 413-unit garden  style condominium development located on approximately 19.89 acres. The property, built in 1997, consists of 19 two-story buildings containing 192 one-bedroom and 28 two-bedroom apartments that have wood exteriors, shutters and screened-in patios and balconies, as well as a separate leasing building. The property contains approximately 745 surface parking spaces, resulting in an overall parking ratio of 3.4 spaces per unit. Occupancy as of September 26, 2013 was approximately 95.0% at an average monthly rental rate of $1,117 per unit.

Manor Row at Park Central. The collateral for the Manor Row at Park Central loan consists of 191 units of a 228-unit garden style condominium development located on approximately 15.72 acres. The property, built in 2000, consists of 27 two-story buildings containing 76 one-bedroom and 115 two-bedroom apartments that feature large columns, private entries, formal gardens and optional amenities that include attached garages, solariums, high-speed Internet, surround sound and free security pad monitoring. The property contains approximately 445 surface parking spaces, resulting in an overall parking ratio of 2.3 spaces per unit. Occupancy as of September 26, 2013 was approximately 96.3% at an average monthly rent of $1,212 per unit.

Property Summary
Address	Location	Units	Year Built	Occupancy(1)	Appraised Value	Underwritten Net Cash Flow
Belmont at Park Central	Orlando, FL	253	1994	94.9%	$17,300,000	$880,367
Charles Towne at Park Central	Orlando, FL	220	1997	95.0%	17,400,000	838,927
Manor Row at Park Central	Orlando, FL	191	2000	96.3%	15,200,000	810,577
Total / Weighted Average		664		95.3%	$49,900,000	$2,529,871
(1) Occupancy is as of September 26, 2013 and includes only the units included in the collateral for the Park Central Portfolio Loans.

Historical and Current Occupancy(1)
Property	2010	2011	2012	Current(2)
Belmont at Park Central	91.2%	91.2%	89.5%	94.9%
Charles Towne at Park Central	88.8%	92.3%	89.3%	95.0%
Manor Row at Park Central	88.4%	91.5%	90.1%	96.3%
Weighted Average	89.6%	91.7%	89.6%	95.3%
(1) Historical Occupancies are the average for each respective year.
(2) Current Occupancy is as of September 26, 2013 and includes only the units included in the collateral for the Park Central Portfolio Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Park Central Portfolio Loans

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly In-Place Rent Per Unit
1 Bed	394	59.3%	376	95.4%	905	$995
2 Bed	222	33.4	212	95.5%	1,249	$1,223
3 Bed	48	7.2	45	93.8%	1,267	$1,261
Total / Wtd. Avg.	664	100.0%	633	95.3%	1,046	$1,090
(1) Data from borrower rent roll as of September 26, 2013 and includes only the units included in the collateral for the Park Central Portfolio Loans.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$8,887,926	$8,889,922	$8,996,709	$8,832,712	$8,283,163	$12,475	88.0%
Vacant Income	0	0	0	0	373,692	563	4.0
Gross Potential Rent	$8,887,926	$8,889,922	$8,996,709	$8,832,712	$8,656,855	$13,037	91.9%
Total Reimbursements	383,152	507,182	647,514	721,382	758,594	1,142	8.1
Net Rental Income	$9,271,078	$9,397,103	$9,644,222	$9,554,095	$9,415,449	$14,180	100.0%
(Vacancy/Credit Loss)	(3,074,622)	(2,854,304)	(3,125,111)	(2,740,435)	(2,284,165)	(3,440)	(24.3)
Other Income	0	0	0	0	0	0	0.0
Effective Gross Income	$6,196,456	$6,542,800	$6,519,111	$6,813,659	$7,131,283	$10,740	75.7%

Total Expenses	$3,976,241	$4,027,556	$3,973,742	$4,177,157	$4,229,522	$6,370	59.3%

Net Operating Income	$2,220,215	$2,515,244	$2,545,368	$2,636,502	$2,901,762	$4,370	40.7%

Total TI/LC, Capex/RR	0	0	0	0	371,890	560	5.2
Net Cash Flow	$2,220,215	$2,515,244	$2,545,368	$2,636,502	$2,529,871	$3,810	35.5%
(1)	TTM column represents the trailing twelve month period ending in September 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Condominium Structure. Each of the three properties is part of a fractured condominium regime. The borrower owns 57.5%, 53.3% and 83.8% of the units at Belmont at Park Central, Charles Towne at Park Central and Manor Row at Park Central, respectively, and in each case has the ability to affirmatively control material decisions of the owners’ association since elections for the board of the associations are based on a plurality without cumulative voting.  Additionally, the properties are all part of a master condominium regime that encompasses the three properties as well as two additional lots.  The borrower, by virtue of having the right to appoint three of the five board members of the master regime, also controls the board that controls the master condominium association.

Property Management. The properties are managed by Riverstone Residential FL, LLC (“Riverstone”). Riverstone is a third-party multifamily manager of properties throughout the United States with over 170,000 apartments in more than 800 communities under management, and a combined asset value of approximately $17.0 billion.

Escrows and Reserves. At closing, the borrower deposited into escrow $751,384 for real estate taxes, $173,656 for the condominium assessments reserve, $33,500 for deferred maintenance and $8,254 for replacement reserves.

Tax Escrows - On a monthly basis the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $57,799.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured with a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $8,254 (approximately $149 per unit annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Park Central Portfolio Loans

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and property manager are required to have all collected rents deposited into a lockbox. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds on deposit in the lockbox account are swept daily to a segregated cash management account under control of the lender and such funds, after payments of the monthly debt service, required reserves and operating expenses, will be held in trust for the benefit of the lender in an excess cash reserve as additional security for the loan. The lender will have a first priority security interest in the cash management account.

A “Cash Sweep Event” means: (i) there is an event of default under the loan documents, (ii) any bankruptcy action of the borrower or property manager or (iii) the DSCR as calculated in the loan documents based on the trailing three-month period falls below 1.15x.

Release of Properties.  The borrower is permitted to obtain the release of any individual property and a severance of the related mortgage loan from the cross-collateralization provisions of the loan documents through a prepayment of the related loan after the expiration of the applicable lockout period, subject to the satisfaction of certain conditions, including, but not limited to: (i) prepayment of the full amount of the applicable loan plus, if the release occurs prior to October 1, 2023, the yield maintenance premium, (ii) (A) with respect to the first prepayment and severance of a loan (provided there has not been a prior severance of a loan from the cross-collateralization provisions due to a permitted sale and assumption under the loan documents), the DSCR for the remaining properties is greater than or equal to five basis points in excess of the DSCR as of the closing date either (1) based on the trailing twelve-month period immediately preceding the release of the applicable property or (2) based on the projected DSCR for the twelve-month period immediately following the release of the applicable property, and (B) with respect to the second prepayment and severance of a loan (or the first prepayment and severance of a loan if there has been a prior severance of a loan from the cross-collateralization provisions due to a permitted sale and assumption under the loan documents), the DSCR for the remaining property is greater than or equal to ten basis points in excess of the DSCR for the properties as of the closing date either (1) based on the trailing twelve-month period immediately preceding the release of the applicable property or (2) based on the projected DSCR for the next twelve-month period immediately following the release of the applicable property, and (iv) (A) with respect to the first prepayment and severance of a loan (provided there has not been a prior severance of a loan from the cross-collateralization provisions due to a permitted sale and assumption under the loan documents), the LTV ratio for the remaining properties is less than or equal to five percent less than the LTV ratio for the properties as of the closing date, and (B) with respect to the second prepayment and severance of a loan (or the first prepayment and severance of a loan if there has been a prior severance of a loan from the cross-collateralization provisions due to a permitted sale and assumption under the loan documents), the LTV ratio for the remaining property is less than or equal to ten percent less than the LTV ratio for the properties as of the closing date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Carmel Crossing

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GECC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,375,000	Title:	Fee
Cut-off Date Principal Balance:	$25,375,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	326,231
Loan Purpose:	Acquisition	Location:	Charlotte, NC
Borrower:	Carmel Crossings LLC	Year Built / Renovated(1):	1990 / N/A
Sponsor:	Dennis Troesh	Occupancy:	93.6%
Interest Rate:	4.74000%	Occupancy Date:	9/12/2013
Note Date:	11/8/2013	Number of Tenants:	37
Maturity Date:	12/1/2023	2011 NOI:	$2,528,248
Interest-only Period:	48 months	2012 NOI:	$3,078,743
Original Term:	120 months	TTM NOI (as of 9/2013):	$3,183,581
Original Amortization:	360 months	UW Economic Occupancy:	88.5%
Amortization Type:	IO-Balloon	UW Revenues:	$5,342,351
Call Protection:	L(24),Def(93),O(3)	UW Expenses:	$1,917,492
Lockbox:	CMA	UW NOI:	$3,424,859
Additional Debt:	N/A	UW NCF:	$2,872,536
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$39,600,000 / $121
Additional Debt Type:	N/A	Appraisal Date:	10/10/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$78
Taxes:	$179,002	$44,750	N/A	Maturity Date Loan / SF:	$70
Insurance:	$27,962	$2,330	N/A	Cut-off Date LTV:	64.1%
Replacement Reserves:	$0	$5,981	N/A	Maturity Date LTV:	57.7%
TI/LC:	$1,000,000	$27,186	N/A	UW NCF DSCR:	1.81x
Other(2)(3):	$386,737	Springing	N/A	UW NOI Debt Yield:	13.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,375,000	64.7%	Purchase Price	$37,350,000	95.2%
Sponsor Equity	13,866,158	35.3	Upfront Reserves	1,593,701	4.1
			Closing Costs	297,457	0.8
Total Sources	$39,241,158	100.0%	Total Uses	$39,241,158	100.0%
(1)	Davie building was built in 1990, Piedmont building was built in 1997 and Tarelton building was built in 1998.
(2)	Initial Other Reserves includes $110,574 for free rent obligations related to three tenants and $276,163 for outstanding tenant improvements and leasing commissions related to two tenants.
(3)
Monthly Other Reserves represent  “Major Lease Event Trigger”, which will occur if Travelers (i) commences any bankruptcy proceedings or insolvency proceedings, (ii) provides notice to vacate, (iii) ceases doing business at the property or (iv) has not renewed is lease at least one year prior to the current expiration date.

The Loan. The Carmel Crossing loan is secured by a first mortgage lien on three adjacent office buildings located in Charlotte, North Carolina that comprise 326,231 square feet. The loan has an outstanding principal balance of approximately $25.4 million. The Carmel Crossing loan has a 10-year term, and subsequent to a 48-month interest-only period, amortizes on a 30-year schedule.  The loan’s sponsor and nonrecourse guarantor is Dennis Troesh.  Dennis Troesh is the managing member of the borrower and controls and manages 15 commercial properties comprising 3.1 million square feet of office, warehouse, retail and self-storage in Georgia, California, North Carolina, Nevada and Washington, and 11 multifamily properties comprising 2,715 units in California.  Dennis Troesh is also the loan sponsor of the Wildwood Center loan.

The Properties. Carmel Crossing is comprised of three adjacent office buildings that make up 326,231 square feet and are situated on 25.9 acres in Charlotte, North Carolina.  The four-story Davie building was built in 1990 and has 128,901 square feet.  The three-story Piedmont building was built in 1997 and has 70,637 square feet.  The four-story Tarelton building was built in 1998 and has 126,693 square feet.  The properties have a reinforced concrete foundation, steel frame, and pre-cast concrete panels and glass.  The collateral also includes a total of 1,458 parking spaces that result in a parking ratio of 4.24 per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Carmel Crossing

As of September 2013, the property was 93.6% leased by 37 tenants. The largest tenant at the property, The Travelers, leases 31.8% of the net rentable area through July 2016.  The Travelers has been a tenant since 1997 and currently leases 103,655 square feet. The

Travelers is the second largest writer of commercial U.S. property casualty insurance based on direct written premiums and employs approximately 30,000 employees. The second largest tenant, U.S. Government – ATF, leases 8.4% of the net rentable area through January 2018 and in November 2013 expanded by 6,012 square feet. The third largest tenant, CH2M Hill, Inc., leases 6.7% of the net rentable area through July 2014 and has been a tenant since 2005. CH2M Hill, Inc. is an engineering firm that has 28,000 employees and a reported $7 billion in revenue in 2012.

The Market. The property is located in Charlotte, North Carolina just off of Interstate 485, within the Charlotte-Gastonia-Rock Hill NC-SC metropolitan statistical area. The Charlotte Douglas International Airport is located approximately 15 miles from the property and the Charlotte Central Business District is approximately nine miles north of the property.  Public transportation is provided by the Charlotte Area Transit System and provides access along Carmel Road.  According to the appraisal, the property is located in the NC 51 submarket of Charlotte, which contains approximately 5.1 million square feet of office space. Vacancy in the submarket for Class B/C properties was estimated at 18% with average asking rents of $18.21 per square foot, as of the second quarter of 2013. The appraisal identified six comparable properties with rents ranging from $16.50 to $18.50 and ranging in size from approximately 80,000 to 224,000 square feet. The comparable properties reported occupancies ranging from 65% to 95%.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
The Travelers	Aa2 / AA / AA	103,655	31.8%	$16.52	7/31/2016
U.S. Government – ATF(3)	Aaa / AA+ / AAA	27,360	8.4%	$22.33	1/17/2018
CH2M Hill, Inc.	NA / NA / NA	21,843	6.7%	$24.00	7/31/2014
U.S. Government – OHA(4)	Aaa / AA+ / AAA	21,326	6.5%	$20.50	9/30/2014
Bankers Life & Casualty	Baa3 / BBB / BBB	12,461	3.8%	$20.93	4/30/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	U.S. Government – ATF has a termination option on or after January 17, 2018 with 90 days written notice.
(4)	U.S. Government – OHA has a termination option on or after March 31, 2014 with 180 days written notice.

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,314,591	$5,263,177	$5,396,195	$5,367,988	$16.45	89.1%
Vacant Income	0	0	0	593,351	1.82	9.8
Gross Potential Rent	$5,314,591	$5,263,177	$5,396,195	$5,961,339	$18.27	98.9%
Total Reimbursements	13,206	88,194	66,566	66,566	0.20	1.1
Net Rental Income	$5,327,797	$5,351,371	$5,462,760	$6,027,905	$18.48	100.0%
(Vacancy/Credit Loss)	(798,422)	(445,795)	(358,848)	(685,554)	(2.10)	(11.4)
Other Income	18,282	18,699	11,502	0	0.00	0.0
Effective Gross Income(3)	$4,547,657	$4,924,275	$5,115,415	$5,342,351	$16.38	88.6%

Total Expenses	$2,019,409	$1,845,532	$1,931,833	$1,917,492	$5.88	35.9%

Net Operating Income	$2,528,248	$3,078,743	$3,183,581	$3,424,859	$10.50	64.1%

Total TI/LC, Capex/RR	0	0	0	552,324	1.69	10.3
Net Cash Flow	$2,528,248	$3,078,743	$3,183,581	$2,872,536	$8.81	53.8%

Occupancy	91.7%	92.8%	93.6%	88.5%
(1)	TTM column represents the trailing twelve month period ending in September 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Effective Gross Income is higher than historical years primarily due to burning off of tenant rent abatements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

The Shoppes at English Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,600,000	Title:	Fee
Cut-off Date Principal Balance:	$24,600,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	103,187
Loan Purpose:	Refinance	Location:	North Wales, PA
Borrower:	Stanbery English Village, L.P.	Year Built / Renovated:	2003 / N/A
Sponsors:	P. Jonathan Meyer and Mark Pottschmidt	Occupancy(1):	90.9%
		Occupancy Date:	11/18/2013
Interest Rate:	4.82500%	Number of Tenants:	23
Note Date:	11/26/2013	2010 NOI:	$2,482,784
Maturity Date:	12/6/2023	2011 NOI:	$2,577,135
Interest-only Period:	24 months	2012 NOI:	$2,771,997
Original Term:	120 months	TTM NOI (as of 10/2013):	$2,503,032
Original Amortization:	360 months	UW Economic Occupancy:	90.9%
Amortization Type:	IO-Balloon	UW Revenues:	$3,984,732
Call Protection:	L(24),Grtr1%orYM(92),O(4)	UW Expenses:	$1,353,112
Lockbox:	CMA	UW NOI(2):	$2,631,620
Additional Debt:	N/A	UW NCF:	$2,498,130
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$40,500,000 / $392
Additional Debt Type:	N/A	Appraisal Date:	10/21/2013

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$238
Taxes:	$129,752	$54,556	N/A	Maturity Date Loan / SF:	$205
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.7%
Replacement Reserves:	$0	$1,290	$30,956	Maturity Date LTV:	52.3%
TI/LC:	$350,000	$8,599	$206,374	UW NCF DSCR:	1.61x
Other:	$100,000	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,600,000	100.0%	Payoff Existing Debt	$23,092,535	93.9%
Return of Equity	597,353	2.4
Upfront Reserves	579,752	2.4
Closing Costs	330,359	1.3
Total Sources	$24,600,000	100.0%	Total Uses	$24,600,000	100.0%
(1)
The Shoppes at English Village was 95.2% occupied as of November 18, 2013. Ann Taylor’s lease expires on January 31, 2014 and it has not given notice of renewal.  The tenant was underwritten as vacant. Excluding Ann Taylor, the occupancy is 90.9%.

(2)	UW NOI is higher than TTM NOI primarily because 2011 and 2012 real estate taxes were retroactively adjusted and accounted for by the borrower in the October 31, 2013 trailing twelve month period.

The Loan. The Shoppes at English Village loan has an outstanding balance of $24.6 million and is secured by a first mortgage on a 103,187 square foot anchored retail center located in North Wales, Pennsylvania. The loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. The sponsor developed the property in 2003 and has a reported cost basis of $27.0 million with approximately $2.4 million in remaining equity. The previously existing debt was securitized in JPMCC 2004-C2.

The Property. The Shoppes at English Village is an approximately 103,187 square foot anchored retail property located at 1460 Bethlehem Pike in North Wales, Pennsylvania. The property was constructed in 2003 and consists of three, one-story buildings on a 13.35 acre site. The property is anchored by Trader Joe’s (11,502 square feet) and Talbots (10,924 square feet). There are 460 parking spaces at the property, resulting in a parking ratio of 4.46 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

The Shoppes at English Village

As of November 18, 2013, The Shoppes at English Village was 95.2% occupied by 23 tenants and has had an average occupancy level of 97.0% over the past eight years. However, Ann Taylor’s lease expires on January 31, 2014 and it has not yet given notice of renewal. The Ann Taylor space was underwritten as vacant. Excluding this tenant, the occupancy is 90.9%. Anchor tenants Trader Joe’s and Talbots make up 21.7% of net rentable area and 20.7% of the underwritten base rent. According to a third party report, as of September 2013, Trader Joe’s had sales of $1,582 per square foot, resulting in an occupancy cost of 2.5%. Other major tenants at the property include Banana Republic, Coldwater Creek, Plow & Hearth as well as two restaurants; Iron Hill Brewery and Harvest Seasonal Grill.

The Market. The Shoppes at English Village is located in North Wales, Pennsylvania, which is approximately 20 miles north of Philadelphia and part of the Philadelphia Metropolitan Statistical Area (the “Philadelphia MSA”). The property is located approximately two miles southeast of Montgomery Mall. Within a one, three and five mile radius of the property, the 2013 estimated average household income is $172,562, $131,602 and $120,477, respectively, with an estimated 2013 population level of 4,618, 48,528 and 150,625, respectively. Retailers within a one mile radius include: Whole Foods, Barnes & Noble, Target and Bed Bath & Beyond. The property is located on the main retail corridor within the city limits of North Wales on Bethlehem Pike.

According to the appraisal, the property is situated in the Montgomery County submarket within the Philadelphia MSA. The Montgomery County submarket contains approximately 11.3 million square feet of retail space and reports an average 10.2% vacancy rate as of the second quarter 2013. The average rental rate for retail space within the Montgomery County submarket is $21.44 per square foot on a net basis. According to the appraisal, there is no new construction in this submarket. The appraisal estimated base rents for tenants at the property in an amount equal to $32.00 for small in-line spaces less than 5,000 square feet and $30.00 for large in-line spaces more than 5,000 square feet. The appraisal identified six competitive properties that range in size from 57,084 to 378,193 square feet maintaining occupancies of 84% to 100%, with an average occupancy of 95%.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Trader Joe’s	N/A / N/A / N/A	11,502	11.1%	$31.00	$1,582	2.5%	1/31/2019
Talbots	N/A / N/A / N/A	10,924	10.6%	$31.00	$254	15.8%	1/31/2016
Iron Hill Brewery	N/A / N/A / N/A	9,000	8.7%	$27.75	$469	7.9%	11/30/2018
Banana Republic	Baa3 / BBB- / BBB-	7,006	6.8%	$28.33	$411	9.1%	8/31/2014
Coldwater Creek	N/A / N/A / N/A	5,522	5.4%	$43.45	$269	19.6%	1/31/2019
Plow & Hearth	N/A / N/A / N/A	5,042	4.9%	$28.50	$194	19.4%	11/30/2021
Harvest Seasonal Grill	N/A / N/A / N/A	4,972	4.8%	$39.00	N/A	N/A	8/30/2023
Jos. A. Bank	N/A / N/A / N/A	4,500	4.4%	$30.00	$742	5.3%	1/31/2019
Leisure Fitness	N/A / N/A / N/A	4,053	3.9%	$32.00	N/A	N/A	9/30/2018
J. Jill	N/A / N/A / N/A	3,500	3.4%	$39.00	$360	13.4%	1/31/2014
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF represent sales for the trailing twelve-month period ending June 30, 2013, for all tenants. Sales PSF and Occupancy Costs for Trader Joe’s were based on 2013 third party estimates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

The Shoppes at English Village

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,744,792	$2,789,695	$2,917,475	$2,970,046	$3,054,117	$29.60	70.4%
Vacant Income	0	0	0	0	301,824	2.93	7.0
Percentage Rent	78,823	59,482	63,377	63,533	31,984	0.31	0.7
Gross Potential Rent	$2,823,615	$2,849,176	$2,980,852	$3,033,579	$3,387,926	$32.83	78.1%
Total Reimbursements	556,315	583,074	645,782	1,213,047	949,639	9.20	21.9
Net Rental Income	$3,379,930	$3,432,250	$3,626,634	$4,246,626	$4,337,565	$42.04	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(393,792)	(3.82)	(9.1)
Other Income	38,614	44,821	61,782	40,960	40,960	0.40	0.9
Effective Gross Income	$3,418,544	$3,477,071	$3,688,416	$4,287,585	$3,984,732	$38.62	91.9%

Total Expenses	$935,759	$899,936	$916,418	$1,784,553	$1,353,112	$13.11	34.0%

Net Operating Income(3)	$2,482,784	$2,577,135	$2,771,997	$2,503,032	$2,631,620	$25.50	66.0%

Total TI/LC, Capex/RR	0	0	0	0	133,490	1.29	3.4

Net Cash Flow	$2,482,784	$2,577,135	$2,771,997	$2,503,032	$2,498,130	$24.21	62.7%

Occupancy	97.8%	99.0%	91.4%	90.9%	90.9%
(1)	TTM column represents the trailing twelve-month period ending October 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
UW NOI is higher than TTM NOI primarily because 2011 and 2012 real estate taxes were retroactively adjusted and recorded by the borrower in the October 31, 2013 trailing twelve month period. The adjustment amounted to $484,121.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

The Palms on Westheimer

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,100,000	Title:	Fee
Cut-off Date Principal Balance:	$24,100,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.2%	Net Rentable Area (Units):	798
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	WOP Palms, LLC	Year Built / Renovated:	1974 / 2012
Sponsors:	Michael J. Menzer and White Oak Real Estate Opportunity Fund 2012-1, LP	Occupancy:	92.5%
		Occupancy Date:	9/30/2013
Interest Rate:	4.85000%	Number of Tenants:	N/A
Note Date:	10/4/2013	2011 NOI:	$767,227
Maturity Date:	10/6/2018	2012 NOI:	$1,940,919
Interest-only Period:	18 months	TTM NOI (as of 6/2013)(1):	$2,526,659
Original Term:	60 months	UW Economic Occupancy:	88.9%
Original Amortization:	360 months	UW Revenues:	$5,734,890
Amortization Type:	IO-Balloon	UW Expenses:	$3,334,769
Call Protection:	L(26),Def(30),O(4)	UW NOI:	$2,400,122
Lockbox:	CMA	UW NCF:	$2,200,622
Additional Debt:	N/A	Appraised Value / Per Unit:	$34,350,000 / $43,045
Additional Debt Balance:	N/A	Appraisal Date:	8/26/2013
Additional Debt Type:	N/A

Escrows and Reserves(2)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$30,201
Taxes:	$496,170	$49,617	N/A	Maturity Date Loan / Unit:	$28,579
Insurance:	$64,351	$32,176	N/A	Cut-off Date LTV:	70.2%
Replacement Reserves:	$0	$18,288	N/A	Maturity Date LTV:	66.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.44x
Other(3):	$1,011,750	$0	N/A	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,100,000	68.2%	Purchase Price	$33,100,000	93.7%
Sponsor Equity	11,235,541	31.8	Upfront Reserves	1,572,271	4.4
Closing Costs	663,269	1.9
Total Sources	$35,335,541	100.0%	Total Uses	$35,335,541	100.0%
(1)
The increase in NOI since 2011 has been driven by capital invested in the common areas and the individual units, as well as improved management. These improvements have lead to an increase in occupancy from 75.7% in 2011 to its current occupancy of 92.5% as of September 30, 2013.

(2)
In addition to the Initial and Monthly reserves detailed in the table, upon an event of default or if the DSCR as calculated in the loan documents falls below 1.15x, all excess cash flow on deposit in the cash management account will be held as additional collateral for the loan.

(3)	The Initial Other Reserves represent a deferred maintenance reserve.

The Loan. The Palms on Westheimer loan has an outstanding principal balance of $24.1 million and is secured by a first mortgage lien on a 798-unit, multifamily property located in Houston, Texas. The loan has a five-year term and, subsequent to an 18-month interest-only period, amortizes on a 30-year schedule. The sponsors are White Oak Real Estate Opportunity Fund 2012-1, LP, an affiliated fund of White Oak Partners, and Michael J. Menzer, the founder of White Oak Partners. White Oak Partners is a team of multifamily real estate investment professionals whose leadership team averages over 25 years in the multifamily industry. The professionals at White Oak Partners have acquired, owned, managed and/or participated in the investment of more than $14 billion in multifamily projects, representing over 150,000 apartment units. Additionally, the equity ownership is structured as a joint venture with BRT Realty Trust owning 80% of the joint venture. BRT Realty Trust is a public mortgage REIT traded on the New York Stock Exchange and seeks to invest with partners who have a significant track record and expertise in the market where the asset is located. The borrower’s sponsors reported that a civil complaint has been filed by the FDIC against the borrower’s sponsors and two additional defendants alleging negligence in approving seventeen loans in violation of the loan policy of a bank for which the sponsors worked.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

The Palms on Westheimer

The lawsuit alleges $6,300,000 in damages. The complaint identifies the borrower’s sponsors as having participated in the approval of five loans that allegedly resulted in a combined loss of $3,440,000. In addition the bank did carry directors’ and officers’ liability insurance with a reported claim limit of $3.0 million and the sponsors report liquidity well in excess of the worst case potential judgment. See “Description of the Mortgage Pool—Mortgaged Property Considerations-Litigation Considerations; Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus for additional information.

The Property. Proceeds from the loan along with approximately $11.2 million of equity from the sponsors were used to acquire The Palms on Westheimer, a 798-unit, multifamily property located on approximately 18 acres in Houston, Texas. The property, which consists of 31, three-story, garden style buildings, was built in 1974 and renovated in 2012. The previous owner had completed $3.8 million of capital improvements in 2012, focusing on exterior renovations which included repainting and repairs to building exteriors, parking lot repairs, foundation repairs and resurfacing the pools. The property includes three multilevel parking garages and a leasing office. Common area amenities at the property include a large resort style main pool, four ancillary pools, business center, fitness center, club house, coffee/tea bar, Wi-Fi cyber café, movie cinema, sand volleyball court, outdoor spa, picnic area, gated entrance and laundry facilities. Occupancy as of September 30, 2013 was 92.5% and has increased year-over-year since 2011.

The Market. The property is located within the Galleria submarket and approximately 20 minutes from Houston’s central business district. Galleria consists of a mixture of office, retail, residential and hotel properties and according to the appraisal, it is the 17th largest business center in the United States and is ranked the fourth largest retail complex in the country. The property is approximately two miles west of the Simon owned mall, The Galleria, which is anchored by Neiman Marcus, Nordstrom, Saks Fifth Avenue and Macy’s. According to the appraisal, the city of Houston’s population has increased 24% since 2000, which is five times greater than San Francisco, New York and Boston. Additionally, the Texas unemployment rate has been at or below the national rate for 60 consecutive months.

According to the appraisal, as of August 2013, the submarket included approximately 22,364 units and had a total occupancy of 90.9%. The appraisal identified six competitive properties, built between 1968 and 1978, that range in size from 160 units to 643 units, have a weighted average occupancy of 95.4% and a rent per unit range of $580 to $984.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Unit Size (SF)	Monthly In- place rents
1 Bed / 1 Bath	187	23.4%	172	92.0%	528	$502
1 Bed / 1 Bath	91	11.4	84	92.3%	583	$531
1 Bed / 1 Bath	229	28.7	223	97.4%	672	$557
1 Bed / 1 Bath	106	13.3	93	87.7%	732	$580
2 Bed / 1 Bath	74	9.3	69	93.2%	864	$680
2 Bed / 1 Bath	35	4.4	31	88.6%	954	$702
2 Bed / 2 Bath	50	6.3	44	88.0%	968	$786
2 Bed / 2 Bath	26	3.3	22	84.6%	1,068	$853
Total / Wtd. Avg.	798	100.0%	738	92.5%	698	$584
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2011	2012	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$2,018,512	$4,381,091	$4,996,933	$5,173,932	$6,484	80.2%
Vacant Income	662,717	1,037,500	520,107	492,900	618	7.6
Gross Potential Rent	$2,681,229	$5,418,591	$5,517,040	$5,666,832	$7,101	87.8%
Total Reimbursements	0	0	0	0	0	0.0
Other Income	206,486	645,330	879,799	784,360	$983	12.2
Net Rental Income	$2,887,715	$6,063,921	6,396,839	$6,451,192	$8,084	100.0%
(Vacancy/Credit Loss)	(940,922)	(1,170,818)	(813,223)	(716,302)	(898)	(11.1)
Effective Gross Income	$1,946,793	$4,893,103	$5,583,616	$5,734,890	$7,186	88.9%

Total Expenses	$1,179,566	$2,952,184	$3,056,957	$3,334,769	$4,179	58.1%

Net Operating Income	$767,227	$1,940,919	$2,526,659	$2,400,122	$3,008	41.9%

Total Capex/RR	0	0	0	199,500	250	3.5

Net Cash Flow	$767,227	$1,940,919	$2,526,659	$2,200,622	$2,758	38.4%

Occupancy	75.7%	90.8%	95.9%	88.9%
(1)
TTM column represents the trailing twelve month period ending June 30, 2013. The increase in NOI has been driven by capital invested in the common areas and the individual units, as well as improved management. These improvements have lead to an increase in occupancy from 75.7% in 2011 to its current occupancy of 92.5% as of September 30, 2013.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the September 30, 2013 rent roll annualized.

112 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Dedham Executive Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,000,000	Title:	Fee
Cut-off Date Principal Balance:	$21,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	1.9%	Net Rentable Area (SF):	180,116
Loan Purpose:	Refinance	Location:	Dedham, MA
Borrower:	STJ Dedham Equity Partners, LLC	Year Built / Renovated:	1974 / 2005
Sponsor:	Kambiz Shahbazi	Occupancy:	82.7%
Interest Rate:	4.83600%	Occupancy Date:	10/24/2013
Note Date:	11/21/2013	Number of Tenants:	38
Maturity Date:	12/6/2023	2010 NOI:	$1,213,936
Interest-only Period:	36 months	2011 NOI:	$1,675,592
Original Term:	120 months	2012 NOI:	$1,862,404
Original Amortization:	360 months	TTM NOI (as of 8/2013):	$1,813,693
Amortization Type:	IO-Balloon	UW Economic Occupancy:	83.6%
Call Protection:	L(24),Grtr1%orYM(92),O(4)	UW Revenues:	$3,587,193
Lockbox:	CMA	UW Expenses:	$1,463,226
Additional Debt:	N/A	UW NOI(1):	$2,123,967
Additional Debt Balance:	N/A	UW NCF:	$1,888,190
Additional Debt Type:	N/A	Appraised Value / Per SF:	$30,000,000 / $167
		Appraisal Date:	9/16/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$117
Taxes:	$83,797	$41,899	N/A	Maturity Date Loan / SF:	$103
Insurance:	$0	$0	N/A	Cut-off Date LTV:	70.0%
Replacement Reserves:	$0	$3,903	$187,320	Maturity Date LTV:	61.7%
TI/LC(2):	$1,000,000	Springing	N/A	UW NCF DSCR:	1.42x
Other(3):	$15,000	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,000,000	100.0%	Payoff Existing Debt	$15,145,629	72.1%
			Return of Equity	4,430,276	21.1
			Upfront Reserves	1,098,797	5.2
			Closing Costs	325,297	1.5
Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%
(1)	UW NOI is higher than TTM NOI primarily due to nine leases totaling 27,859 square feet which commenced throughout 2013 and account for approximately $655,000 in annual underwritten rent.
(2)
Upon the first payment date that the TI/LC reserve balance falls below $500,000, the borrower will be required to make monthly deposits into the TI/LC reserve of $10,507. The TI/LC reserve is capped at $500,000.

(3)	Other Initial Escrows and Reserves includes an upfront engineering reserve.

The Loan. The Dedham Executive Center loan has an outstanding balance of $21.0 million and is secured by a first mortgage lien on a 180,116 square foot Class A suburban office located in Dedham, Norfolk County, Massachusetts. The loan has a 10-year term, and subsequent to a 36-month interest-only period, amortizes on a 30-year schedule. The loan’s sponsor and nonrecourse guarantor is Kambiz Shahbazi. The sponsor acquired the property in 2007 and subsequently converted it from a mostly large block tenant profile to a more diverse tenancy. Kambiz Shahbazi is the managing member of the borrower and controls and manages 16 commercial properties comprising approximately 2.7 million square feet of office and mixed use properties in Massachusetts and Connecticut.

The Property. The Dedham Executive Center is a 180,116 square foot suburban office located at 980-990 Washington Street in Dedham, Massachusetts. The property was constructed in 1974 and continually renovated throughout the 1980’s and 1990’s and most recently in 2005 with some additional renovations in 2012. There are 517 parking spaces at the property, resulting in a parking ratio of 2.87 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113 of 118

Structural and Collateral Term Sheet	JPMBB 2013-C17

Dedham Executive Center

As of October 24, 2013, Dedham Executive Center was 82.7% occupied by 38 tenants. The largest tenant at the property, Woodard & Curran, leases 13.4% of the net rentable area through August 2020 and has been a tenant since 2005. Woodard & Curran is an integrated engineering, science and operations company providing services to municipalities, colleges and universities, the real estate community and food and beverage manufacturers. Tenants less than 6,500 square feet represent 66.5% of the occupied space at the property.

The Market. Dedham Executive Center is located in Dedham, Massachusetts, approximately 15 miles southwest of the Boston central business district.  The property is located approximately one half mile from the intersection of Route 1 and Route 128/Interstate 95 along Washington Street. According to the appraisal, the neighborhood is well located in relative proximity to greater Boston and the major thoroughfares providing access to the various points of the region. Additionally, the property is situated in the Route 128 South office submarket, which totals approximately 13.7 million square feet and reports a second quarter 2013 vacancy rate of 21.0%.  The Route 128 South office submarket showed the largest appreciation in rent in the second quarter 2013, rising $0.21 per square foot to $19.34 per square foot.  The appraisal also notes that throughout the region there are significant barriers of entry, most notably the overall lack of land available for development in well located areas.  Over the long term, the appraisal projects continued stability and growth for the submarket due to the recent rent and absorption trends.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Lease Expiration Date
Woodard & Curran	NA / NA / NA	24,076	13.4%	$22.25	8/31/2020
Hawthorne Direct LLC	NA / NA / NA	12,253	6.8%	$22.75	4/30/2015
Hilco	NA / NA / NA	9,015	5.0%	$21.50	1/31/2018
Bank of America	Baa2 / A- / A	8,140	4.5%	$21.00	5/31/2016
Conway Stores	NA / NA / NA	6,302	3.5%	$21.00	3/15/2015
Britt, Crowley & Cummings Planstrong	NA / NA / NA	6,169	3.4%	$23.50	6/30/2018
Dedham Ophthalmic Cons.	NA / NA / NA	5,999	3.3%	$24.00	10/31/2023
Boston Trust Management	NA / NA / NA	5,960	3.3%	$24.00	7/31/2014
Daniel Dennis	NA / NA / NA	5,943	3.3%	$22.57	10/31/2017
The Physical Therapy Network	NA / NA / NA	4,795	2.7%	$24.00	5/7/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,354,178	$2,726,375	$2,887,230	$2,860,652	$3,199,156	$17.76	74.6%
Vacant Income	0	0	0	0	701,145	3.89	16.4
Gross Potential Rent	$2,354,178	$2,726,375	$2,887,230	$2,860,652	$3,900,301	$21.65	91.0%
Total Reimbursements	353,260	298,694	320,228	384,782	361,609	2.01	8.4
Other Income	4,529	8,629	18,977	26,428	26,428	0.15	0.6
Net Rental Income	$2,711,967	$3,033,698	$3,226,435	$3,271,862	$4,288,338	$23.81	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(701,145)	(3.89)	(16.4)
Effective Gross Income	$2,711,967	$3,033,698	$3,226,435	$3,271,862	$3,587,193	$19.92	83.6%

Total Expenses	$1,498,031	$1,358,106	$1,364,031	$1,458,169	$1,463,226	$8.12	40.8%

Net Operating Income	$1,213,936	$1,675,592	$1,862,404	$1,813,693	$2,123,967	$11.79	59.2%

Total TI/LC, Capex/RR	0	0	0	0	235,777	1.31	6.6

Net Cash Flow	$1,213,936	$1,675,592	$1,862,404	$1,813,693	$1,888,190	$10.48	52.6%

Occupancy	73.0%	76.0%	81.0%	82.7%(3)	83.6%
(1)	TTM column represents the trailing twelve-month period ending August 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Occupancy as of October 24, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Wilsontown Shopping Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,000,000	Title:	Fee
Cut-off Date Principal Balance:	$18,954,417	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	1.8%	Net Rentable Area (SF):	230,506
Loan Purpose:	Refinance	Location:	Wyoming, Michigan
Borrower:	Wilsontown II, L.L.C.	Year Built / Renovated:	2000 / N/A
Sponsor:	Morton Finkelstein	Occupancy:	97.5%
Interest Rate:	5.12100%	Occupancy Date:	9/30/2013
Note Date:	11/8/2013	Number of Tenants:	18
Maturity Date:	11/6/2023	2010 NOI:	$2,172,218
Interest-only Period:	None	2011 NOI:	$2,203,137
Original Term:	120 months	2012 NOI:	$2,280,968
Original Amortization:	240 months	TTM NOI (as of 9/2013):	$2,361,593
Amortization Type:	Balloon	UW Economic Occupancy:	94.9%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$3,153,896
Lockbox:	CMA	UW Expenses:	$890,655
Additional Debt:	N/A	UW NOI:	$2,263,241
Additional Debt Balance:	N/A	UW NCF:	$2,017,385
Additional Debt Type:	N/A	Appraised Value / Per SF:	$28,500,000 / $124
		Appraisal Date:	6/14/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$82
Taxes:	$73,000	$19,178	N/A	Maturity Date Loan / SF:	$52
Insurance:	$7,500	$3,707	N/A	Cut-off Date LTV:	66.5%
Replacement Reserves:	$0	$4,802	N/A	Maturity Date LTV:	42.2%
TI/LC:	$0	$15,000	$550,000	UW NCF DSCR:	1.33x
Other(1):	$0	Springing	N/A	UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,000,000	100.0%	Payoff Existing Debt	$18,204,484	95.8%
			Return of Equity	468,711	2.5
			Closing Costs	246,306	1.3
			Upfront Reserves	80,500	0.4
Total Sources	$19,000,000	100.0%	Total Uses	$19,000,000	100.0%
(1)
The borrower must deposit all excess cash into the Best Buy reserve account capped at $1,200,000 upon the earliest to occur of the following: (i) borrower failure to satisfy Best Buy Renewal Criteria, as defined in the loan agreement, on or before the date that is six months prior to the lease expiration, (ii) Best Buy goes dark or ceases operations at the property or (iii) Best Buy becomes insolvent or a debtor in any bankruptcy or insolvency proceeding.

The Loan. The Wilsontown Shopping Center loan has an outstanding balance of approximately $19.0 million and is secured by a first mortgage on a 230,506 square foot anchored retail center located in Wyoming, Michigan. The loan has a 10-year term and amortizes on a 20-year schedule. The sponsor developed the property in 2000 and has a reported cost basis of $22.7 million with approximately $3.7 million in remaining equity.

The Property. The Wilsontown Shopping Center is a 230,506 square foot anchored retail property located at 4830 Wilson Avenue Southwest in Wyoming, Michigan. The improvements were constructed in 2000 and consist of three, one-story buildings on a 59.6-acre site. The property is anchored by Best Buy (45,548 square feet), Bed Bath & Beyond (35,164 square feet), MC Sports (31,108 square Feet), Marshalls (29,678 square feet) and Michaels (23,898 square feet). Additionally, the property is shadow anchored by a Home Depot. There are 1,104 parking spaces at the property, resulting in a parking ratio of 4.79 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Wilsontown Shopping Center

As of September 30, 2013, the Wilsontown Shopping Center was 97.5% occupied by 18 tenants and has had an occupancy level of 95.0% and above over the past ten years. Anchor tenants Best Buy, Bed Bath & Beyond, MC Sports, Marshalls and Michaels make up 71.8% of net rentable area and 66.8% of the underwritten base rent. Other major tenants at the property include Pier 1 Imports, Dress Barn, Pets Plus, Big Boy and Cato. According to a third party report estimate, the shadow anchor Home Depot had sales of approximately $276 per square foot.

The Market. The Wilsontown Shopping Center is located in Wyoming, Michigan, which is approximately 7.5 miles northeast of the Grand Rapids Central Business District. The property is located along the east side of Wilson Avenue and adjacent to Rivertown Crossings Mall, a 1,270,555 square foot super regional mall that is anchored by Macy’s, Kohl’s, Dick’s Sporting Goods, Sears, Younkers and JCPenney. Within a three, seven and 12 mile radius of the property, the 2013 estimated average household income is $60,023, $55,010 and $53,505, respectively, with an estimated 2013 population of 47,105, 226,379 and 530,961, respectively.

According to the appraisal, the property is situated in the Grand Rapids market. The Grand Rapids market contains approximately 17.2 million square feet of retail space and reports an average 8.5% vacancy rate as of the second quarter 2013. The average rental rate for retail space within the Grand Rapids market is $8.93 per square foot on a net basis. According to the appraisal, there is no new construction in this market. The appraisal estimated base rents for tenants at the property in an amount equal to $11.00 for anchor tenants, $13.00 for in-line spaces greater than 3,000 square feet and $18.00 for inline spaces less than 3,000 square feet. The appraisal identified seven competitive properties that range in size from 127,006 to 421,767 square feet maintaining occupancies of 66% to 100%, with an average occupancy of 92%.

Top 10 Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Best Buy	Baa2 / BB / BB-	45,548	19.8%	$11.71	$828	1.7%	1/31/2016
Bed Bath & Beyond	NA / NA / NA	35,164	15.3%	$9.25	$222	5.4%	1/31/2026
MC Sports	NA / NA / NA	31,108	13.5%	$10.91	$119	11.5%	2/29/2016
Marshalls	A3 / A++ / NA	29,678	12.9%	$10.00	$382	3.3%	1/31/2021
Michaels	B3 / B / B-	23,898	10.4%	$10.50	$152	8.7%	2/28/2018
Pier 1 Imports	NA / NA / NA	9,935	4.3%	$15.00	$123	14.4%	2/28/2017
Dress Barn	NA / NA / NA	8,456	3.7%	$13.50	$134	12.1%	12/31/2017
Pets Plus	NA / NA / NA	7,967	3.5%	$16.00	N/A	N/A	12/31/2021
Big Boy	NA / NA / NA	5,504	2.4%	$10.90	$235	5.8%	5/31/2019
Cato	NA / NA / NA	5,032	2.2%	$10.00	$90	14.2%	1/31/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Sales PSF represent sales for the trailing twelve-month period ending December 31, 2012 for all tenants. Sales PSF and Occupancy Costs for Best Buy, Bed Bath & Beyond and Michaels were based on 2013 third party estimates.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,357,159	$2,418,252	$2,457,296	$2,445,905	$2,531,844	$10.98	78.1%
Vacant Income	0	0	0	0	80,658	0.35	2.5
Gross Potential Rent	$2,357,159	$2,418,252	$2,457,296	$2,445,905	$2,612,502	$11.33	80.6%
Total Reimbursements	588,975	583,737	635,134	649,312	630,377	2.73	19.4
Net Rental Income	$2,946,135	$3,001,989	$3,092,430	$3,095,217	$3,242,880	$14.07	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(165,995)	(0.72)	(5.1)
Other Income	60,900	76,977	77,011	62,011	77,011	0.33	2.4
Effective Gross Income	$3,007,035	$3,078,966	$3,169,441	$3,157,228	$3,153,896	$13.68	97.3%

Total Expenses	$834,816	$875,829	$888,473	$795,635	$890,655	$3.86	28.2%

Net Operating Income	$2,172,218	$2,203,137	$2,280,968	$2,361,593	$2,263,240	$9.82	71.8%

Total TI/LC, Capex/RR	0	0	0	0	245,856	1.07	7.8
Net Cash Flow	$2,172,218	$2,203,137	$2,280,968	$2,361,593	$2,017,384	$8.75	64.0%

Occupancy	99.4%	97.7%	99.4%	97.5%	94.9%
(1)	TTM column represents the trailing 12-month period ending September 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C17

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Jonathan Strain Managing Director	jonathan.m.strain@jpmorgan.com	(212) 834-5022

Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Michael Brunner Executive Director	michael.j.brunner@jpmorgan.com	(404) 264-2520

Brad Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Vice President	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
Max Baker Director	max.baker@barclays.com	(212) 526-4223

David Kung Director	david.kung@barclays.com	(212) 528-7374

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780

Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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